U.S. Petroleum Corp


April 26, 1990

Quaker State Corporation
255 Elm Street
Oil City, PA  16301

Attention:  Mr. William C. Helsley

Petrowax PA Inc. ("Buyer") and Quaker State Corporation ("Seller") have entered into the Asset Purchase and Sale Agreement ("Agreement") as of the 30th day of March, 1990. Buyer and Seller further agree as follows:

    As of the Closing Date, Seller shall sell to Buyer all finished paraffin and microcrystalline wax and unfiltered microcrystalline wax inventories at the Facilities, other than the microcrystalline wax designated by Seller as having been sold to an overseas account (the "Overseas Micro"), at a price which is equal to eighty percent (80%) of the price realized by Buyer pursuant to its sale of such inventories.

    Buyer shall pay Seller amounts owing hereunder within fifteen (15) days of Buyer's receipt of payment for the sale of such inventories, but in any event Buyer shall have sold and paid for all paraffin inventories purchased hereunder within 90 days of the Closing Date, and all microcrystalline inventories purchased hereunder within 180 days of the Closing Date.

    On or before the Closing Date Seller shall notify Buyer if an overseas sale can be made for 5000 barrels of microcrystalline wax. Buyer shall purchase and arrange sale and shipment of the Overseas Micro at Seller's direction and shall pay to Seller within fifteen (15) days of receipt of payment the realized price for the Overseas Micro less $0.01 per pound.

    The capitalized terms have the meaning defined in the Agreement.

If you agree with the foregoing please sign and return one copy of this letter, which will constitute our agreement with respect to the subject matter of this letter.

Very truly yours,

PETROWAX PA INC.

By: /s/ Gene R. Blendermann
    ----------------------------
    Gene R. Blendermann
    President

CONFIRMED AND AGREED
as of the date written above:

QUAKER STATE CORPORATION


By: /s/ W.C. Helsley
    ----------------------------
Title:  Vice President
       -------------------------

                                                                  EXECUTION COPY


                    ----------------------------------------------

                          ASSET PURCHASE AND SALE AGREEMENT

                    ----------------------------------------------

                                     dated as of

                                    March 30, 1990

                                       between

                                  PETROWAX PA INC.,

                                                   the Buyer,

                                         and

                              QUAKER STATE CORPORATION,

                                                   the Seller

                                  TABLE OF CONTENTS
                                                                            Page
                                                                            ----

                                     ARTICLE ONE

                                     DEFINITIONS

SECTION  1.1  Compliance Costs . . . . . . . . . . . . . . . . .              1
         1.2  Compliance Work. . . . . . . . . . . . . . . . . .              1
         1.3  Disposal . . . . . . . . . . . . . . . . . . . . .              2
         1.4  Environmental Laws . . . . . . . . . . . . . . . .              2
         1.5  Facilities . . . . . . . . . . . . . . . . . . . .              2
         1.6  Financial Responsibility . . . . . . . . . . . . .              2
         1.7  Hazardous Materials. . . . . . . . . . . . . . . .              2
         1.8  Hazardous Wastes . . . . . . . . . . . . . . . . .              3
         1.9  Maintenance Costs. . . . . . . . . . . . . . . . .              3
         1.10 Maintenance Work . . . . . . . . . . . . . . . . .              3
         1.11 Regulatory Authorities . . . . . . . . . . . . . .              3
         1.12 Remedial Costs . . . . . . . . . . . . . . . . . .              3
         1.13 Remedial Work. . . . . . . . . . . . . . . . . . .              3


                                     ARTICLE TWO

                         PURCHASE OF FACILITIES BY THE BUYER

SECTION  2.1  Purchase of Facilities . . . . . . . . . . . . . .              4


                                    ARTICLE THREE

                       ASSETS ACQUIRED AND LIABILITIES ASSUMED

SECTION  3.1  Assets . . . . . . . . . . . . . . . . . . . . . .              4
         3.2  The Coleville Station ............ . . . . . . . .              6
         3.3  Excluded Assets; Other Liabilities . . . . . . . .              9
         3.4  Assumption of Certain Liabilities
              and Obligations. . . . . . . . . . . . . . . . . .             10



                                     ARTICLE FOUR

                              PAYMENT OF PURCHASE PRICE

SECTION  4.1  Purchase Price . . . . . . . . . . . . . . . . . .             10
         4.2  Method of Payment. . . . . . . . . . . . . . . . .             10
         4.3  Payment in Respect of Certain Inventories  . . . .             11

                                     ARTICLE FIVE

                                     THE CLOSING

SECTION  5.1  Closing  . . . . . . . . . . . . . . . . . . . . .             13
         5.2  Effectiveness of Transactions  . . . . . . . . . .             13
         5.3  Deliveries by the Seller at Closing. . . . . . . .             13
         5.4  Deliveries by the Buyer at Closing . . . . . . . .             15
         5.5  Joint Deliveries by the Buyer and
              the Seller at the Closing. . . . . . . . . . . . .             15


                                     ARTICLE SIX

                     REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION  6.1  Organization . . . . . . . . . . . . . . . . . . .             16
         6.2  Authorization of Agreement . . . . . . . . . . . .             16
         6.3  Compliance with Charter and Other
              Instruments. . . . . . . . . . . . . . . . . . . .             16
         6.4  Compliance with Laws . . . . . . . . . . . . . . .             17
         6.5  Real Property. . . . . . . . . . . . . . . . . . .             17
         6.6  Personal Property. . . . . . . . . . . . . . . . .             18
         6.7  Validity of Leases and Contracts . . . . . . . . .             18
         6.8  Permits and Licenses . . . . . . . . . . . . . . .             18
         6.9  Litigation . . . . . . . . . . . . . . . . . . . .             19
         6.10 Insurance Policies . . . . . . . . . . . . . . . .             19
         6.11 Labor and Employment Matters . . . . . . . . . . .             19
         6.12 No Brokers . . . . . . . . . . . . . . . . . . . .             20
         6.13 Disclosure . . . . . . . . . . . . . . . . . . . .             20


                                    ARTICLE SEVEN

                     REPRESENTATIONS AND WARRANTIES OF THE BUYER

SECTION  7.1  Organization . . . . . . . . . . . . . . . . . . .             20
         7.2  Authorization of Agreement . . . . . . . . . . . .             20
         7.3  Compliance with Charter and Other Instruments. . .             21
         7.4  Consents and Approvals . . . . . . . . . . . . . .             21
         7.5  Disclaimer of Additional and
              Implied Warranties . . . . . . . . . . . . . . . .             21
         7.6  No Brokers . . . . . . . . . . . . . . . . . . . .             22

                                    ARTICLE EIGHT

                                      COVENANTS


SECTION  8.1  Conduct of Business Pending Closing. . . . . . . .             22
         8.2  Access to Records. . . . . . . . . . . . . . . . .             23
         8.3  Government Consents. . . . . . . . . . . . . . . .             25
         8.4  Non-Government Consents. . . . . . . . . . . . . .             25
         8.5  Taxes and Recording Charges. . . . . . . . . . . .             25
         8.6  Non-Disclosure of
              Confidential Information . . . . . . . . . . . . .             26
         8.7  Further Assurances; Cooperation. . . . . . . . . .             26
         8.8  Finished Goods . . . . . . . . . . . . . . . . . .             27
         8.9  Terminal Arrangements. . . . . . . . . . . . . . .             27
         8.10 Contacts with Customers. . . . . . . . . . . . . .             28
         8.11 Satisfaction of Employee Obligations . . . . . . .             28
         8.12 Distributions to Employees by the Seller . . . . .             28
         8.13 Title and Survey Review. . . . . . . . . . . . . .             28


                                     ARTICLE NINE

                                   INDEMNIFICATION

SECTION  9.1  Survival of Representations,
              Warranties and Covenants . . . . . . . . . . . . .             29
         9.2  Agreement to Indemnify;
              Minimum Obligation . . . . . . . . . . . . . . . .             29
         9.3  Notice of Asserted Liability . . . . . . . . . . .             30
         9.4  Time Limitation. . . . . . . . . . . . . . . . . .             30
         9.5  Opportunity to Defend. . . . . . . . . . . . . . .             30


                                     ARTICLE TEN

                                ENVIRONMENTAL MATTERS

Section  10.1 Covenants of the Seller. . . . . . . . . . . . . .             31
         10.2 Covenants of the Buyer . . . . . . . . . . . . . .             33
         10.3 Certain Understandings Regarding
              Removal and Disposal of Hazardous
              Wastes After Closing . . . . . . . . . . . . . . .             36
         10.4 Indemnification for
              Environmental Matters. . . . . . . . . . . . . . .             36
         10.5 Sole and Exclusive Remedy. . . . . . . . . . . . .             42
         10.6 Certain Understandings with
              Respect to Pre-existing
              Insurance Policies . . . . . . . . . . . . . . . .             43

                                    ARTICLE ELEVEN

                                CONDITIONS OF CLOSING

SECTION  11.1 Conditions to Obligations of Buyer . . . . . . . .             44
         11.2 Conditions to Obligations of the Seller. . . . . .             45


                                    ARTICLE TWELVE

                                    MISCELLANEOUS

SECTION  12.1  Notices . . . . . . . . . . . . . . . . . . . . .             46
         12.2  Headings. . . . . . . . . . . . . . . . . . . . .             47
         12.3  Entire Agreement; Amendment . . . . . . . . . . .             47
         12.4  Assignment. . . . . . . . . . . . . . . . . . . .             47
         12.5  No Waiver . . . . . . . . . . . . . . . . . . . .             48
         12.6  Risk of Loss. . . . . . . . . . . . . . . . . . .             48
         12.7  Press Releases. . . . . . . . . . . . . . . . . .             48
         12.8  Bulk Sales Law. . . . . . . . . . . . . . . . . .             49
         12.9  Severability  . . . . . . . . . . . . . . . . . .             49
         12.10 Third Party Beneficiaries . . . . . . . . . . . .             49
         12.11 Governing Law . . . . . . . . . . . . . . . . . .             49
         12.12 Counterparts. . . . . . . . . . . . . . . . . . .             49

                                       EXHIBITS

Exhibit A     Form of $10,000,000 Subordinated Note
Exhibit B     Form of Gas Purchase Agreement
Exhibit C     Form of Slack Wax and Petrolatum Purchase
              Agreement
Exhibit D     Form of Crude Oil Purchase and Sale
              Agreement
Exhibit E     Form of Environmental Notes
Exhibit F     Legal Opinion of Quaker State Corporation
Exhibit G     Legal Opinion of Gibson, Dunn & Crutcher

                                      SCHEDULES

Schedule 1.13           Remedial Work

Schedule 3.1(a)(i)      McKean Plant Real Property

Schedule 3.1(a)(ii)     McKean Easements, Right of Way
                        and Rail Crossing Agreements

Schedule 3.1(a)(iii)    McKean Contracts and Lease Agreements

Schedule 3.1(a)(vi)     McKean Vehicles

Schedule 3.1(a)(vii)    McKean Permits, Licenses,
                        Certificates of Occupancy and
                        Registrations

Schedule 3.1(b)(i)      Emlenton Wax Plant Real Property

Schedule 3.1(b)(ii)     Emlenton Easements, Rights of
                        Way and Rail Crossing Agreements

Schedule 3.1(b)(iii)    Emlenton Contracts and Lease Agreements

Schedule 3.1(b)(vi)     Emlenton Vehicles

Schedule 3.1(b)(vii)    Emlenton Permits, Licenses,
                        Certificates of Occupancy and
                        Registrations

Schedule 3.2(a)         Coleville Station Assets

Schedule 3.3(a)(i)      Product Equivalencies and Brand
                        Names to be Used for One Year

Schedule 3.3(a)(ii)     Product Equivalencies and Brand
                        Names to be Used for the Term
                        of the Crude Oil Purchase and
                        Sale Agreement

Schedule 3.3(c)         Customer Assets at the Facilities

Schedule 3.3(f)         Computers and Data Processing Equipment

Schedule 3.3(g)         Type of Products in Inventory

Schedule 3.4            Assumed Liabilities

Schedule 4.3(d)(i)      Fully Allocated February 1990
                        Processing Costs

Schedule 6.3            Encumbrances

Schedule 6.4            Compliance with Laws

Schedule 6.5(a)         Permitted Exceptions

Schedule 6.5(b)         Title Exceptions to be Removed
                        Prior to Closing

Schedule 6.6(a)         Encumbrances and Third Party
                        Rights and Interests in
                        Personal Property

Schedule 6.6(b)         Personal Property Constituting
                        Processing Units and Systems at
                        the Facilities

Schedule 6.8            Permits, Licenses, Approvals,
                        Consents, Franchises and
                        Authorizations Associated with
                        the Facilities

Schedule 6.9            Litigation

Schedule 6.10           Insurance Policies

Schedule 6.11           Labor and Employment Matters

Schedule 7.3            Conflicts and Consents

Schedule 8.8            Third Party Handling Charges



4755P

                          ASSET PURCHASE AND SALE AGREEMENT

         This Asset Purchase and Sale Agreement (the "Agreement") is made and entered into as of the 30th day of March, 1990, by and between PETROWAX PA INC., a Delaware corporation (the "Buyer"), and QUAKER STATE CORPORATION, a Delaware corporation (the "Seller").

                                 W I T N E S S E T H

         WHEREAS, the Seller desires to sell the Seller's manufacturing facilities known as the Emlenton Wax Plant located at Emlenton, Pennsylvania, and the McKean Plant located at Farmer's Valley, Pennsylvania, and certain related assets and the Buyer desires to purchase and accept the same.

         NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

         The following words and phrases, as used throughout this Agreement, shall have the respective meanings set forth below. Other terms not defined in this Article I shall have the respective meanings given to such terms elsewhere in this Agreement.

         1.1 Compliance Costs: The term "Compliance Costs" shall mean any and all funds or payments expended by the Buyer or the Seller in order to conduct Compliance Work. Compliance Costs shall include any civil penalties arising from violations of the Environmental Laws.

         1.2 Compliance Work: The term "Compliance Work" shall mean any work which is required by or conducted as a result of violations of the Environmental Laws. Compliance Work shall consist of bringing the Facilities into compliance with existing regulatory programs in effect on the Closing Date and permits issued thereunder the violation of which would subject the owner/operator to statutory civil penalties. Remedial Work shall not be considered Compliance Work for purposes of this

Agreement. Moreover, in no event shall replacement of or repair of the Facilities' sewer systems be considered Compliance Work.

        1.3 Disposal: The term "Disposal" shall mean the discharge, deposit, injection, dumping, spilling, leaking, placing or releasing, active or passive, of any Hazardous Material into or on any air, land or water so that such Hazardous Material or any constituent thereof may enter the environment or be emitted into the air or discharged into any waters, including groundwaters, and any grammatical variation thereof shall have the correlative meaning.

         1.4 Environmental Laws: The term "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") (42 U.S.C. Section 9601, et seq.), the Resource Conservation and Recovery Act, as amended ("RCRA") (42 U.S.C. Section 6901, et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f, et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), all as amended or supplemented and any analogous state or local statutes and the regulations adopted pursuant thereto.

        1.5 Facilities: The term "Facilities" shall mean the land being conveyed hereunder and structures, other appurtenances and improvements on the land, comprising the production plants owned and operated by the Seller in Emlenton, Pennsylvania and Farmer's Valley, Pennsylvania prior to execution of this Agreement.

        1.6 Financial Responsibility: The term "Financial Responsibility" shall mean the requirement to establish one or more of the mechanisms for demonstrating the availability of funds to close and/or otherwise manage any unit or facility regulated by 25 Pa. Code 75.301 et seq. or 40 C.F.R. Parts 264 and 265 and to provide liability coverage for bodily injury and property damage to third parties arising from the use of such unit or facility.

        1.7  Hazardous Materials:  The term "Hazardous Materials" shall mean
(1) Hazardous Substances as defined in Section 101 of CERCLA; (2) petroleum, petroleum products and petroleum wastes; (3) Pollutants or Contaminants as defined in
Section 101 of CERCLA, and (4) Hazardous Wastes.

         1.8 Hazardous Wastes: The term "Hazardous Wastes" shall mean hazardous wastes as such term is defined in 40 C.F.R. Part 261.3, as amended.

         1.9 Maintenance Costs: The term "Maintenance Costs" shall mean any and all funds or payments expended for Maintenance Work.

         1.10 Maintenance Work: The term "Maintenance Work" shall mean any work performed to correct wear or to maintain the Facilities in operational condition, including, but not limited to, the replacement or repair of process equipment, structural components (e.g., plant sewer system), removal and Disposal of asbestos, and emptying and cleaning of process, treatment and storage containers, such as tanks and roll-off boxes.

         1.11 Regulatory Authorities: The term "Regulatory Authorities" shall mean the United States, the U.S. Environmental Protection Agency, the Commonwealth of Pennsylvania, the Pennsylvania Department of Environmental Resources or any political subdivision with authority to enforce the Environmental Laws.

         1.12 Remedial Costs: The term "Remedial Costs" shall mean any and all funds or payments reasonably expended by the Buyer or the Seller in order to conduct Remedial Work.

         1.13 Remedial Work: The term "Remedial Work" shall mean any work performed by the Buyer or the Seller pursuant to, in accordance with, and only to the extent required by any law, statute, rule, regulation, ordinance, directive or other similar provision established by applicable law, including, without limitation, Environmental Laws, in order to investigate, evaluate, treat and/or clean up any Hazardous Materials Disposed of, discharged or released at the Facilities as of the Closing Date (as hereinafter defined). For purposes of this Agreement, Remedial Work shall include, but not be limited to, response or remedial actions under CERCLA, the Pennsylvania Hazardous Sites Cleanup Act and sections 3004(u), 3008(h) and 7003 of RCRA. Remedial Work shall also include any such work, response or remedial actions required to allow the Buyer to make use of, modify, expand or add to the operations at the Facilities consistent with their current use. Any actions taken as a result of the environmental site conditions identified in Schedule 1.13 hereto shall also constitute Remedial Work. In no event shall replacement of or repair of the Facilities' sewer systems be considered Remedial Work.


                                      ARTICLE II

                         PURCHASE OF FACILITIES BY THE BUYER

        2.1 PURCHASE OF FACILITIES. Subject to the terms and conditions herein contained, the Buyer agrees to purchase from the Seller and the Seller agrees to transfer, sell, assign and convey to the Buyer the Facilities and the property, real and personal, tangible and intangible, associated therewith as more fully specified in Section 3.1 hereof (the "Assets").


                                     ARTICLE III

                       ASSETS ACQUIRED AND LIABILITIES ASSUMED

        3.1 ASSETS. The Assets to be transferred hereunder shall consist of all items of property, plant, pipeline and equipment of the Seller used in connection with the operation of the Facilities as the same shall exist on the Closing Date, including without limitation:

         (a)  McKean Plant Assets:

               i. That certain real property located in McKean County, Pennsylvania, commonly known as the McKean Plant and more particularly described in Schedule 3.1(a)(i), together with all appurtenances thereto and all buildings, railroad sidings, bridges, water wells, and other improvements located thereon.

              ii. All of the Seller's rights under all easements, rights of way and rail crossing agreements listed on Schedule 3.1(a)(ii) hereto.

             iii. All of the Seller's rights under those lease agreements and other contracts listed on Schedule 3.1(a)(iii) hereto.

              iv. All equipment and fixtures associated with and located at the McKean Plant, including but not limited to all tanks both above and below ground, pumps, piping, conveyors, furnaces, process units, loading facilities, tools, laboratory equipment and office furniture and equipment.

               v. The inventory of materials and supplies and work in process located at the McKean Plant as of the time of Closing (as hereinafter defined).

              vi. All of the vehicles set forth on Schedule 3.1(a)(vi) hereto.

             vii. All of the Seller's rights under those permits, licenses, certificates of occupancy and registrations related to the ownership and operation of the McKean Plant, including but not limited to those listed on Schedule 3.1(a)(vii) hereto.

            viii. All of the Seller's records pertaining to the sale of any and all goods (excluding finished motor oils) manufactured at or shipped from the McKean Plant, since January 1, 1985, including without limitation customer lists, invoices, names of carriers used and payment histories.

(b)  Emlenton Wax Plant Assets:

               i. That certain real property located in Venango County, Pennsylvania, commonly known as the Emlenton Wax Plant and more particularly described in Schedule 3.1(b)(i), together with all appurtenances thereto and all buildings, railroad sidings, bridges, water wells, and other improvements located thereon.

              ii. All of the Seller's rights under all easements, rights of way and rail crossing agreements listed on Schedule 3.1(b)(ii) hereto.

             iii. All of the Seller's rights under those lease agreements and other contracts listed on Schedule 3.1(b)(iii) hereto.

              iv. All equipment and fixtures associated with and located at the Emlenton Wax Plant, including but not limited to all tanks both above and below ground, pumps, piping, conveyors, furnaces, process units, loading facilities, tools, laboratory equipment and office furniture and equipment.

               v. The inventory of materials and supplies and work in process located at the Emlenton Wax Plant as of the time of Closing.

              vi. All of the vehicles listed on Schedule 3.1(b)(vi) hereto.

             vii. All of the Seller's rights under those permits, licenses, certificates of occupancy and registrations related to the ownership and operation of the Emlenton Wax Plant, including but not limited to those listed on
                   Schedule 3.1(b)(vii) hereto.

            viii. All of the Seller's records pertaining to the sale of any and all goods manufactured at or shipped from the Emlenton Wax Plant, since January 1, 1985, including without limitation customer lists, invoices, names of carriers used and payment histories.

        (c) The right to recover Remedial Costs under any of the Seller's current or previously existing insurance policies pursuant to the provisions of
Section 10.6 hereof.

Notwithstanding anything in this Agreement to the contrary, in no event shall Assets include the Excluded Assets (as hereinafter defined).

          3.2  THE COLEVILLE STATION.

         (a) TRANSFER OF THE COLEVILLE STATION. The Assets to be transferred hereunder shall also include the Seller's crude oil terminal and transportation pipeline running from the Coleville Station located at Coleville, Pennsylvania to and including the McKean Plant, as described on Schedule 3.2(a) attached hereto, whether or not specifically identified herein or therein, together with all appurtenant compressor pumps, suction pumps, all of the Seller's rights under the permits, licenses, certificates of occupancy and registration which relate thereto and loading pumps and other associated equipment, any right-of-way agreements and those parcels of real estate listed on Schedule 3.2(a) (collectively, the "Coleville Station").

     (b) THE COLEVILLE CLOSING. The purchase and sale of the Coleville Station, including the recording of all deeds with respect to the real property associated therewith to be transferred pursuant to this Agreement, shall be consummated at a closing (the "Coleville Closing") to take place at such time and place and on such date as the Buyer and the Seller shall jointly designate. At the Coleville Closing, each party shall deliver to the other party, in form satisfactory to such other party and its counsel, such documents as each party may reasonably require to effectuate the sale, conveyance and assignment of the Coleville Station.

     (c) CONDITIONS TO THE COLEVILLE CLOSING. The obligation of the Buyer to consummate the purchase and sale of the Coleville Station is subject to the fulfillment, or the written waiver by the Buyer, of each of the following conditions:

         (i) Each representation and warranty of the Seller contained in this Agreement or in any certificate or document delivered to the Buyer and applicable to the Coleville Station pursuant to Section 3.2(d) hereof shall be deemed to have been made again on and as of the date of the Coleville Closing and shall then be true and correct in all material respects and, on the date of the Coleville Closing, the Seller shall have delivered to the Buyer a certificate of an authorized officer of the Seller to such effect.

         (ii) The Seller shall have delivered to the Buyer such special warranty deeds, bills of sale, endorsements, assignments, subleases and other good and sufficient instruments of assignment, conveyance and transfer, sufficient to sell, assign, transfer, convey and deliver the Coleville Station to the Buyer in accordance with the terms hereof.

         (iii) All material authorizations, consents, waivers and approvals required under this Agreement and such other authorizations, consents, waivers and approvals as are necessary to sell, assign, transfer, convey and deliver the Coleville Station to the Buyer in accordance with the terms hereof shall have been duly obtained.

         (iv) Delivery to the Buyer by Ticor Title Guarantee Company (the "Title Insurer") of an endorsement to the policy of title insurance issued to the Buyer on the Closing Date adding to such policy the Coleville Station, subject only to those title exceptions which are acceptable to the Buyer in its sole discretion.

         (v) That certain Crude Oil Purchase and Sale Agreement by and between the Buyer and the Seller referred to in Section 5.5(c) hereof shall have been terminated in accordance with its terms.

         (vi) Removal and Disposal by the Seller of the 10,000 gallon underground storage tank and fuel oil pump located at the Coleville Station and compliance with all Environmental Laws governing the Disposal of the tank, pump and, if applicable, any associated contaminated soil and completion of any other Remedial Work and Compliance Work associated therewith.

    (d) EFFECT OF OTHER PROVISIONS. Prior to the consummation of the purchase and sale of the Coleville Station at the Coleville Closing, the provisions of Articles V, VI, VII, VIII, IX, X and XI hereof shall not apply to or be deemed made in respect of the Coleville Station. Upon the occurrence of the Coleville Closing, the provisions of Articles VI, VII, VIII, IX and X hereof shall apply to and be deemed made in respect of the Coleville Station as of the date of the Coleville Closing and the Coleville Station shall be deemed to be included among the Facilities and the Assets for all intents and purposes under this Agreement. The provisions of Section 8.5 hereof shall apply to the Coleville Station, MUTATIS MUTANDIS.

        3.3 EXCLUDED ASSETS: OTHER LIABILITIES. For purposes of this Agreement, the term "Excluded Assets" shall mean the following:

         (a) any right to use, publish or otherwise exploit the name "Quaker State Corporation" or any variation thereof, or any goodwill associated therewith. Notwithstanding the foregoing, the Buyer shall be permitted to make reference to those of the Seller's products listed on Schedule 3.3(a)(i) and Schedule 3.3(a)(ii) attached hereto in the manner described thereon in connection with the packaging, sale and distribution of the Buyer's equivalent products which are manufactured to the same specifications, in the case of those products listed in Schedule 3.3(a)(i), for a period of one year from the Closing Date and, in the case of those products listed on Schedule 3.3(a)(ii), for a period equal to the lesser of one year from the Closing Date or the term (as extended) of the Crude Oil Purchase and Sale Agreement (as defined herein). Furthermore, the Buyer shall have 180 days from the Closing Date to remove all proprietary marks of the Seller that are visible to the public;

         (b) rights under all insurance programs maintained by the Seller for the Facilities except as set forth in Section 10.6;

         (c) all assets located at the Facilities belonging to customers of the Facilities as set forth in Schedule 3.3(c) hereto;

         (d) all machinery and equipment related to the motor oil packaging operation at the McKean Plant, which shall be removed from the Facilities by the Seller prior to the Closing;

         (e)  all accounts receivable;

         (f) all computer and data processing equipment located at the Facilities dedicated solely to the Seller's computer operations outside of the Facilities as set forth in Schedule 3.3(f) attached hereto;

         (g) the finished motor oils, finished waxes, fuel oils, gasoline and other finished products identified on Schedule 3.3(g) that are in inventory at the Facilities at the time of the Closing;

         (h) all original personnel records and related files at the Facilities, other than those related to current employees as of the date of the Closing; and

         (i)  general ledgers, Hazardous Waste manifests and employee x-rays.

         3.4  ASSUMPTION OF CERTAIN LIABILITIES AND OBLIGATIONS.

         (a) On the Closing Date, the Buyer shall assume and agree to pay, perform and discharge all obligations and liabilities of the Seller arising under the executory agreements set forth in Schedule 3.4 hereto (collectively, the "Assumed Liabilities"). The Buyer agrees to indemnify, defend and hold harmless the Seller in respect of all Assumed Liabilities the corresponding economic benefits of which have been effectively transferred to the Buyer, pursuant to and to the extent provided for in
    Article IX hereof. The Buyer shall have no obligation to indemnify, defend or hold harmless the Seller in respect of any other Assumed Liabilities.

         (b) Except as set forth in subsection (a) above and Section 10.4(c), the Buyer shall not assume or agree to perform any of the obligations, contracts or liabilities of the Seller relating to the Facilities, the Assets, the current employees at the Facilities or otherwise. The Seller agrees to indemnify, defend and hold harmless the Buyer in respect of all obligations, contracts or liabilities of the Seller pursuant to and to the extent provided for in Article IX and Section 10.4(b) hereof other than in respect of Assumed Liabilities.


                                      ARTICLE IV

                              PAYMENT OF PURCHASE PRICE

         4.1 PURCHASE PRICE. On the Closing Date, and in consideration of the sale, transfer, assignment and conveyance of the Assets (except for those Assets covered by Section 4.3 below) by the Seller to the Buyer, the Buyer shall pay to the Seller $30,000,000 and shall assume, pay and discharge all of the Assumed Liabilities.

         4.2 METHOD OF PAYMENT. The purchase price set forth in Section 4.1 shall be paid at the Closing and shall be paid by a wire transfer of immediately available funds to such bank account as the Seller shall have designated in writing to the Buyer in the amount of $20,000,000 and by delivery of the Buyer's Subordinated
Note in the principal amount of $10,000,000 and substantially in the form of Exhibit A hereto (the "Note").

         4.3 PAYMENT IN RESPECT OF CERTAIN INVENTORIES. The purchase price payable by the Buyer to the Seller in respect of feedstock inventories of raw crude oil and slack wax and derived and related intermediate wet barrel inventories shall be calculated and paid in accordance with the following provisions:

         (a) The Buyer and the Seller shall jointly cause an inventory of all raw slack wax, raw slack petrolatum, raw crude oil, intermediate derived and related inventories and inventories of finished products as of 7:00 a.m. on the Closing Date to be taken.

         (b) The Buyer shall purchase inventories of raw. slack wax and raw slack petrolatum at the Emlenton Wax Plant at the Seller's actual cost therefor and shall pay for the same WITHIN 45 DAYS after the Closing Date.

         (c) The Buyer shall purchase inventories of raw crude oil at the McKean Plant at a price equal to the current price of raw crude oil then obtaining on the day any such inventories of raw crude oil are drawn from storage facilities for processing by the Buyer and shall pay for the same on the 15th day of the month following the month during which such raw crude oil was drawn from inventory. Inventories of raw crude oil shall be deemed to be drawn from storage at the rate of 500 barrels per day. The Buyer may prepay (in whole or in part) for inventories of raw crude oil purchased hereunder without penalty or premium.

         (d) (i) The Buyer shall purchase intermediate derived and related inventories at the McKean Plant, other than those products known as "Paraffin - In Splits," "450 Slack," and "Other Petrolatum," which have been treated by the MEK processing unit, as of the Closing Date, at prices equal to 90% of the prices of the finished products into which such intermediate inventories will be produced as set forth in the February, 1990 Summary of Sales for the McKean Plant, less fully allocated February,

                        1990 processing costs for each processing unit as set forth in Schedule 4.3(d)(i) through which such intermediate inventories are required to pass in order to complete the production of such inventories to their respective final constituent forms. The Buyer shall purchase the products known as "Paraffin - In Splits," "450 Slack," and "Other Petrolatum" at prices equal to $0.47 per gallon, $0.47 per gallon and $0.50 per gallon, respectively.

              (ii) The Buyer shall purchase all intermediate derived and related inventories, other than those described in paragraph (d)(i) above, at a price equal to 90% of the sum of: (x) $3.50, (y) the average posted price of New York/Pennsylvania Grade Crude for the 30 days preceding the Closing Date, and (z) fully allocated February, 1990 processing costs for each processing unit as set forth in Schedule 4.3(d)(i) through which such intermediate inventories have passed.

              (iii) The Buyer SHALL PAY for all intermediate derived and related inventories with LUBE BASE OILS meeting the SELLER'S FEBRUARY, 1990 specifications therefor. The price of the lube base oils will equal the gross sales price paid to the Seller by third party buyers. THE GROSS SALES PRICE SHALL BE ADJUSTED AS IF SOLD F.O.B. the McKean Plant and shall be increased by the value of any payments made directly to the Buyer by such third party on behalf of the Seller that would otherwise be the responsibility of the Seller pursuant to this
                        Section 4.3(d)(iii) in respect of such lube base oils. ALL LUBE BASE OILS PRODUCED AT THE Facilities shall be CREDITED TO THE SELLER'S account IN RESPECT of the payment for INTERMEDIATE inventories until such time as such intermediate INVENTORIES ARE PAID IN FULL. All lube base oils so credited to the Seller's account shall be delivered to designated storage tanks at the Facilities and the Seller shall pay all applicable third party charges and all costs for storage and handling by the Buyer as well as all costs to remove such lube base oils from the Facilities. Notwithstanding the foregoing, the Buyer may fulfill its obligations under this Section 4.3(d)(iii) by partial or total payments in cash at any time.


                                      ARTICLE V

                                     THE CLOSING

         5.1 CLOSING. The purchase and sale of the Assets, including the recording of all deeds with respect to the McKean and Emlenton Real Property (as hereinafter defined) to be transferred pursuant to this Agreement, shall be consummated at a closing (the "Closing") to take place on such date and at such time as shall be agreed by the Buyer and the Seller (the "Closing Date"), but in no event after April 30, 1990, at the offices of Gibson, Dunn & Crutcher, 200 Park Avenue, New York, New York 10166.

         5.2 EFFECTIVENESS OF TRANSACTIONS. All transactions, deliveries and payments to take place at the Closing shall be deemed to take place simultaneously, and no transaction, delivery of any opinion, certificate, consent or other document, or payment shall be deemed made until all transactions, deliveries and payments at the Closing are completed. All such transactions, deliveries and payments shall be given effect as of the commencement of business on the Closing Date.

         5.3 DELIVERIES BY THE SELLER AT CLOSING. At the Closing, the Seller shall deliver to the Buyer the following, each in form satisfactory to the Buyer and its counsel:

         (a) duly executed bills of sale and/or other instruments of assignment from the Seller to the Buyer covering the personal property to be transferred and conveyed by the Seller to the Buyer hereunder;

         (b) appropriate certificates of title to all vehicles to be conveyed by the Seller to the Buyer, duly endorsed or otherwise executed and in proper form pursuant to Pennsylvania law for reissuance of such certificates in the name of the Buyer free of liens and security interests;

         (c) one or more special warranty deeds conveying the Emlenton Wax Plant and the McKean Plant real property; and one or more assignments duly and validly conveying the leases, license agreements, certificates of occupancy and rights of way (if required to be separately assigned) associated with the Facilities;

         (d)  possession of the Assets;

         (e) all necessary consents from third parties approving the assignment by the Seller in favor of the Buyer of all permits, licenses and registrations associated with the Facilities;

         (f) all consents from third parties necessary to approve the assignment, sublease or the grant of an option by the Seller in favor of the Buyer of all contracts and leases associated with the Facilities;

         (g) the duly executed certificate of the Secretary or an Assistant Secretary of the Seller, dated as of the Closing Date, certifying resolutions duly adopted by the Seller's Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby on the part of the Seller;

         (h) a certificate of the Seller's good standing in the State of Delaware and a certificate of the Seller's qualification to conduct business as a foreign corporation in the Commonwealth of Pennsylvania;

         (i) such other documents as the title insurance company selected by the Buyer may reasonably require to insure title to the real property to be transferred to the Buyer pursuant to this Agreement;

         (j) originals or true and correct copies of all leases, contracts, licenses, books and records, and certified copies of all permits, which are to be transferred and assigned to the Buyer pursuant to this Agreement;

         (k) evidence satisfactory to the Buyer that that certain lease agreement dated July 24, 1989 by and between the Seller and Kimes Petrotech Associates, Inc. has been properly and validly terminated;

         (l) true and correct copies of the reports and information prepared by Duncan Lagnese & Associates (or its successors) regarding the Facilities; and

         (m) all original records, files and reports included among the Excluded Assets pursuant to Sections 3.3(h) and 3.3(i) that the Seller, using its best efforts, is able to provide prior to the Closing; and

         (n) such other documents as the Buyer may reasonably require to effectuate the sale, conveyance and assignment and other transactions herein contemplated to be consummated at or before the Closing.

         5.4 DELIVERIES BY THE BUYER AT CLOSING. At the Closing, the Buyer shall execute and deliver to the Seller the following, each in form satisfactory to the Seller and its counsel:

         (a) a wire transfer of immediately available funds in favor of Seller in the amount specified in Section 4.2;

          (b)  the Note;

         (c) an undertaking executed and delivered for and on behalf of the Buyer, whereby the Buyer assumes and agrees to pay and discharge in due course and perform in full the Assumed Liabilities;

         (d) a certificate of the Buyer's good standing in the State of Delaware and a certificate of the Buyer's qualification to conduct business as a foreign corporation in the Commonwealth of Pennsylvania; and

         (e) such other documents as the Seller may reasonably require to effectuate the sale, conveyance and assignment and other transactions herein contemplated to be consummated at or before the Closing.

         5.5 JOINT DELIVERIES BY THE BUYER AND THE SELLER AT THE CLOSING. At the Closing, the Buyer and the Seller shall execute and deliver to the other the following:

         (a) the Gas Purchase Agreement substantially in the form attached as Exhibit B hereto;

         (b) the Slack Wax and Petrolatum Purchase Agreement substantially in the form attached as Exhibit C hereto; and

         (c) the Crude Oil Purchase and Sale Agreement substantially in the form attached as Exhibit D hereto.

                                      ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Buyer as follows:

         6.1 ORGANIZATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business, including the business of the Facilities as now being conducted.

         6.2 AUTHORIZATION OF AGREEMENT. The Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of the Seller and no other corporate proceedings on the part of the Seller are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding agreement of the Seller, enforceable in accordance with its terms (except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

         6.3 COMPLIANCE WITH CHARTER AND OTHER INSTRUMENTS. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby will not, with or without the giving of notice or the passage of time, (a) violate, in any material respect, any law, ordinance, rule or regulation, or any judgment, writ, injunction or order of any court, arbitrator or governmental, administrative or self-regulatory authority, applicable to the Seller, (b) constitute a violation of or conflict with any provision of the Certificate of Incorporation or By-laws of the Seller, (c) require the consent, approval, permission or other authorization of or waiver by or filing or qualification with any court, arbitrator or governmental, administrative or self-regulatory authority (other than (i) any requisite filings with the Securities and Exchange Commission and related stock exchange filings, and (ii) where the failure to obtain such consent, approval, permission, or to make such notification or qualification would not have a material adverse effect on the Facilities, the Assets or the purchase and sale thereof as contemplated by this Agreement); the Buyer acknowledges that the Seller is relying on the Buyer's representation and warranty set forth in Section 7.4 hereof that no filing is required to be made by or on behalf of the Buyer (or any person or entity that includes the Buyer) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") in connection herewith, or (d) except as set forth in Schedule 6.3 hereto, conflict with, or result in the breach, modification or termination of, require the consent or authorization of or waiver by, or filing with, any other parties to, or result in the creation of any lien, security interest, charge, or encumbrance of any nature whatsoever (collectively, "Encumbrances") upon the Assets under, or constitute a default under, any license, franchise, contract, lease, mortgage, indenture, agreement or other instrument to which the Seller is a party or by which any of the assets or properties of the Seller are bound or from which they derive benefit, the result of which would have a material adverse effect on the Facilities or the Assets.

         6.4 COMPLIANCE WITH LAWS. Except as set forth on Schedule 6.4 hereto, the Seller is in compliance in all material respects with all applicable statutes and regulations relating to the operations of the Facilities (including without limitation all applicable Environmental Laws and zoning and other similar ordinances and regulations) of all governmental authorities having jurisdiction over the operation of the Facilities.

         6.5 REAL PROPERTY. Schedule 3.2(a) hereto includes a complete list of all real property owned by the Seller and used in connection with the Coleville Station (the "Coleville Real Property"). Schedules 3.1(a)(i) and 3.1(b)(i) hereto set forth a true and complete description of the land owned by the Seller at the McKean Plant and Emlenton Wax Plant (which together with all appurtenances thereto and improvements thereon shall be referred to as the "McKean and Emlenton Real Property"). The Seller has good and marketable fee title to all of the Coleville Real Property and to all of the Emlenton and McKean Real Property (together, the "Real Property"), free and clear of all Encumbrances and rights and interests whatsoever of third parties, except (i) the lien of current real property taxes which may be a lien but are not yet due and payable, (ii) the title exceptions (the "Permitted Exceptions") set forth on
Schedule 6.5(a) hereto and the title exceptions set forth on Schedule 6.5(b) here to be removed by the Closing Date set forth on Schedule 6.5(b) hereto.

         6.6 PERSONAL PROPERTY. The Seller has good and marketable fee title to all of the items of machinery, equipment, computer hardware and software, motor vehicles, office furniture, fixtures and similar personal property (the "Personal Property") owned by the Seller and used in connection with the Facilities, free and clear of all Encumbrances and rights and interests whatsoever of third parties, except (i) as disclosed in Schedule 6.6(a) hereto and (ii) the lien of current personal property taxes which may be a lien but are not yet due and payable. Schedule 6.6(b) hereto sets forth a true and complete list of all items of Personal Property which constitute the various processing units and systems used by or at the Facilities.

         6.7 VALIDITY OF LEASES AND CONTRACTS. Schedules 3.1(a)(ii), 3.1(a)(iii), 3.1(b)(ii) and 3.1(b)(iii) hereto set forth a complete list of all leases and subleases, contracts, easements and rights of way (whether written or oral) of or with respect to real or personal property used in connection with the business of the Facilities, all contracts and commitments relating to the Assets or the Facilities assumed in the Assumed Liabilities and all licenses and agreements with railroad companies necessary to assure rail transportation to and from the McKean Plant. Except as disclosed in such Schedules, each lease pursuant to which the Seller leases real or personal property included in the Assets, and each other easement, right of way, contract or commitment of the Seller listed in such Schedules, is to the best knowledge of the Seller valid and enforceable against the Seller and the other parties thereto in accordance with its terms and none of the Seller nor any other party to any such lease, easement, right of way, contract or commitment is in default in any material respect under any provision of any such lease, easement, right of way, contract or commitment. Except as disclosed in such Schedules, none of the Seller nor any other party is in default under any restrictive covenant, license agreement or document recorded against the property which relates to any real or personal property included in the Assets.

         6.8 PERMITS AND LICENSES. Schedule 6.8 hereto sets forth a complete list of each material permit, license, approval, consent, franchise and authorization, including those required under any Environmental Laws, of administrative agencies and other governmental authorities that has been granted to or obtained by the Seller in connection with the conduct of the business of the Facilities and that is in effect on the date hereof. All permits, licenses, approvals, consents, franchises and authorizations required by administrative agencies and the governmental authorities to be obtained by the Seller in connection with the ownership of the Assets and the conduct of the business, including those required under any Environmental Laws, of the Facilities have been obtained and are in effect.

         6.9 LITIGATION. Except as set forth on Schedule 6.9 hereto, there are no actions, notices of violation, suits, proceedings or, to the best knowledge of the Seller, investigations (civil or criminal) pending or threatened against the Seller at law or in equity (including pursuant to any Environmental Law), by or before any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign involving any of the Assets; the Seller is not operating the Facilities under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or governmental department, commission, board, agency or instrumentality, domestic or foreign.

         6.10 INSURANCE POLICIES. Schedule 6.10 attached hereto is a list of all of the insurance policies of the Seller currently in force covering (i) property damage to any Asset and loss of income of the Seller relative to the Facilities by fire or other casualty or (ii) product and other liabilities of the Seller relative to the Facilities against which the Seller is insured.

         6.11  LABOR AND EMPLOYMENT MATTERS.  Except as set forth in Schedule
6.11 attached hereto, there is no (i) collective bargaining agreement or other labor agreement to which the Seller is a party or by which it is bound and affecting any employee of the Facilities; or (ii) employment, profit sharing, deferred compensation, bonus, stock option or purchase, retainer, consulting, retirement, welfare or incentive plan, "employee benefit plan" as defined in
Section 3(3) of ERISA or contract to which the Seller is a party or by which it is bound and affecting any employee of the Facilities. The Seller acknowledges that the Buyer is assuming no liability or obligation with respect to any of the foregoing agreements, plans or arrangements.

    6.12 NO BROKERS. The Seller has not entered into and will not enter into an agreement, arrangement or understanding with any person or firm which will result in the obligation of the Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

    6.13 DISCLOSURE. No representation or warranty made by the Seller in this Agreement and no statement contained in any document, certificate or other writing furnished or to be furnished by the Seller pursuant to the provisions hereof or in connection with the transactions contemplated hereby, including without limitation the Exhibits and Schedules attached hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading.

                                     ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF THE BUYER

    The Buyer represents and warrants to the Seller as follows:

    7.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

    7.2 AUTHORIZATION OF AGREEMENT. The Buyer has full power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Buyer and no other proceedings on the part of the Buyer are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding agreement of the Buyer, enforceable in accordance with its terms (except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

    7.3 COMPLIANCE WITH CHARTER AND OTHER INSTRUMENTS. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the passage of time, (a) violate, in any material respect, any law, ordinance, rule or regulation, or any judgment, writ, injunction or order of any court, arbitrator or governmental, administrative or self-regulatory authority, applicable to the Buyer, (b) constitute a violation of or conflict with any provision of the Certificate of Incorporation or By-laws of the Buyer, (c) require the consent, approval, permission or other authorization of or waiver by or filing or qualification with any court, arbitrator or governmental, administrative or self-regulatory authority (other than where the failure to obtain such consent, approval, permission, or to make such notification or qualification would not have a material adverse effect on the Buyer or the purchase and sale of the Assets as contemplated by this Agreement), or (d) except as set forth in Schedule 7.3 hereto, conflict with, or result in the breach, modification or termination of, require the consent or authorization of or waiver by, or filing with, any other parties to, any license, franchise, contract, lease, mortgage, indenture, agreement or other instrument to which the Buyer is a party or by which any of the assets or properties of the Buyer are bound or from which they derive benefit, the result of which would have a material adverse effect on the Buyer.

    7.4 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person or entity which is required to be made or obtained by the Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has not been so made or obtained. No filing under the HSR Act is required to be made by or on behalf of the Buyer (or any person or entity that includes the Buyer) in connection with the acquisition of the Assets by the Buyer contemplated hereby.

    7.5 DISCLAIMER OF ADDITIONAL AND IMPLIED WARRANTIES. The Buyer acknowledges that the Assets are used and that the Buyer has had the opportunity to inspect the Assets to the extent deemed necessary by the Buyer. The Assets, except as provided in Articles VI and X, are sold AS IS and without any warranty or representation by the Seller as to their condition, operability, efficiency of operation, or suitability for the Buyer's intended use. The Seller specifically DISCLAIMS AND EXCLUDES FROM THIS AGREEMENT THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

    7.6 NO BROKERS. The Buyer has not entered into and will not enter into an agreement, arrangement or understanding with any person or firm which will result in the obligation of the Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                                    ARTICLE VIII

                                      COVENANTS

    8.1 CONDUCT OF BUSINESS PENDING CLOSING. Between the date hereof and the Closing Date, except as otherwise approved in advance in writing by the Buyer, the Seller shall:

         (a) operate the business of the Facilities only in the ordinary course, consistent with past practice;

         (b) maintain all of the Assets in their present repair, order and condition and maintain insurance upon all of the Assets and with respect to the conduct of the business of the Facilities, in amounts and kinds comparable to that in effect on the date hereof;

         (c) not sell or transfer any of the Assets except for sales or transfers made in the ordinary course of business and consistent with past practice;

         (d) maintain the accounts and records related to the Facilities in the ordinary course, consistent with past practice;

         (e) comply with all material laws applicable to the Facilities and to the conduct of the business of the Facilities;

         (f) perform all its material obligations related to the Facilities without fault;

         (g) not transfer or grant any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, servicemarks, brandmarks, brandnames or copyrights or with respect to any know-how included in the Assets;

         (h) refrain from doing any act or from omitting to do any act that will cause a material breach of any lease, contract or commitment listed in Schedules 3.1(a)(ii), 3.1(a)(iii), 3.1(b)(ii) and 3.1(b)(iii) hereto or entering into any agreement to amend, modify, renew or terminate any such lease, contract or commitment except for termination of the lease agreement with Kimes Petrotech Associates, Inc., as provided in Section 5.3(k) hereof;

         (i) not otherwise incur any obligation or liability (fixed or contingent) in respect of the Facilities, except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice and except in connection with this Agreement and the transactions contemplated hereby; and

         (j) notwithstanding clause (c) of this Section 8.1, not enter into any contract or commitment in any way affecting the Assets and involving either a term of more than 30 days or a sum in excess of $100,000.

    8.2  ACCESS TO RECORDS.

         (a) Prior to the Closing Date, designated representatives of the Buyer shall have reasonable access, during normal business hours, to the books and records relating to the business of the Facilities, with the reasonable right to make reproductions of same, and the Seller shall give reasonable cooperation to such representatives of the Buyer with respect thereto, subject to the Seller's right to have a designated officer notified in advance of any prospective access to the Seller's premises; PROVIDED, HOWEVER, that if such access would be disruptive as determined by the Seller to the business of the Facilities or otherwise, it is agreed that the notified designated officer of the Seller may designate an alternative time, which shall be within 48 hours subsequent to the Buyer's requested time, for such access to take place.

         (b) The Buyer agrees, upon reasonable prior written notice and during normal business hours, that it will permit authorized representatives of the Seller to examine, make copies and extracts of, review and, if necessary, obtain originals of the accounts, books and records and other documents transferred to the Buyer and relating to the Assets which cover the period prior to the Closing Date. The Buyer hereby agrees to retain and preserve, and make available to the Seller, all books and records transferred to the Buyer pursuant to this Agreement until the seventh anniversary of the date of this Agreement. Should the Seller temporarily require original records retained by the Buyer during such seven-year period, the same will be made available upon reasonable request. Commencing seven years after the date of this Agreement and until nine years after the date of this Agreement, the Buyer shall give the Seller written notice of intention to dispose of any part of the files and records of the Facilities, specifying the items to be disposed of in reasonable detail. The Seller may, within a period of sixty calendar days from receipt of any such notice, notify the Buyer of the Seller's desire to retain one or more of the items to be disposed of. The Buyer shall, upon receipt of such a notice from the Seller, deliver to the Seller at the Seller's expense the items specified therein.

         (c) The Seller agrees, upon reasonable prior written notice and during normal business hours, that it will permit authorized representatives of the Buyer to examine, make copies and extracts of, review and, if necessary, obtain originals of the accounts, books and records and other documents maintained by the Seller pursuant to Sections 3.3(h) and 3.3(i) hereof and relating to the Assets which cover the period prior to the Closing Date. The Seller hereby agrees to retain and preserve, and make available to the Buyer, all books and records maintained by the Seller pursuant to this Agreement until the seventh anniversary of the date of this Agreement. Should the Buyer temporarily require original records retained by the Seller during such seven-year period, the same will be made available upon reasonable request. Commencing seven years after the date of this Agreement and until nine years after the date of this Agreement, the Seller shall give the Buyer written notice of intention to dispose of any part of the files and records of the Facilities, specifying the items to be disposed of in reasonable detail. The Buyer may, within a period of sixty calendar days from receipt of any such notice, notify the Seller of the Buyer's desire to retain one or more of the items to be disposed of. The Seller shall, upon receipt of such a notice from the Buyer, deliver to the Buyer at the Buyer's expense the items specified therein.

         (d) Within 90 days after the Closing Date, the Seller shall provide the Buyer with true copies of all original records, files and reports included among the Excluded Assets pursuant to Sections 3.3(h) and 3.3(i) that the Seller has not already provided to the Buyer pursuant to Section 5.3(m).

    8.3 GOVERNMENT CONSENTS. The Buyer shall use its best efforts to obtain all licenses, permits and other authorizations from all governmental agencies having jurisdiction over the Facilities that are necessary for the Buyer's operation and occupancy thereof, on or before the Closing Date.

    8.4 NON-GOVERNMENT CONSENTS. Each of the Buyer and the Seller shall use its respective best efforts to obtain, to the extent necessary under any agreements or instruments to which it is a party, appropriate consents in writing to the transactions contemplated by this Agreement and such amendments, assignments or modifications of such documents as may be reasonably required in order that the transactions contemplated hereby will not result in any default or penalty thereunder or termination or adverse modification thereof. Neither the Buyer nor the Seller shall be in default under this Agreement for failure to obtain such consents after using its best efforts to do so.

    8.5 TAXES, RECORDING CHARGES AND PRE-CLOSING EXPENSES. The Buyer and the Seller shall share equally all sales, use, transfer or other taxes due or imposed upon or in connection with the sale of the Assets (other than income taxes) under this Agreement at the time such taxes shall become due and payable; PROVIDED, HOWEVER, that any such taxes due and payable in respect of any vehicles to be conveyed by the Seller to the Buyer pursuant to Sections 3.1(a)(vi) and 3.1(b)(vi) shall be paid by the Buyer. The Buyer shall pay all recording charges and fees with respect to the transfer of the Assets from the Seller to the Buyer. The Seller assumes any and all liabilities for taxes and deficiencies (including without limitation real property taxes) that accrue with respect to the Assets prior to the Closing Date and the Buyer assumes any and all liabilities for taxes and deficiencies (including without limitation real property taxes) that accrue with respect to the Assets from and after the Closing Date. The Buyer and the Seller shall pro rate all real property taxes, rents, license fees, contract charges, utilities and other customarily adjusted expenses incurred in the ordinary course of business at the Facilities that have accrued as of the

Closing Date. The Buyer and the Seller shall reimburse each other for such expenses as soon as practicable after the Closing Date. Notwithstanding the foregoing, neither the Seller nor the Buyer shall receive reimbursement for any fees, charges or expenses incurred in obtaining any registrations, permits or licenses required pursuant to any Environmental Laws.

    8.6 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. The Seller shall not at any time after the date hereof divulge, furnish or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of the Facilities' business (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) and the Seller shall cooperate with the Buyer in preserving such confidential or secret aspects of the Facilities' business; PROVIDED, HOWEVER, that nothing herein shall prohibit the Seller from complying with any order or decree of any court of competent jurisdiction or governmental authority, but the Seller shall give the Buyer timely notice of the receipt of any such order or decree and the foregoing provision shall not apply to any information which is or becomes generally available to the public through no breach of this Agreement.

    8.7 FURTHER ASSURANCES; COOPERATION. Subject to the provision of Article X hereof:

         (a) From time to time at the Buyer's request and without further consideration, the Seller shall (and shall cause its officers, directors, employees, affiliates and agents to) execute and deliver such other instruments of conveyance, transfer and assignment or take such other action as the Buyer may reasonably request more effectively to convey, transfer to and vest in the Buyer and to put the Buyer in possession and operating control of all or any part of the Assets, including, without limitation, cooperating with and assisting the Buyer in the prosecution of any claims and in the implementation of various administrative systems in connection with the operation of the Facilities.

         (b) For a period of three years after the Closing Date, the Seller and the Buyer shall fully cooperate and assist each other in connection with the investigation, prosecution, defense, conduct and settlement of all claims, suits and proceedings, whether arising before or after the Closing Date, involving the Buyer or the Seller, relating to the Assets. Such cooperation and assistance shall include, without limitation, making available for reasonable periods of time during normal business hours the time of those employees whose assistance is reasonably necessary or required in connection with the investigation, prosecution, defense, conduct or settlement of such claims, suits and proceedings; PROVIDED, HOWEVER, that the party requesting such assistance shall reimburse the other for reasonable costs to compensate for time spent by such employees and reasonable out-of-pocket costs and expenses (including without limitation, transportation, meals and lodging expenses incurred by such employees).

    8.8 FINISHED GOODS. All inventories of finished waxes, lube base oils, motor oil, gasoline, diesel fuel, kerosene and mineral seal oil at the Facilities as of the opening of business on the Closing Date shall be and remain the property of the Seller; PROVIDED, HOWEVER, that the Seller may leave such finished goods at the Facilities for a period not to exceed 180 days after the Closing Date. The Seller shall bear the risk of loss of these inventories and shall pay all applicable third party charges, all costs for storage and handling incurred by the Buyer and all costs to remove such goods from the Facilities, all as set forth on Schedule 8.8 hereto. The Buyer shall exercise reasonable care over the Seller's goods stored at the Facilities.

    8.9 TERMINAL ARRANGEMENTS. The Seller agrees that the Buyer may take delivery of orders for raw slack wax and raw slack petrolatum purchased from third party suppliers at the Seller's Congo, West Virginia Refinery (the "Congo Refinery"). The Buyer may store each such delivered order of raw slack wax and raw slack petrolatum at the Seller's Congo Refinery for a period of 90 days from the Closing. The Buyer may not store an aggregate total of more than 10,000 barrels of raw slack wax and raw slack petrolatum at the Congo Refinery at any one time. The Buyer shall bear the risk of loss of such goods and shall pay all applicable third party charges, all costs for storage and handling incurred by the Seller and all costs to remove such goods from the Congo Refinery, all as set forth in Schedule 8.8 attached hereto. The Seller shall exercise reasonable care over the Buyer's goods stored at the Congo Refinery.

    8.10 CONTACTS WITH CUSTOMERS. The Seller agrees to use its reasonable efforts to introduce the Buyer to the lube base oil customers of the Seller and shall, for a period of one month following the Closing Date and at no additional cost to the Buyer, use its best efforts to assist the Buyer in selling all of the lube base oils produced at the Facilities. Notwithstanding the foregoing, the Seller shall be under no obligation hereunder to ensure that the Buyer has an adequate customer base in connection with the Buyer's operation of the Facilities. For a period of one year commencing 31 days after the Closing Date, the Seller shall act as the Buyer's agent for the sale of the Buyer's "125 vis neutral" lube base oil for a fee of $.005 per gallon and shall use its best efforts to assist the Buyer in selling such product so long as the Buyer continues to manufacture such product in accordance with the Seller's February, 1990 specifications therefor.

    8.11 SATISFACTION OF EMPLOYEE OBLIGATIONS. As of the Closing Date, the Seller shall have discharged, paid or satisfied, to the extent due and payable prior to the Closing Date, all obligations through and including the date immediately preceding the Closing Date to the employees of the Seller in connection with the business associated with the Facilities for salaries, wages, accrued vacation pay and all employee benefits, including but not limited to benefits or rights under any pension plan covering such employees. The Buyer shall not assume any liability with respect to such amounts notwithstanding the fact that it may employ after the Closing Date all or substantially all of such employees.

    8.12 DISTRIBUTIONS TO EMPLOYEES BY THE SELLER. The Seller shall not distribute to any employee of the Seller employed at the Facilities amounts attributable to contributions made to the Quaker State Thrift and Stock Purchase Plan if such distribution would adversely affect the qualified status of such plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") or the exempt status of the trust forming part of such plan under
Section 501(a) of the Code.

    8.13 TITLE AND SURVEY REVIEW. The Buyer has ordered from the Title Insurer title reports (the "Title Reports") and surveys (the "Surveys") for the McKean and Emlenton Real Property. If there are any title exceptions with respect to the McKean and Emlenton Real Property other than the Permitted Exceptions set forth on Schedule 6.5(a) hereto which the Seller has not removed by the Closing Date (and the Seller hereby agrees to cure and

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

remove any monetary encumbrances which the Seller has caused or permitted to be placed on the Real Property), then the Buyer shall have the right to terminate this Agreement and neither party shall have any further rights or obligations hereunder. The Buyer shall be conclusively deemed to have waived any title exceptions with respect to the McKean and Emlenton Real Property (including, but not limited to, Permitted Exceptions which remain as of the Closing Date) by consummating the transactions contemplated by this Agreement to occur on the Closing Date.

                                      ARTICLE IX

                                   INDEMNIFICATION

    9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Except as set forth in Article X hereof, all representations, warranties and covenants (including obligations to indemnify hereunder) of the parties made in this Agreement or as provided herein shall survive the Closing Date for a period of four years from the Closing Date; PROVIDED, HOWEVER, that if a valid claim arises hereunder in respect of a representation, warranty or covenant and a notice of such claim is given prior to the expiration of such four-year period, then such representation, warranty or covenant shall not terminate with respect to such claim until indemnification with respect thereto (if any is owing) shall have been made in accordance with the provisions of this Agreement or shall have been judicially determined not to be owing and such determination is final and not appealable; PROVIDED, FURTHER, that a general notice of a reservation of rights shall not be sufficient for purposes of tolling such four-year period. Notwithstanding anything to the contrary herein, the representations and warranties set forth in Section 6.5 hereof shall not survive the Closing Date.

    9.2  AGREEMENT TO INDEMNIFY; MINIMUM OBLIGATION. Except as set forth in
Article X hereof, each party (an "Indemnifying Party") shall indemnify, defend and hold harmless the other party and its directors, officers, employees, affiliates, lenders and other assigns (an "Indemnified Party") from and against and in respect of any and all losses, liabilities, damages, deficiencies, costs or expenses (including, but not limited to, interest, penalties and attorneys' fees and disbursements) (each, a "Loss" and collectively, the "Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement of the Indemnifying Party contained in this Agreement; PROVIDED, HOWEVER, that in the case of any such breach of representation, warranty, covenant or agreement, no such indemnification right shall give rise to a liability of the Indemnifying Party for any individual Loss which is less than $10,000; and PROVIDED, FURTHER, that the Indemnifying Party shall have no obligation to indemnify the Indemnified Party until the aggregate amount of all Losses asserted by the Indemnified Party against the Indemnifying Party shall exceed $100,000.

    9.3 NOTICE OF ASSERTED LIABILITY. Promptly after receipt of notice of any demand, claim or circumstance which, with or without the lapse of time, would give rise to a claim or the commencement of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnified Party shall give notice thereof (the "Claims Notice") to the Indemnifying Party. The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party.

    9.4 TIME LIMITATION. The Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to any Loss or Asserted Liability unless the Indemnified Party delivers to the Indemnifying Party a Claims Notice with respect thereto within four years following the Closing Date. No general or generic Claims Notice shall be sufficient to toll the above time limitation.

    9.5 OPPORTUNITY TO DEFEND. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel if approved by the Indemnified Party (such approval not to be unreasonably withheld), any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days of the Claims Notice (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnified Party of its intent to do so, and. the Indemnified Party shall cooperate, as requested by and at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability and the parties agree to give each other full access to all information relevant thereto and reasonable access to each other's employees during normal business hours, upon reasonable notice. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnified Party may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other; PROVIDED, HOWEVER, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liabilities.

                                      ARTICLE X

                                ENVIRONMENTAL MATTERS

    10.1  COVENANTS OF THE SELLER.

         (a) The Seller shall cooperate with and assist the Buyer, as required, in the transfer or issuance of all permits and licenses required by the Environmental Laws for the operation of the Facilities.

         (b) The Seller shall provide the Buyer with copies of all notices and information relating to the Facilities provided to federal, state or local governmental agencies pursuant to Title III of the Superfund Amendments and Reauthorization Act (42 U.S.C. SECTION 11101, ET SEQ.).

         (c) The Seller shall initiate prior to Closing and thereafter complete as soon as practicable closure of all current "Interim Status" Hazardous Waste treatment, storage and Disposal facilities which are part of the Assets, including but not limited to,

              (i) withdrawal of all RCRA Part B permit applications,

              (ii) removal from the Facilities and Disposal of any Hazardous Wastes being stored at the time of Closing,

              (iii) closure of all drum storage facilities, and

              (iv) obtaining and maintaining all related Financial Responsibility associated with closure and post-closure of the foregoing.

         (d) The Seller agrees to undertake all Remedial Work as requested by Buyer subject to the provisions of Section 10.4 hereof.

              (e) The Seller agrees to provide reasonable notice to the Buyer of:

                   (i)   its intention to undertake any Remedial Work;

                   (ii) any Remedial Work which might result in any interference to or disturbance of the Buyer's business;

                   (iii) any meetings with Regulatory Authorities concerning
                         Remedial Work at the Facilities; and

                   (iv) any information that a Regulatory Authority or other third party is considering or intends to bring any claim or cause of action against the Buyer and/or the Seller including, but not limited to, administrative or judicial enforcement actions pursuant to any Environmental Law, any citizen suit pursuant to any Environmental Law or any common law claim alleging a violation of Environmental Laws or Disposal of Hazardous Materials before the Closing Date.

         (f) The Seller agrees to provide the Buyer with copies of all reports, data, writings or other communications which directly concern the Remedial Work, except any document which is covered by the attorney-client privilege or constitutes attorney work product protected by the federal or state rules of civil procedure, the disclosure of which would materially adversely affect the Seller's interests solely with respect to third parties.

         (g) The Seller agrees that the Buyer shall have the opportunity to observe all Remedial Work at the Facilities and, at its own expense, to obtain splits of any samples taken by the Seller during the conduct of the Remedial Work, provided, however, that the performance of Remedial Work by the Seller shall not be delayed due to the Buyer's unavailability.

         (h) The Seller agrees to use only those engineering and consulting firms to perform Remedial Work that have been approved by the Buyer, such approval not to be unreasonably withheld. The Seller agrees that all engineering and consulting firms engaged by the Seller to perform Remedial Work shall have in full force and effect policies of insurance insuring against such damages, losses and costs and in such amounts as are standard in the industry.

         (i) The Seller shall use its best efforts to minimize disruption of the Buyer's operations while performing any Remedial Work at the Facilities.

         (j) The Seller shall comply with all applicable Environmental Laws in conducting any Remedial Work at the Facilities.

         (k) The Seller shall provide the Buyer with true copies of all documents relating to the Policies (as that term is defined in Section 10.6 hereof) within 10 days after the Seller first gives or receives any notice from the Buyer pursuant to the terms of this Article X.

    10.2  COVENANTS OF THE BUYER.

         (a) The Buyer shall use its best efforts to effectuate the transfer or reissuance, as the case may be, of all permits and licenses required by the Environmental Laws for the operation of the Facilities.

         (b) The Buyer shall provide the Seller with copies of all notices and information relating to the Facilities provided to federal, state or local government agencies pursuant to Title III of the Superfund Amendments and Reauthorization Act (42 U.S.C. Section 1101, et seq.).

         (c) The Buyer shall conduct all management and Disposal of Hazardous Materials generated by the Buyer during manufacturing and refining processes at the Facilities after the Closing Date in accordance with Environmental Laws.

         (d) Except as set forth in Section 10.3 hereof, the Buyer shall be responsible for all Maintenance Work after the Closing Date.

         (e) The Buyer agrees to use only those engineering and consulting firms to perform Remedial Work that have been approved by the Seller, such approval not to be unreasonably withheld.

         (f) The Buyer agrees to provide the Seller with copies of all reports, data, writings or other communications which directly concern the Remedial Work except any document which is covered by the attorney-client privilege or constitutes attorney work product protected by the federal or state rules of civil procedure, the disclosure of which would materially adversely affect the Buyer's interests solely with respect to third parties.

         (g) The Buyer agrees that the Seller shall have the opportunity to observe all Remedial Work at the Facilities and, at its own expense, to obtain splits of any samples taken by the Buyer during conduct of the Remedial Work, provided, however, that the performance of Remedial Work by the Buyer shall not be delayed due to the Seller's unavailability.

         (h)  The Buyer agrees to provide reasonable notice to the Seller of:

              (i)  its intention to undertake any Remedial Work;

             (ii) any meetings with Regulatory Authorities concerning Remedial Work at the Facilities;

            (iii) any information that a Regulatory Authority or other third party is considering or intends to bring any claim or cause of action against the Buyer and/or the Seller including, but not limited to, administrative or judicial enforcement actions pursuant to any Environmental Law, any citizen suit pursuant to any Environmental Law or any common law claim alleging a violation of Environmental Laws or disposal of Hazardous Materials before the Closing Date;

             (iv) the release of a Hazardous Material which must be reported by the Buyer, its employees or agents to federal, state or local authorities pursuant to any Environmental Laws and the release of petroleum or petroleum products in excess of 100 gallons which is not required to be reported to federal, state or local authorities, such notices to be given verbally to a person designated in advance by the Seller to be followed by written notice within 10 days thereafter; and

              (v) its intention to sell or transfer either or both of the Facilities and the identity of the prospective Buyer, such notice shall be given at least 90 days prior to consummation of a sale or transfer.

         (i) The Buyer shall notify Regulatory Authorities of all releases of Hazardous Materials at the Facilities as required by any Environmental Law.

         (j) The Buyer shall make available to the Seller any records of spills that are prepared by the Buyer.

         (k) The Buyer shall be responsible for all violations by the Buyer of Environmental Laws which occur after the Closing Date, including, but not limited to, all civil penalties and modifications arising thereunder not otherwise the responsibility of the Seller pursuant to Section 10.4(b)(i) hereof.

         (l) The Buyer shall not communicate directly or indirectly with Regulatory Authorities, including submitting test results to Regulatory Authorities, for the purpose of accelerating the Seller's or the Buyer's responsibility to perform Remedial Work. Notwithstanding the foregoing sentence, the Buyer shall not be precluded from making any communication or taking any action required by law.

         (m) The Buyer shall comply with all applicable federal, state and local laws and regulations pertaining to the conduct of Remedial Work in conducting any Remedial Work at the Facilities.

         (n)  The Buyer shall:

              (i) allow the Seller and all engineering and consulting firms selected by the Seller and approved by the Buyer to conduct Remedial Work free from unreasonable interference, demands, eviction, or disturbances by the Buyer;

             (ii) cooperate and assist the Seller and any engineering and consulting firms selected by the Seller and approved by the Buyer if the Seller is conducting Remedial Work; and

            (iii) not use any portion of the Facilities in any manner that would adversely affect any remedial measure (including any monitoring system) installed pursuant to this Agreement.

    10.3 CERTAIN UNDERSTANDINGS REGARDING REMOVAL AND DISPOSAL OF HAZARDOUS WASTES AFTER CLOSING. In the case where Hazardous Wastes are accumulating in active units and continue to accumulate in such units following the Closing, at such time subsequent to Closing as such accumulation is removed and Disposed of, the Buyer and the Seller shall equally divide responsibility for the cost of the first such removal and Disposal. The Buyer shall be responsible for the cost of any subsequent removal and Disposal of Hazardous Wastes from such units.

    10.4 INDEMNIFICATION FOR ENVIRONMENTAL MATTERS.

         (a)  SURVIVAL OF COVENANTS AND
              INDEMNIFICATIONS.

             (i) All covenants contained in this Article X shall survive for 20 years after the Closing Date;

            (ii) all indemnifications for Remedial Work shall survive for 20 years after the Closing Date;

    PROVIDED, HOWEVER, that if a valid claim arises hereunder in respect of a covenant and a notice of such claim is given prior to the expiration of such 20-year period, then such covenant shall not terminate with respect to such claim until indemnification with respect thereto (if any is owing) shall have been made in accordance with the provisions of this Agreement or shall have been judicially determined not to be owing and such determination is final and not appealable; PROVIDED, FURTHER, that a general notice of a reservation of rights shall not be sufficient for purposes of tolling such 20-year period.

         (b) THE SELLER'S INDEMNIFICATION OBLIGATIONS. The Seller shall indemnify, defend and hold harmless the Buyer, its officers, directors, employees, affiliates and agents, for


         (i)  COMPLIANCE COSTS.  All Compliance Costs, which include:

              [x] civil penalties for violations of Environmental Laws which occurred before the Closing Date and civil penalties for violations of Environmental Laws which existed on the Closing Date and continue thereafter, but only for the period up to 180 days after Closing; and

              [y] the cost of all modifications necessary to achieve compliance with all Environmental Laws as of the Closing Date including, but not limited to, repairs or renovation of existing equipment or purchase and installation of new equipment necessary to achieve compliance with applicable Environmental Laws effective on the Closing Date.

         (ii) OFF-SITE DISPOSAL COSTS. Any costs expended or liabilities associated with any Disposal of wastes at locations other than the Facilities by the Seller, whether such wastes were generated from the Facilities or from elsewhere. Such costs and liabilities shall include, but not be limited to, liabilities under any Environmental Law and any state analogue.

         (iii)  REMEDIAL COSTS.

              [x] Fifty percent (50%) of the first $10,000,000 of Remedial Costs incurred, and

              [y] one hundred percent (100%) of all Remedial Costs incurred thereafter prior to the twentieth anniversary of the Closing Date, and

              [z] Remedial Costs incurred subsequent to the twentieth anniversary of the Closing Date shall be borne by the Buyer and the Seller in a manner to be determined in accordance with the law in effect at such time.

    PROVIDED, HOWEVER, that the Seller shall have no obligation with respect to Remedial Costs incurred as a result of the negligent performance of Remedial Work by or on behalf of the Buyer; and PROVIDED, FURTHER, that the Seller shall have no obligation to indemnify the Buyer for reasonable disruptions or interferences with the operations of the Buyer's business reasonably incurred as a result of the performance of Remedial Work by the Seller in accordance with the provisions of this Agreement.

         (iv) GENERAL INDEMNITY. Any costs associated with any claims, causes of action, damages, liabilities or expenses including reasonable attorneys' fees, to the extent such claims, causes of action, damages, liabilities and expenses result from the Seller's operation of the Facilities prior to the Closing Date.

    (c) THE BUYER'S INDEMNIFICATION OBLIGATIONS. The Buyer shall indemnify, defend and hold harmless the Seller, its officers, directors, employees, affiliates and agents, for:

              (i)  REMEDIAL COSTS.

                   [x] Fifty percent (50%) of the first $10,000,000 of the Remedial Costs incurred prior to the twentieth anniversary of the Closing Date, and

                   [y] Remedial Costs incurred subsequent to the twentieth anniversary of the Closing Date shall be borne by the Buyer and Seller in a manner to be determined in accordance with the law in effect at such time.

PROVIDED, HOWEVER, that the Buyer shall have no obligation with respect to Remedial Costs incurred as a result of the negligent performance of Remedial Work by or on behalf of the Seller.

              (ii) GENERAL INDEMNITY.  Any costs associated with any claims, causes of action, damages, liabilities or expenses, including reasonable attorneys' fees, which result from the Buyer's operation of the Facilities subsequent to the Closing Date.

(d)  INDEMNIFICATION PROCEDURES.

    (i) If it is determined that Remedial Work is required at the Facilities, the Buyer may either perform such Remedial Work itself or else notify the Seller to do so. If the Buyer so notifies the Seller, then the Seller shall acknowledge the receipt of such notice within 15 days, initiate Remedial Work within 45 days or within such other time as required by any Regulatory Authority with jurisdiction over such Remedial Work, whichever time is less, and cause such Remedial Work to be completed with reasonable diligence.

   (ii) If the Seller initiates and completes the Remedial Work in compliance with the requirements of Section 10.4(d)(i) hereof and the total cost of Remedial Work has not yet exceeded $10,000,000, the Seller shall notify the Buyer of the Buyer's obligation to indemnify the Seller for fifty percent (50%) of the Remedial Costs incurred.

  (iii)  In the event any obligation to indemnify the Seller pursuant to
         Section 10.4(c)(i) hereof arises, the Buyer shall have the right to satisfy any such obligation to indemnify the Seller pursuant to
         Section 10.4(c)(i) hereof by the issuance of one or more subordinated promissory notes of the Buyer (the "Environmental Notes"), substantially in the form of Exhibit E attached hereto.


         If the Seller defaults on its obligation under this Agreement to undertake Remedial Work when requested by the Buyer to do so, the Buyer shall have the right to perform such Remedial Work and the Buyer shall have the further right to redeem any of the Buyer's promissory notes held by the Seller at face value to the full extent of Seller's share of such Remedial Costs; PROVIDED, HOWEVER, the Seller shall remain liable to the Buyer for any shortfall between the Seller's share of such Remedial Costs and the face value of such redeemed promissory notes.

         If the Buyer elects to perform Remedial Work without requesting the Seller to do so and the Buyer initiates and completes the Remedial Work, it shall notify the Seller of the Seller's obligation to indemnify the Buyer for the Seller's share of the Remedial Costs as set forth in Section 10.4(b)(iii).

    (vi) The Buyer and the Seller shall be required to maintain such records and documents as are reasonably required to substantiate the amount of any claim which any party may have against the other party for indemnification pursuant to this Section 10.4, including, without limitation, contractors' invoices with appropriate documentary support.

    (vii) Remedial Costs shall be deemed incurred when the Remedial Work giving rise to such Remedial Costs is performed and invoiced. In the event Remedial Work is commenced prior to the twentieth anniversary of the Closing Date, but would not be completed until after the twentieth anniversary of the Closing Date, then the Remedial Costs incurred in connection with such Remedial Work shall, for purposes of this Section 10.4, be deemed to have been incurred prior to the twentieth anniversary of the Closing Date.

         (e) NOTICE OF ENVIRONMENTAL CLAIM. Promptly after receipt of notice of any demand, claim or circumstance which, with or without the lapse of time, would give rise to a claim or the commencement of any action, proceeding or investigation (an "Environmental Claim") that may result in a loss, liability, damages, deficiencies, costs or expenses for which indemnification is provided under Section 10.4(b) or (c) hereof (an "Environmental Loss"), the party to be indemnified (the "Indemnitee") shall give notice thereof (the "Environmental Notice") to the party which is required to indemnify the Indemnitee (the "Indemnitor"). The Environmental Notice shall describe the Environmental Claim in reasonable detail and shall indicate the amount (estimated, if necessary) of the Environmental Loss that has been or may be suffered by the Indemnitee.

         (f) OPPORTUNITY TO DEFEND. The Indemnitor may elect to compromise, or defend at its own expense and by its own counsel, if approved by the Indemnitee pursuant to this Section 10.4 (such approval not to be unreasonably withheld), any Environmental Claim. If the Indemnitor elects to compromise or defend any such Environmental Claim, it shall, within 30 days of the Environmental Notice (or sooner, if the nature of such Environmental Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, as requested by and at the expense of the Indemnitor, in the compromise of, or defense against, such Environmental Claim and the parties agree to give each other full access to all information relevant thereto and reasonable access to each other's employees during normal business hours, upon reasonable notice. If the Indemnitor elects not to compromise or defend the Environmental Claim, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Section 10.4(f), the Indemnitee may pay, compromise or defend such Environmental Claim. Notwithstanding the foregoing, neither the Indemnitor nor the Indemnitee may settle or compromise any claim over the objection of the other; PROVIDED, HOWEVER, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee may participate, at its own expense, in the defense of such Environmental Claims.

    10.5 SOLE AND EXCLUSIVE REMEDY. This Agreement sets forth the sole and exclusive remedies of the Buyer and the Seller with respect to liability relating to the Environmental Laws. Except as specified in this Agreement, the Buyer and Seller agree to waive and release with respect to Environmental Laws any other remedies, claims or causes of action which each may have against the other, including, but not limited to, statutory remedies, claims or causes of action, such as those created by CERCLA or similar state laws and any remedies, claims or causes of action pursuant to common law, including, but not limited to, contribution, strict liability, negligence, trespass or nuisance.

    10.6  CERTAIN UNDERSTANDINGS WITH RESPECT TO PRE-EXISTING INSURANCE
POLICIES.

    (a) Each of the Seller and the Buyer shall promptly notify the other party hereto if it determines that there is any possibility of recovering any Remedial Costs under any comprehensive general insurance policies (the "Policies") of the Seller that were at any time applicable to the Facilities. If the Seller elects to seek recovery of any Remedial Costs pursuant to a Policy, the Seller shall promptly notify the Buyer. Within 30 days of receipt of such notice, the Buyer shall notify the Seller whether it elects to participate in seeking such recovery. If the Buyer elects to participate in seeking such recovery, the Buyer and the Seller shall share equally (i) in all reasonable costs or expenses (including without limitation attorneys' fees and disbursements) (the "Insurance Litigation Expenses") and (ii) in all amounts recovered under the Policies, provided that the amount of the recovery allocated to the Buyer shall not exceed the sum of (x) its share of the Insurance Litigation Expenses, and (y) the difference between (A) the aggregate amount of all Remedial Costs and Compliance Costs and (B) all payments actually made by the Seller as of the date of such recovery pursuant to this Article X. Any amounts so allocated to the Buyer shall be credited against its obligation to indemnify the Seller for Remedial Costs pursuant to Section 10.4(c)(i).

    (b) If the Seller elects not to seek recovery under the Policies for a claim which the Buyer wishes to pursue, the parties will submit to a mutually acceptable arbitrator the question of whether a claim for recovery under the applicable Policies is well grounded in fact and in the Policies and is warranted by existing law or by a good faith argument for the extension, modification, or reversal of existing law. The arbitrator's decision shall be final and binding on the parties and may be confirmed in any court of competent jurisdiction. If the arbitrator determines that the claim for recovery satisfies this standard, the Seller shall assign all of its rights under the applicable Policies to the Buyer; PROVIDED, HOWEVER, that if such rights are unassignable, the Seller shall do all things necessary to perfect the claims that the Buyer elects to pursue under the Policies, including without limitation the prosecution of any lawsuits. The Seller shall not consent to the entry of any judgment or enter into any settlement of such lawsuits without the consent of the Buyer. The Seller and the Buyer shall divide all arbitration expenses equally. The Buyer shall bear all Insurance Litigation Expenses arising from the Buyer's subsequent pursuit of claims under the Policies; provided, however, that if the Seller elects at any time to participate in the pursuit of such claims, the Insurance Litigation Expenses in their entirety will be allocated pursuant to the provisions of Section 10.6(a).

                                      ARTICLE XI

                                CONDITIONS OF CLOSING

    11.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of the Buyer to consummate the transactions contemplated by this Agreement on the Closing Date are expressly subject to the fulfillment, or the written waiver by the Buyer, on or prior to the Closing Date, of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING DATE. Each representation and warranty of the Seller contained in this Agreement or in any certificate or document delivered to the Buyer pursuant hereto shall be deemed to have been made again on and as of the Closing Date and shall then be true and correct in all material respects and, on the Closing Date, the Seller shall have delivered to the Buyer a certificate of an authorized officer of the Seller to such effect.

         (b) SELLER'S PERFORMANCE. Each of the obligations of the Seller to be performed on or before the Closing Date, pursuant to the terms of this Agreement, shall have been duly performed in all material respects by the Closing Date, and on the Closing Date the Seller shall have delivered to the Buyer a certificate of an authorized officer of the Seller to such effect.

         (c) OPINION OF SELLER'S COUNSEL. The Seller shall have delivered to the Buyer an opinion, dated the Closing Date and addressed to the Buyer, of Richard Winkler, Senior Corporate Counsel to the Seller, in the form set forth as Exhibit F hereto.

         (d) INSTRUMENTS OF CONVEYANCE AND TRANSFER. The Seller shall have delivered to the Buyer such deeds, bills of sale, endorsements, assignments, leases, subleases, options and other good and sufficient instruments of assignment, conveyance and transfer, sufficient to sell, assign, transfer, convey and deliver the Assets to the Buyer in accordance with the terms and conditions of this Agreement.

         (e) CONSENTS AND APPROVALS. All material authorizations, consents, waivers and approvals required under this Agreement and such other authorizations, consents, waivers and approvals as are set forth in the Schedules and Exhibits attached hereto shall have been duly obtained; PROVIDED, HOWEVER, that in the event the Seller is unable to obtain any consent to the assignment of a lease, contract, easement, right of way, or rail crossing agreement, the Seller may in lieu thereof deliver a sublease between the Seller and the Buyer conveying substantially the same rights and benefits to the Buyer.

         (f) NO LITIGATION. On the Closing Date, there shall not be pending or threatened any proceeding seeking to enjoin or to recover damages in connection with the transactions contemplated by this Agreement, or any proceeding which could reasonably be expected to have a material adverse effect on the business of the Facilities.

         (g) TITLE INSURANCE. The Title Insurer shall have issued to the Buyer an owner's policy of title insurance to it as the fee owner of the McKean and Emlenton Real Property, in an amount equal to $62,250,000 and showing no exceptions to title other than the Permitted Exceptions.

         (h) FINANCING. The Buyer shall have arranged for adequate financing to purchase the Assets on terms and conditions reasonably satisfactory to the Buyer.

         (i) RECORDS. The Seller shall have delivered to the Buyer true and correct copies of all records and documents to the extent required by
    Section 5.3(m).

    11.2 CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligation of the Seller to consummate the transactions contemplated by this Agreement on the Closing Date is expressly subject to the fulfillment, or the written waiver by the Seller, on or prior to the Closing Date, of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING DATE. Each representation and warranty of the Buyer contained in this Agreement or in any certificate or document delivered to the Seller pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects, and on the Closing Date the Buyer shall have delivered to the Seller a certificate of an authorized officer of the Buyer to such effect.

         (b) BUYER'S PERFORMANCE. On or before the Closing Date, the Buyer shall have duly performed in all material respects all obligations required to be performed by it on or before the Closing Date, and on the Closing Date the Buyer shall have delivered to the Seller a certificate of an authorized officer of the Buyer to such effect.

         (c) OPINION OF BUYER'S COUNSEL. The Buyer shall have delivered to the Seller an opinion, dated the Closing Date and addressed to the Seller, of Gibson, Dunn & Crutcher, counsel to the Buyer, in the form set forth as Exhibit G hereto.

         (d) APPROVALS. All material authorizations, consents, waivers and approvals required under this Agreement and such other authorizations, consents, waivers and approvals as are set forth in the Schedules and Exhibits attached hereto shall have been duly obtained.

         (e) NO LITIGATION. On the Closing Date, there shall not be pending or threatened any proceeding seeking to enjoin or to recover damages in connection with the transactions contemplated by this Agreement.

                                     ARTICLE XII

                                    MISCELLANEOUS

    12.1 NOTICES. Any notice or other communication required by, or which may be given pursuant to, this Agreement shall be in writing and either personally delivered or mailed, certified or registered mail, postage prepaid, return receipt requested, or transmitted by facsimile, and shall be deemed given when received. Any such notice or communication shall be sent to the address set forth below:

    If to the Buyer, to:      Petrowax PA Inc.
                              230 Park Avenue  Suite 610
                              New York, New York  10169
                              Facsimile:  (212) 818-1988
                              Attn:  Mr. Gene R. Blendermann
    with a copy to:                  Gibson, Dunn & Crutcher
                                     200 Park Avenue
                                     New York, New York  10166
                                     Attn:  Conor D. Reilly, Esq.

    If to the Seller, to:            Quaker State Corporation
                                     255 Elm Street
                                     Oil City, Pennsylvania  16301
                                     Facsimile:  (814) 676-7030
                                     Attn:  Mr. William C. Helsley

Any party may change the persons and addresses to which notices or other communications are to be sent to it by giving written notice of any such change to the other party hereto.

    12.2 HEADINGS. The headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

    12.3 ENTIRE AGREEMENT: AMENDMENTS. This Agreement, together with the Exhibits and Schedules attached hereto (which are made a part of this Agreement), (i) constitutes the entire agreement among the parties hereto with respect to the purchase and sale of the Assets and supersedes all prior oral and written and all contemporaneous oral agreements and understandings; and (ii) may not be amended, modified or discharged, nor may any of its terms be waived, except by an instrument in writing, signed by the parties hereto.

    12.4 ASSIGNMENT. The Buyer shall have the right to assign this Agreement as security to a lender, a group of lenders or any other person or entity which provides financing with respect to the acquisition of the Assets. The Buyer and the Seller each acknowledge and agree that their respective obligations under
Article X hereof shall survive any sale of the Facilities and further agree that the Buyer may assign the benefit of this Agreement, including the rights under
Article X hereof, to any purchaser, transferee or assignee of one or both of the Facilities. In the event this Agreement is assigned by the Buyer while any amount is outstanding under the Note or any Environmental Note, then the Buyer shall remain obligated to the Seller under the Note or any such Environmental Note. Any such assignment by the Buyer shall not affect the rights and obligations of the Seller under this Agreement. At such time, if any, that an assignee seeks to enforce this Agreement, the assignee shall accept all of the obligations of the Buyer (except the Note or any Environmental Note issued prior to such assignment) pursuant to this Agreement. Except as provided in this Section 12.4, this Agreement, or any part or interest therein, may not be assigned by any party hereto without the prior written consent of the other party, such consent not to be unreasonably withheld. Subject to the foregoing, all of the provisions hereof shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

    12.5 NO WAIVER. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach or a waiver of any other condition.

    12.6 RISK OF LOSS. The risk of loss of, and damage or injury to, the Assets prior to the Closing hereunder by reason of any insured or uninsured casualty shall be borne by the Seller. In the event that during the period from the date hereof to the Closing all or any portion of the Assets are damaged or destroyed by fire or other casualty, the Seller shall immediately notify the Buyer in writing of such occurrence, and, upon receipt of such notice, the Buyer may elect (a) to terminate this Agreement, in which event neither party shall have any further rights or obligations hereunder; or (b) to consummate this transaction, in which event (i) if the casualty is insured, the Seller shall assign to the Buyer all insurance proceeds payable as a result of such damage or destruction, and the Buyer shall receive a credit against the purchase price set forth in Section 4.1 hereof in the amount of the deductible provided for in the Seller's insurance policy or (ii) if the casualty is not insured, the Buyer shall receive a credit against such purchase price in the amount of 125% of the estimated cost to repair the damage. The Buyer shall have 15 days from the date of receipt of notice of such damage or destruction within which to make the election set forth in this Section 12.6, and a failure to make an election shall be deemed an election to terminate this Agreement.

    12.7 PRESS RELEASES. Neither the Seller nor the Buyer will issue any press releases or public announcements regarding any of the transactions contemplated by this Agreement except as may be approved in writing by the parties (such approvals not to be unreasonably withheld), or as the Seller or the Buyer may be required to make under applicable law.

    12.8 BULK SALES LAW. The Buyer and the Seller hereby waive compliance by the Seller with the terms and conditions of any applicable bulk sales laws and the Seller hereby agrees to indemnify the Buyer and hold it harmless against any claims or demands (including counsel fees in contesting the same) asserted by any creditor of the Seller against the Buyer, with respect to liabilities and obligations not specifically assumed by the Buyer under this Agreement, for non-compliance by the Seller or the Buyer with bulk sales laws or similar laws that may be applicable to the sale or transfer of the Assets hereunder.

    12.9 SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

    12.10 THIRD PARTY BENEFICIARIES. Except as provided in Section 12.4 hereof or as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and to their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any party hereto.

    12.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    12.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written by their respective duly authorized officers.

                                       PETROWAX PA INC.

                                       By
                                         /s/ Gene R. Blendermann
                                         ----------------------
                                         Gene R. Blendermann,
                                           President and Chief
                                           Executive Officer

                                       QUAKER STATE CORPORATION

                                       By
                                         /s/ Jack W. Corn
                                         ----------------------
                                         Jack W. Corn,
                                         Vice Chairman and
                                         Chief Executive Officer

NY:4354E

                                      EXHIBIT A

                                      EXHIBIT A

                                       FORM OF

                             SUBORDINATED PROMISSORY NOTE

                                                           New York, New York

U.S. $10,000,000                                       Dated:  April __, 1990

         FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay, in lawful money of the United States of America, Quaker State Corporation, a Delaware corporation ("Payee"), the principal sum of Ten Million Dollars ($10,000,000), together with interest thereon from the date of this Note at the rate of thirteen and one-half percent (13.5%) per annum until paid. Interest shall be calculated on a year of 360 days of twelve (12) 30-day months.

         Upon the expiration of the Interest Only Term (as defined herein), one half of all accrued interest shall be paid to Payee and one half of all accrued interest shall be capitalized and added to the principal amount owing hereunder. During the Amortizing Term (as defined herein), Maker shall repay the principal amount owing hereunder (as adjusted pursuant to the foregoing sentence) and interest accrued thereon in twenty-eight (28) equal (as near as possible) consecutive quarterly installments commencing on the first day of the fourth month following the month in which the Amortizing Term commences and thereafter on the first day of each succeeding third month. Any payment received by Payee shall be credited first to the interest then due and the remainder to principal. Maker shall, subject to the provisions of this Note set forth below, have the right to prepay in whole or in part the amount owing to Payee hereunder, at any time and without penalty.

         In the event payment is not timely made under this Note pursuant to the terms set forth in the preceding paragraph for any reason (other than as a result of an election by Maker to set-off in accordance with the terms of this
Note), interest shall accrue on the principal amount then outstanding from the date of any such missed scheduled payment until the date payment therefor is made, at the rate of fifteen and one-half percent (15.5%) per annum.

         The terms "Amortizing Term" and "Interest Only Term" shall have the meanings ascribed to such terms in that certain Senior Secured Loan Agreement (the "Senior Loan Agreement") dated as of the date hereof by and between Maker, a wholly-owned subsidiary of U.S. Petroleum Corp., a Delaware corporation ("Guarantor"), and Sanwa Business Credit Corporation, a Delaware corporation, as a Lender thereunder and on behalf of other Lenders to whom it may assign its rights thereunder.

         Maker shall be deemed in default hereunder if: (i) Maker fails to make any payment to Payee of principal and/or interest when due on the Subordinated Debt in accordance with the provisions hereof and such failure is not cured within ten (10) days after receipt of written notice of such nonpayment; (ii) Maker is in material default under any other obligation owed by Maker to Payee and such default is not cured within ten (10) days after receipt of written notice of such default; (iii) Maker is in material default under the Senior Loan Agreement and such default is not cured within any applicable cure period provided thereunder; and (iv) Maker files a petition or makes a general arrangement or assignment for the benefit of creditors under the bankruptcy laws of any applicable jurisdiction or is adjudicated bankrupt or insolvent. Upon any occurrence and continuation of any default this Note and all other obligations shall, subject to the provisions of this Note set forth below, become absolute, due and payable, without demand or notice.

         Maker shall deliver to Payee: (i) as soon as available and in any event within 90 days after the end of each fiscal year of Maker, a balance sheet of Maker as a separate entity as of the end of such fiscal year and the related statements of income and statements of cash flows as a separate entity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (where applicable), all reported on by the Maker's then currently engaged firm of independent certified public accountants; and (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Maker, a balance sheet of Maker as a separate entity for such quarter and the related statements of income and statements of cash flows as a separate entity for such quarter and for the portion of Maker's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Maker's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the Chief Executive Officer of Maker.

         This Note is being executed by Maker to Payee pursuant to the terms of the Asset Purchase and Sale Agreement (the "Agreement") dated as of March 30, 1990 by and between Maker and Payee and represents a portion of the purchase price paid by Maker to Payee for certain assets of Payee, as more fully described therein. Pursuant to Section 10.4(b) of the Agreement, Payee has agreed to indemnify Maker against certain claims as more fully described therein. Payee hereby agrees that Maker shall in accordance with Section 10.4(d) of the Agreement have the full and absolute right, but not the obligation, to set-off against any amount due or with which the passage of time will become due hereunder (including both principal and interest), any amounts which Payee may from time to time owe Maker under Section 10.4(b) of the Agreement; PROVIDED, HOWEVER, in the event Maker elects to set-off and Payee gives notice in writing to Maker that Payee contests Maker's determination that Maker is entitled to indemnification pursuant to Section 10.4(d) of the Agreement with respect to any individual case giving rise to such set-off, then Maker and Payee agree to submit to binding arbitration the issue of whether such indemnification was owed by Payee to Maker in such case, and pending the outcome of such arbitration, the amounts which Payee has elected to set-off hereunder shall be held in escrow. Such right of set-off is in addition to any other remedies Maker may have under the Agreement or otherwise and shall be deemed exercised only upon Maker giving Payee written notice of Maker's election to set-off.

         The indebtedness ("Subordinated Debt") evidenced by this Note is subordinated and junior in right of payment to all Superior Debt (as defined herein).

         For the purpose of this Note the term "Superior Debt" shall mean all "Obligations" as defined in the Senior Loan Agreement, including the funding obligations of Maker with respect to the "Debt Service Reserve Account" as described in Section 5.9 of the Senior Loan Agreement, as well as all other "Debt" permitted under the terms of the Senior Loan Agreement. The Superior Debt shall continue to be Superior Debt and be entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Superior Debt or extension or renewal of the Superior Debt.

         No direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on any Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt so long as any amounts shall remain due or payable under the Senior Loan Agreement; PROVIDED, HOWEVER, that Maker may make payments on the Subordinated Debt pursuant to the terms hereof, and PROVIDED FURTHER that making any such payment will not contravene any provision of the subordination provisions set forth in this Note or the Senior Loan Agreement.

         Notwithstanding any provisions to the contrary, upon the occurrence of any condition or event which would constitute an "Event of Default" as defined in the Senior Loan Agreement or which would constitute any default or event of default with respect to any other Superior Debt, as defined therein or in any instrument under which the same is outstanding, which permits the holder or holders of any of the Superior Debt to accelerate the maturity thereof then, unless and until such condition or event shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed or attempted to be made on account of the principal of, or premium, if any, or interest or otherwise on any Subordinated Debt, or as a sinking fund for the Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt.

         In the event of:

                (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Maker or Guarantor or to the property of either of them,

               (ii) any proceeding, voluntary or involuntary, for the liquidation, dissolution or other winding-up of Maker or Guarantor, whether or not involving insolvency or bankruptcy proceedings,

              (iii) any general assignment, other than as security, for the benefit of creditors by Maker or Guarantor, or

               (iv)  any other marshalling of the assets of Maker or Guarantor,

then all Superior Debt (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to Payee. Any payment or distribution, whether in cash, securities or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of Subordinated Debt shall be paid or delivered directly to the holders of the Superior Debt and then in accordance with the priorities then existing among such holders until all Superior Debt (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall have been paid in full.

         The Subordinated Debt shall not be declared in default or due and payable as the result of the occurrence of any event in respect thereof and no payment shall be made in respect of any Subordinated Debt (except as otherwise expressly provided herein) unless and until all Superior Debt shall have been paid in full.

         If any payment or distribution, whether in cash, securities, or other property, shall be received by Payee in contravention of any of the terms hereof, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Superior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all such debt remaining unpaid, to the extent necessary to pay all such debt in full. In the event of the failure of Payee to endorse or assign any such payment or distribution, each holder of Superior Debt is hereby irrevocably authorized to endorse or assign the same.

         No present or future holder of any Superior Debt shall be prejudiced in the right to enforce subordination of Subordinated Debt by any act or failure
to act on the part of Maker.   The foregoing provisions as to subordination are
solely for the purpose of defining the relative rights of the holders of the Superior Debt, on the one hand, and Payee, on the other hand. Nothing contained herein shall impair, as between Maker and Payee, the obligation of Maker, which is unconditional and absolute, to pay to Payee hereof the principal hereof and interest hereon as and when the same shall become due and payable in accordance with the terms hereof, or prevent Payee from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon the occurrence of any condition or event which constitutes a default or event of default hereunder, all subject to the rights of the holders of the Superior Debt to receive cash, securities or other property otherwise payable or deliverable to Payee.

         When the aggregate amount received by the holders of the Superior Debt equals all amounts owed to the holders of the Superior Debt, Payee shall be subrogated to all rights of any holders of such Superior Debt to receive any further payments or distributions applicable to the Superior Debt until the Subordinated Debt shall have been paid in full, and such payments or distributions received by Payee by reason of such subrogation, whether in cash, securities or other property which otherwise would be paid or distributed to the holders of Superior Debt, shall, as between Maker and its creditors other than the holders of other Superior Debt, on the one hand, and Payee on the other hand, be deemed to be a payment by Maker on account of Superior Debt and not on account of Subordinated Debt. Nothing contained in the foregoing shall reduce the amounts owed by Maker to Payee hereunder and Maker agrees, subject to the terms of this Note, that it is obligated to make payment in full to Payee hereunder.

         Payee will take such action (including, without limitation, the delivery of this instrument to an agent for the holders of Superior Debt or the filing of a financing statement with respect thereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the obligations under the Senior Loan Agreement at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

         Payee acknowledges that the Subordinated Debt evidenced hereby and the Obligations constitute a portion of the financing arrangements made by Maker in connection with the transactions contemplated by the Agreement and that, in the event it becomes necessary to modify, amend, change, restructure or otherwise adjust the terms of the financing arrangements made by Maker with Lender under the Senior Loan Agreement, Payee shall and hereby agrees to make any and all corresponding modifications, amendments, changes, restructurings and other adjustments to the terms of the Subordinated Debt evidenced hereby; PROVIDED, HOWEVER, that Payee shall not be so obligated in the event any such modification, amendment, change, restructuring or other adjustment does not result from the performance (or inability to perform) by Maker of its obligations under the Senior Loan Agreement to Lender. All determinations to be made in connection with the foregoing shall be made by Lender in its reasonable judgment and Payee hereby authorizes Lender to give notice thereof to any and all third parties.

         This Note shall be governed by and construed in accordance with, the laws of the State of New York.

         Maker hereby waives demand, presentment for payment, notice of dishonor, protest, notice of protest and notice of non-payment of this Note.

         No single or partial exercise of any power hereunder or under any other agreement referred to herein shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the holder hereof in exercising any right hereunder or under any other agreement referred to herein shall operate as a waiver of such right or of any other right under this Note. Any waiver or modification of any provision of this Note must be in writing and signed by Maker and no waiver on one occasion shall be construed as a waiver on any other occasion.

         This Note may be sold, assigned or transferred by Payee to any other party, upon written notice to Maker, provided that such purchaser, assignee or transferee shall have assumed the indemnification obligations of Payee under
Section 10.4(b) the Agreement. This Note may not otherwise be sold, assigned or transferred to any other party without the express written consent of the Maker. This Note shall be binding upon Maker and Payee, and any of their permitted successors and/or assigns.

         In the event an action is commenced to enforce the provisions of this Note, the prevailing party shall be entitled to recover from the other party all reasonable costs and expenses incurred in connection with such action including, without limitation, reasonable attorneys' fees.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized officer as of the date first above written.


                                             PETROWAX PA INC.



                                             By:_________________________
                                                 Gene R. Blendermann,
                                                 President and
                                                 Chief Executive Officer

                                      EXHIBIT B

                                GAS PURCHASE AGREEMENT

    THIS AGREEMENT is made and entered into this ______ day of _________, 1990 between PETROWAX PA INC. (BUYER), a Delaware Corporation, whose address is 230 Park Avenue, New York, New York 10169; and QUAKER STATE CORPORATION (SELLER), a Delaware Corporation, whose address is 1226 Putnam Howe Drive, P.O. Box 189, Belpre, Ohio 45714.

SECTION 1.   PURCHASE AND SALE

    Seller shall use its best efforts to sell and deliver to Buyer and Buyer shall use its best efforts to accept and purchase an average of 95 Dth per day of natural gas, but not more than 160 Dth in any day, from various meters dedicated to the QUAKER STATE APPALACHIAN POOL (POOL) located on the Columbia Gas of Pennsylvania, Inc. (together with Columbia Gas Transmission Corporation, the "Gas Transportation Company") pipeline system. Buyer shall provide a copy of the Gas Transportation Company nomination form to the Seller by the first day of the month for gas deliveries from the Pool for the month. The Seller will allocate these volumes from the Pool after calendarized statements are received from the Gas Transportation Company for the month.

SECTION 2.   TERM

    This Agreement shall be effective for a primary term of one year from the date hereof, and shall continue month-to-month thereafter until terminated by either party by giving written notice to the other at least thirty (30) days in advance of the date such termination is to become effective.

SECTION 3.   PURCHASE PRICE

    Buyer shall pay the Seller $2.50 per Dth for deliveries allocated from the Pool, plus gathering charges or any additional charges imposed by the Gas Transportation Company which affect the wellhead price received by Seller.

SECTION 4.   PAYMENT

    The volumes of gas delivered pursuant hereto shall be determined by the measurement of the Gas Transportation Company at the Seller's receipt points.

    Seller will invoice Buyer for the quantity allocated from the Pool. Buyer will pay the invoice within five (5) days of receipt of the calendarized allocation statement from Seller to the Gas Transportation Company for the month in which the gas was nominated from the Pool.

SECTION 5.   DELIVERY POINT

    Seller shall deliver the gas covered by this Agreement to the Meter(s) provided for the wells by the Gas Transportation Company. The delivery point shall be the inlet side of the various metering stations dedicated to the Pool.

SECTION 6.   TITLE AND OWNERSHIP

    Seller warrants that it has good and marketable title to the gas being sold hereunder as and when delivered. Seller agrees to indemnify and save Buyer harmless from all suits, claims, actions, accounts, debts, damages, costs, losses, expenses and other liabilities of any kind arising from or out of claims of any person or party regarding the ownership of the gas sold hereunder or Seller's authority to sell such gas. Title to and ownership of the gas delivered hereunder shall pass to Buyer at the delivery point referred to in
Section 5.

SECTION 7.   NO ASSIGNMENT

    The buyer shall have the right to assign this Agreement as security to a lender, a group of lenders or any other person or entity which provides financing with respect to the acquisition of the Assets as defined in the Asset Purchase and Sale Agreement between Seller and Buyer. Neither party to this Agreement shall assign this Agreement in whole or in part by operation of law or otherwise, without the prior written consent of the other; provided, however, that Buyer may assign this Agreement to any entity which is controlled by, controls or is under common control with Buyer. In the event of any such assignment, Buyer shall remain fully liable hereunder and shall guarantee to Seller full payment and performance of all obligations hereunder by such assignee.

SECTION 8.   FORCE MAJEURE

    Neither party shall be liable for any failure to perform hereunder due to any cause beyond its reasonable control, including, but not limited to, acts of God, fires, floods, wars, sabotage, accidents, strikes, lockouts, or other labor disputes, shortages of labor, materials, or natural gas, governmental law, ordinances, rules and regulations, whether valid or invalid (including, but not limited to, priorities, requisitions, allocations and price adjustment restrictions), inability to obtain material, equipment or transportation, and any other circumstance or circumstances of a similar or different nature. The party whose performance is prevented by any such contingency shall have the right during the period of such contingency to exclude such portion of the quantity deliverable during such period as is prevented by such contingency from being delivered, whereupon the total quantity deliverable under this Agreement shall be reduced by the quantity so excluded. In the event a party's ability to perform hereunder is affected only in part by force majeure as defined above, such party shall continue to perform its obligations hereunder to the extent not affected by such force majeure.

    A party affected by force majeure shall promptly notify the other party of the existence thereof and the anticipated duration and effect upon its ability to perform hereunder. Such party shall thereafter exercise its reasonable best efforts to eliminate the force majeure as quickly as possible; provided that, neither party shall be required to resolve labor disputes or disputes with suppliers of raw materials except in such party's sole discretion in accordance with its judgment as to its best interest. The party declaring force majeure shall promptly notify the other party when such force majeure no longer affects its ability to perform hereunder.

    If at some future date there is a change in any law, rule or regulation, and by such change either party is prevented, prohibited or frustrated from carrying out the terms of this Agreement in the manner contemplated hereunder, then this Agreement, at the sole discretion of either party, may be cancelled.

    It is agreed that this Agreement shall be subject to all valid applicable state, federal and local laws, rules and regulations.

SECTION 9.   INDEMNITY

    Seller represents and warrants to Buyer that the natural gas shall be commercially free from oil, water, air, salt, dust, gum, gum-forming constituents, harmful or noxious vapors, or other solid or liquid matter which might adversely affect its merchantability or cause injury to or interfere with the proper operation of the lines, regulators, meters and other equipment of Buyer or the Gas Transportation Company or its customers or affiliates.

    The natural gas delivered to the Gas Transportation Company shall have a heat content equal to or greater than 1,000 BTU per cubic foot and a Utilization Factor (as that term is defined in the Agreement for Gas Transportation Service between Columbia Gas of Pennsylvania, Inc. and Buyer hereunder, to be effective as of the date hereof) of 1,300 plus or minus 6%. Such natural gas shall not contain in excess of:

    (a) Five pounds of water per million cubic feet of gas at the base pressure and temperature of 14.73 psi and 60 degrees Fahrenheit.

    (b) Three percent by volume of a combined total of carbon dioxide and nitrogen components;

    (c)     0.25 grains of hydrogen sulfide per 100 cubic feet of gas.

    The Gas Transportation Company's final determination of natural gas quality shall be binding on both the Buyer and the Seller. Seller shall be liable for, indemnify the Buyer with respect to, hold the Buyer harmless from, and reimburse the Buyer for all losses, costs, expenses (including attorneys' fees and expenses), fees, liabilities and damages sustained by Buyer arising from any breach of the above representation and warranties.

SECTION 10.  COMPLETE AGREEMENT

    This document contains the entire agreement between the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, or agreements relating to the subject matter of this Agreement. No changes to this Agreement shall be made or be binding on any party unless made in writing and signed by each party to this Agreement.


BUYER:  PETROWAX PA INC.

----------------------------------
By:
   -------------------------------
Its:
   -------------------------------


SELLER:  QUAKER STATE CORPORATION

----------------------------------
By:
   -------------------------------
Its:
   -------------------------------

                                  EXHIBIT C

                   SLACK WAX AND PETROLATUM SALES AGREEMENT


     This Agreement is made this ____ day of _______________, 1990, by and between Quaker State Corporation, a Delaware corporation, hereinafter referred to as "Seller", and Petrowax PA Inc., a Delaware corporation, hereinafter referred to as "Buyer".

     WHEREAS, Buyer desires to purchase and Seller desires to sell Seller's entire output of slack wax and petrolatum (the "Products") produced at Sellers's Congo Refinery at Newell, West Virginia (hereinafter called the "Facility").

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

     1. TERM. Unless earlier terminated as provided herein, the term of this Agreement shall be a period of five years commencing the date hereof. At the end of the term of this Agreement, the parties agree to meet and negotiate in good faith toward an extension of this Agreement, on such terms and conditions as may be mutually agreeable.

     2. QUANTITY. During the term of this Agreement, Seller agrees to sell and Buyer agrees to purchase the Products produced at the Facility.

     Seller shall, at least 30 days prior to the first day of each month, provide to Buyer an estimate of Seller's output of Products for such month and a proposed delivery schedule. Buyer shall within 10 days of receipt of Seller's notification, confirm that the delivery schedule is acceptable to Buyer or propose an alternate schedule. Seller shall reply within 10 days of receipt of any alternate schedule proposed by Buyer whether such schedule is acceptable to Seller. Failure by party to reply within the above time periods shall be deemed acceptance of the other party's proposed schedule.

     Deliveries within each month shall be scheduled in approximately equal weekly amounts. Should Buyer be unable to accept such quantities at any time, Seller shall have the right to sell any quantities of Products not accepted by Buyer to parties other than Buyer.

     3. QUALITY. The Products sold hereunder shall meet the specifications set forth on Exhibit A hereto. In the event Seller's source of crude oil to the Facility should change, Seller and Buyer shall negotiate in good faith revised specifications corresponding to the new crude oil source.

     Upon receipt of Products, Buyer shall be responsible for any testing deemed necessary by Buyer. Should Buyer believe that any Products delivered fail to meet the required specifications, Buyer shall make any claim in writing to Seller together with a copy of the results of Buyer's testing. Any claim not made to Seller by the earlier of (a) three days after receipt of the Product or (b) processing or mixing of the Product with other material, shall be conclusively deemed to be waived.

     4. DELIVERY. All Products sold by Seller to Buyer will be sold F.O.B. the Facility. Title to the Products and risk of loss shall pass from Seller to Buyer when loaded into the carriers provided by Buyer at the Facility. All carriers for the Products sold hereunder shall be provided by the Buyer.

     The amount of Products delivered to Buyer shall be determined by Seller on the basis of Seller's measurement at the Facility at the time of loading into the carriers provided by Buyer.

     5. PRICE. Pricing for each Product sold under this Agreement in any month shall be equal to the results of the following calculation, on a weighted average price basis using applicable pricing data at the Facility for the month of delivery:

     (a) The price for slack wax sold under this Agreement shall be computed as follows:

          Price per gallon = .735 (0.667 x Congo rack unleaded gasoline posted price + 0.333 x Congo posted price for number 2 fuel oil - 0.024 per gallon)

     (b) The price for petrolatum sold under this Agreement shall be computed as follows:

          Price per gallon = .778 (0.667 x Congo rack unleaded gasoline posted price + 0.333 x Congo posted price for number 2 fuel oil - 0.024 per gallon)

     The above pricing is based upon average oil content for slack wax of
14.75 percent and for petrolatum of 18.89 percent, using ASTM test procedure 3235, "Solvent Extractables in Petroleum Waxes."

     (c) Seller shall certify to Buyer prior to each delivery of the Product that the melting point, flash point, gravity, viscosity, congealing point and oil content of the Product delivered meet the specifications therefor set forth in Exhibit A hereto. Seller's certificates shall be based upon an up and down representative sample, and sampling shall be performed only when the entire content of the shipping tank is in a liquid state. All such samples shall be tested by the ASTM method set forth in Exhibit A hereto. Seller shall deliver test results to Buyer at the time of delivery of the Product. Should Buyer dispute such results, Buyer shall so notify Seller within three business days of receipt of Seller's analysis and in any event prior to mixing of such Product with other material, including with the notice the results of Buyer's testing of its sample of such delivery. In the event

Seller's and Buyer's results differ by 5% or less, the average of Buyer's and Seller's results shall be used to determine whether any premium or penalty pursuant to paragraph 5(d) hereof applies. Should Buyer's and Seller's results differ by more than 5%, a sample of such delivery shall be sent to a mutually agreed independent laboratory, whose final testing results shall be conclusive for purposes of this Agreement. The cost of any independent testing shall be borne equally by Seller and Buyer.

     Should Buyer not provide notice to Seller of a disputed test result within the time provided above, the results of Seller's testing on such delivery shall be deemed conclusive.

     (d) The above prices shall be subject to adjustment, upward or downward, as follows:

          (i) As a quality premium, upward by $0.007 per gallon for each 1% below 18.89% oil content for petrolatum or below 14.75% oil content for slack wax.

          (ii) As a quality penalty, downward by $0.007 per gallon for each 1% above 18.89% oil content for petrolatum or above 14.75% oil content for slack wax. The maximum oil content for any products acceptable to Buyer is 25% and Buyer shall not be obligated to purchase any Products with oil content in excess of 25%.

          (iii) Penalties or premiums applicable to Products delivered in any month shall be accumulated and netted at the end of such month. Any net premium or penalty shall be paid by Buyer or Seller on or before the 15th day of the month succeeding the month of delivery.

     (e) Seller shall receive a payment of 1% of Buyer's realized net price for finished waxes derived from the respective Products. The term "realized net price" shall mean Buyer's sales price less applicable commissions for the respective finished waxes.

     6. BILLING AND PAYMENT. Buyer shall remit payment to Seller for all products sold hereunder on the 15th day of the month following the month in which such products were delivered. Any amount paid when due shall bear interest at the rate of 1.25% per month until paid in full.

     Seller reserves the right to require payment in advance of shipment or other security satisfactory to Seller in the event Buyer should fail to make timely payment for products delivered hereunder.

     7. TAXES. Buyer shall reimburse Seller for any sales, use or excise taxes imposed on Seller with respect to the sale to Buyer of the Products delivered hereunder by any local, state or federal governmental body, whether such tax is presently in effect or is imposed after the execution of this Agreement.

     8. WARRANTY. Seller warrants that it has and will have good and marketable title to all Products delivered and sold hereunder and that the Products will meet the specifications therefor set forth in Exhibit A hereto. Other than the specifications set forth on Exhibit A, Seller makes no representation or warranty whatsoever, express or implied with respect to the products and Seller specifically DISCLAIMS AND EXCLUDES FROM THIS AGREEMENT THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

     9. REMEDY. Buyer's sole and exclusive remedy in the event of delivery of Products that do not conform to oil content specifications set forth in Exhibit A hereto shall be a price adjustment for such Products pursuant to paragraph 5(c); provided, however, that Buyer shall have the option to reject delivery of Products the oil content of which exceeds 25% based upon the

                       [COPY TO BE SUPPLIED BY CLIENT]

                       [COPY TO BE SUPPLIED BY CLIENT]

     12. DEFAULT. A party shall be in default hereunder in the event of the occurrence of any of the following:

           a) Such party should default in the performance of any of its obligations hereunder, which default remains uncured 30 days following receipt of notice specifying the nature of the default from the non-defaulting party; or

           b) If any decree or order is entered by a court adjudicating such party a bankrupt or insolvent or approving as properly filed a petition seeking reorganization of such party under the federal Bankruptcy Code, or any other similar federal or state law, and such decree or order shall have continued undischarged or unstayed for a period of 30 days; or a decree or order of a court for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of such party or a substantial part of its property, or for the winding up or liquidation of its affairs shall have been entered and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or

           c) Such party shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy petition against it, or shall file a petition or answer or consent seeking reorganization under the federal Bankruptcy Code or any other similar federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or a substantial part of its assets, or shall make an assignment for the benefit of creditors (other than as contemplated by this Agreement), or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by such party in furtherance of any of the foregoing actions.

     In the event of any such default, the non-defaulting party may at its option terminate this Agreement by written notice, without prejudice to any other rights or remedies available to the non-defaulting party by reason of such default.

     13. GOVERNING LAW. This Agreement shall be deemed a contract under and shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

     14. INTEGRATED AGREEMENT. This Agreement together with the Asset Purchase and Sale Agreement and the other agreements contemplated thereby constitutes the complete and final agreement of the parties related to the subject matter hereof, and no statements or agreements, oral or written, made prior to or at the execution hereof shall vary or modify the terms, conditions or provisions hereof.

     15. NO WAIVER. No waiver by either party of one or more rights of termination or defaults by the other party in the performance of this Agreement shall operate or be construed as a waiver of any future or continuing rights, options or defaults, whether of a like or different character.

     16. ASSIGNMENT. This Agreement shall inure to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that neither Seller nor Buyer shall assign this Agreement or any interest herein without the prior written consent of the other party. Notwithstanding the foregoing, Buyer shall have the right to assign this Agreement as security to a lender, a group of lenders or any other person or entity which provides financing with respect to the acquisition by Buyer of Seller's plants located at Farmer's Valley and Emlenton, PA. Buyer may also assign this Agreement to any entity which is controlled by, controls or is under common control with Buyer. In the event of any such assignment, Buyer shall remain fully liable hereunder and shall guarantee to Seller full payment and performance of all obligations hereunder by such assignee.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers the day and year first above set forth.



ATTEST                                 QUAKER STATE CORPORATION

______________________________         By: ___________________________________

                                       Title: ________________________________


ATTEST                                 PETROWAX PA INC.

______________________________         By: ___________________________________

                                       Title: ________________________________

                                   EXHIBIT A


Slack Wax (Typical Specifications)
---------  ----------------------

     Melting Point, AMP DEG. F         120 min.
     Flash Point, COC, DEG. F          400 min.
     Oil content, D-721                6 to 12%/25% MAX


IP Petrolatum
-------------

     Melting Point, DEG. F             148  145 MIN
     Flash Point, DEG. F               460 min.
     Color Typical                       4
     Oil content, D721                 5 to 10%/25% MAX


TESTING METHOD:  ASTM test procedure 3235, "Solvent Extractables in Petroleum
                 Waxes."

                                      EXHIBIT D

                        CRUDE OIL PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is made this________day of___________________, 1990, by and between QUAKER STATE CORPORATION, a Delaware corporation with its principal business address at 255 Elm Street, Oil City, Pennsylvania (hereinafter referred to as "Seller");

                                         AND

    Petrowax PA Inc., a Delaware corporation with its principal place of business at 230 Park Avenue., New York, New York (hereinafter referred to a "Buyer");

                                 W I T N E S S E T H:

    WHEREAS, Seller is a purchaser of Appalachian crude oil in the New York, Northern Pennsylvania, Ohio and West Virginia areas from independent producers and is willing to purchase such crude oil and then sell such crude oil to Buyer; and

    WHEREAS, Buyer is a purchaser and refiner of crude oil and desires to develop a source of crude oil supply for its McKean Plant (the "Plant") at Farmer's Valley, Pennsylvania;

    NOW, THEREFORE, in consideration of the mutual covenants set forth herein and intending to be legally bound, the parties agree as follows:

    1. SUPPLY. Seller agrees to use its best efforts to supply Buyer with Appalachian crude oil in quantities equivalent to not less than 3200 barrels per day but not to exceed 5,000 barrels per day, during the term of this Agreement, all of which crude oil will be delivered to Buyer at the Plant.

    It is understood and acknowledged that Appalachian crude oil is frequently in limited supply and that Seller must secure this supply from various independent producers and third parties and therefore cannot guarantee a supply of crude oil to Buyer. However, Seller agrees to use its best efforts in purchasing, procuring and delivering crude oil to Buyer under the terms set forth herein.

    2. PURCHASES. Buyer agrees to purchase, accept and pay for the crude oil supplied by Seller pursuant to the terms of this Agreement. Buyer further agrees at all times to furnish storage tanks and facilities at the Plant adequate to receive the oil tendered hereunder.

    3. QUANTITY AND DELIVERY. Buyer shall provide Seller written notice of Buyer's anticipated requirements of crude oil for each month, prioritized by geographic source (Bradford, Pennsylvania area or Ohio), at least 30 days prior to the first day of such month.

    Within 10 days after receipt of each of Buyer's notices, Seller shall provide Buyer written notice of the amount of crude oil by source of crude oil available for such month. The parties agree that the quantity to be purchased in April and May, 1990 is set forth in Schedule 1 attached hereto.

         a. CONTRACT VOLUME. Upon establishing the monthly volume as set forth above, Seller shall be obligated to supply and deliver to Buyer said volume of crude oil during the specified month and Buyer shall be obligated to purchase and pay for said volume, subject only to the provisions set forth in paragraph 12 (Force Majeure) below.

         b. DELIVERY. Buyer shall, concurrent with its written notice of anticipated requirements of crude oil, deliver to Seller a schedule of estimated delivery dates and quantities.

         c. NOTICES. Notices under this Agreement may be given by personal delivery, mail or by fax. All notices to be given hereunder shall be deemed received when received by U.S. mail, postage prepaid, registered or certified; notices shall be deemed received when sent if sent by fax. All notices shall be sent as follows:

         Quaker State Corporation
         1001 E. Spring Street
         Titusville, PA   16354
         Attention:  A.J. Green
         FAX:  814/827-9650

         Petrowax PA Inc.
         230 Park Avenue, Suite 610
         New York, NY   10169
         Attention:  Gene R. Blendermann
         FAX:  212/818-1988

    d. QUANTITY. The quantity of crude oil delivered for billing purposes shall be determined as follows:

           i. with respect to deliveries by Seller's tank train, all rail car shipments will be routed to tanks 8807, 3864 or 8865 at the McKean Plant. Receipts will only be routed to an isolated still tank. All opening and closing gauges will be taken jointly by a representative of Seller and Buyer in accordance with API standard methods. Tank samples of crude receipts for basic sediment and water (BS & W) will also be taken and examined in accordance with API standard methods. Billing volumes of crude receipts will be corrected for temperature at 60 DEG. F and BS & W content.

          ii. with respect to deliveries by Seller's crude oil pipeline transfers from the Coleville Station, all volumes will be transferred from the Coleville Station to tanks 8807, 8864 or 8865 located at the McKean Plant. Receipts will only be routed to an isolated still tank. All opening and closing gauges will be taken jointly by a representative of Seller and Buyer in accordance with API standard methods. Tank samples of crude receipts for BS & W will also be taken and examined in accordance with API standard methods. Billing volumes of crude receipts will be corrected for temperature at 60 DEG. F and BS &
         W content.

         iii. Notwithstanding the foregoing, the quantity of crude oil delivered for billing purposes shall be reduced by the amount of basic sediment and water (BS & W) in the crude oil.

    Seller shall provide to Buyer copies of all documentation and calculation used to determine the quantity of crude oil delivered.

    Seller may deliver crude oil to Buyer from Seller's tank trains or from Seller's crude oil pipeline.

    4. PRICE. The price to be charged by Seller and paid by Buyer for the crude oil delivered hereunder up to the first 4,300 barrels delivered on any day shall be Quaker State's posted price for Appalachian crude oil on the date of delivery, plus a handling fee of $3.50 for each barrel of crude oil delivered. The price to be charged by Seller and paid by Buyer for crude oil delivered hereunder between 4,301 and 5,000 barrels on any day shall be Quaker State's posted price for Appalachian crude oil on the date of delivery, plus a handling fee of $4.45 for each barrel of crude oil delivered.

    5. TAXES. Buyer shall reimburse Seller for any sales, use or excise taxes imposed on Seller with respect to the sale to Buyer of the crude oil delivered hereunder by any local, state or federal governmental body, whether such tax be presently in effect or imposed after the execution of this Agreement.

    6. TERM. This Agreement shall commence on the date hereof and continue for ninety (90) days thereafter; provided that, Buyer may extend this Agreement for one additional 90 day period by written notice to Seller at least 30 days prior to the date of expiration of the initial 90 day term. Buyer may terminate this Agreement by giving to Seller 30 days prior written notice.

        The parties may extend this Agreement beyond 180 days after the date hereof only by mutual agreement, including a mutually acceptable renegotiated price for crude oil.

    7. TITLE. Title and risk of loss with respect to all crude oil sold hereunder shall pass to Buyer upon delivery into Buyer's storage tanks at the Plant.

    8. WARRANTY. The sole and exclusive warranty made by Seller hereunder is that good title shall be conveyed with respect to all crude oil sold hereunder, and that title to such crude oil shall not be subject to the rights of any third parties.

    Seller makes no other warranty, express or implied, with respect to the crude oil to be sold hereunder, and expressly DISCLAIMS AND EXCLUDES FROM THIS AGREEMENT THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

    Buyer acknowledges that Seller may never have actual possession of the crude oil to be delivered under this Agreement, and Buyer shall be solely responsible for determining the fitness and quality of all oil delivered hereunder.

    9. DAMAGES. Neither Seller nor Buyer shall have any liability to the other under this Agreement for incidental, consequential or special damages or for lost profits, whether or not the likelihood of such damages is or can be anticipated.

    10. PAYMENT. Payment for the crude oil delivered hereunder shall be made by Buyer to Seller at Quaker State Corporation, 255 Elm Street, Oil City, Pennsylvania 16301, Attn: R.S. Taylor, or at such other address as may be designated by Seller, seven (7) days from the date of invoice. Invoices will be sent by Seller every fifteen (15) days. All past due invoices shall bear interest at the rate of 1.25% per month, until paid in full.

    Seller reserves the right to require payment in advance of delivery or other security satisfactory to Seller in the event Buyer should fail to make timely payment for crude oil delivered hereunder.

    11. NO ASSIGNMENT. The Buyer shall have the right to assign this Agreement as security to a lender, a group of lenders or any other person or entity which provides financing with respect to the acquisition of the Assets as defined in the Asset Purchase and Sale Agreement between Seller and Buyer. Neither party to this Agreement shall assign this Agreement in whole or in part by operation of law or otherwise, without the prior written consent of the other; provided, however, that Buyer may assign this Agreement to any entity which is controlled by, controls or is under common control with Buyer. In the event of any such assignment, Buyer shall remain fully liable hereunder and shall guarantee to Seller full payment and performance of all obligations hereunder by such assignee.

    12. FORCE MAJEURE.  Neither party shall be liable for any failure to perform hereunder due to any cause beyond its reasonable control, including, but not limited to, acts of God, fires, floods, wars, sabotage, accidents, strikes, lockouts, or other labor disputes, shortages of labor, materials, or crude oil, governmental law, ordinances, rules and regulations, whether valid or invalid (including, but not limited to, priorities, requisitions, allocations and price adjustment restrictions), inability to obtain material, equipment or transportation, and any other circumstance or circumstances of a similar or different nature. The party whose performance is prevented by any such contingency shall have the right during the period of such contingency to exclude such portion of the quantity deliverable during such period as is prevented by such contingency from being delivered, whereupon the total quantity deliverable under this Agreement shall be reduced by the quantity so
excluded.   In the event a party's ability to perform hereunder is affected only in part by force majeure as defined above, such party shall continue to perform its obligations hereunder to the extent not affected by such force majeure.

    A party affected by force majeure shall promptly notify the other party of the existence thereof and the anticipated duration and effect upon its ability to perform hereunder. Such party shall thereafter exercise its reasonable best efforts to eliminate the force majeure as quickly as possible; provided that, neither party shall be required to resolve labor disputes or disputes with suppliers of raw materials except in such party's sole discretion in accordance with its judgment as to its best interest. The party declaring force majeure shall promptly notify the other party when such force majeure no longer affects its ability to perform hereunder.

    14. INTEGRATION. This Agreement together with the Asset Purchase and Sale Agreement and the other agreements contemplated thereby incorporates the complete and final agreement of the parties relative to the subject matter herein, and shall not be amended or supplemented other than in writing signed by both parties hereto dated subsequent to the date hereof.

    15. DEFAULT. A party shall be in default hereunder in the event of the occurrence of any of the following:

    a) Such party should default in the performance of any of its obligations hereunder, which default remains uncured 30 days following receipt of notice specifying the nature of the default from the non-defaulting party; or

    b) If any decree or order is entered by a court adjudicating such party a bankrupt or insolvent or approving as properly filed a petition seeking reorganization of such party under the federal Bankruptcy Code, or any other similar federal or state law, and such decree or order shall have continued undischarged or unstayed for a period of 30 days; or a decree or order of a court for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of such party or a substantial part of its property, or for the winding up or liquidation of its affairs shall have been entered and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or

    c) Such party shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy petition against it, or shall file a petition or answer or consent seeking reorganization under the federal Bankruptcy Code or any other similar federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or a substantial part of its assets, or shall make an assignment for the benefit of creditors (other than as contemplated by this Agreement), or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by such party in furtherance of any of the foregoing actions.

    In the event of any such default, the non-defaulting party may at its option terminate this Agreement by written notice, without prejudice to any other rights or remedies available to the non-defaulting party by reason of such default.

    15. NO WAIVER. No waiver by either party of one or more rights of termination or defaults by the other party in the performance of this Agreement shall operate or be construed as a waiver of any future or continuing rights, options or defaults, whether of a like or different character.

    16. GOVERNING LAW. This Agreement shall be deemed a contract under and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

    Executed in duplicate originals the day and year first above written.

WITNESS:                               QUAKER STATE CORPORATION

                                       By:
------------------------------            -------------------------------------

                                        Its:
                                           ------------------------------------

WITNESS:                               PETROWAX PA INC.

                                       By:
------------------------------            -------------------------------------

                                       Its:
                                           ------------------------------------

                                      EXHIBIT E

                                      EXHIBIT E

                              FORM OF ENVIRONMENTAL NOTE

$___________                                               Date:____________


    For value received, Petrowax PA Inc., a Delaware corporation (hereinafter called "PPI"), hereby promises to pay, in lawful money of the United States of America, Quaker State Corporation, a Delaware corporation (hereinafter called "Quaker State"), at Quaker State's offices at Oil City, Pennsylvania, or at such other place as Quaker State shall designate in writing, the principal sum of _______ ($________), together with interest thereon from the date of this Environmental Note until paid at the rate of 10% per annum. Interest shall be calculated on a year of 360 days of 12, 30-day months.

    Commencing ninety days from the date of this Environmental Note and throughout the Repayment Period as hereinafter defined, principal and interest under this Environmental Note shall be due and payable in equal quarterly installments of principal with all accrued and unpaid interest thereon. The amount of each quarterly installment of principal shall be calculated by dividing the total amount of the principal sum as of the date of this Environmental Note by the number of quarters within the Repayment Period. The Repayment Period shall be the period commencing the date of this Environmental Note through March of the year 2010. PPI shall, subject to the provisions of this Environmental Note set forth below, have the right to prepay in whole or in part the amount owing to Quaker State hereunder, at any time and without penalty.

    In the event payment is not timely made under this Environmental Note pursuant to the terms set forth in the preceding paragraph (other than as a result of an election by PPI to set-off in accordance with the terms of this Environmental Note), interest shall accrue on the principal amount then outstanding from the date of any such missed scheduled payment until the date payment therefor is made, at the rate of twelve percent (12%) per annum.

    The occurrence of any of the following shall constitute an Event of Default under this Environmental Note:

    1. PPI fails to make any payment to Quaker State of the principal of and/or interest on this Environmental Note when the same shall have become due and payable, whether at maturity as herein expressed or by declaration, or otherwise and such failure is not cured within ten (10) days after receipt of written notice of such nonpayment; or

    2. PPI is in material default in the due and punctual payment of any other obligation owed by the undersigned to Quaker State and such default is not cured within ten (10) days after receipt of written notice of such default; or

    3. PPI is in material default under the Senior Loan Agreement (as defined herein) and such default is not cured within any applicable cure period provided thereunder; or

    4. PPI is adjudicated a bankrupt, or an order is made approving a petition seeking reorganization or readjustment of PPI under the federal bankruptcy laws or other similar law or statute of the United States of America or of any state, or a trustee or receiver is appointed of all or substantially all of the property of PPI; or

    5. PPI admits in writing its inability to pay its debts as they become due, files a petition in bankruptcy or makes a general assignment for the benefit of creditors or consents to the appointment of a receiver or trustee of all or any part of its property; or

    6. Final judgment or judgments for the payment of money is or are rendered against PPI and such judgment or judgments remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed.

    Upon the occurrence and continuation of an Event of Default, and subject to the provisions of this Environmental Note set forth below, Quaker State may, by notice in writing delivered to PPI, declare the entire principal amount and accrued interest, if any, on this Environmental Note immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable.

    This Environmental Note is being executed by PPI and delivered to Quaker State pursuant to the terms of that certain Asset Purchase and Sale Agreement (the "Agreement") dated as of March 30, 1990 by and between PPI and Quaker State and represents PPI's apportioned share of certain Remedial Costs

(as defined in the Agreement), as more fully described therein.  Pursuant to
Section 10.4(b) of the Agreement, Quaker State has agreed to indemnify PPI against certain claims as more fully described therein. Quaker State hereby agrees that PPI, in accordance with Section 10.4(d) of the Agreement, has the full and absolute right, but not the obligation, to set-off against any amount due or which, with the passage of time, will become due hereunder (including both principal and interest), any amounts which Quaker State may from time to time owe PPI pursuant to Section 10.4(b) of the Agreement. Such right of set-off is in addition to any other remedies PPI may have under the Agreement or otherwise and shall be deemed exercised only upon PPI giving Quaker State written notice of PPI's election to set-off.

    The indebtedness ("Subordinated Debt") evidenced by this Environmental Note is subordinated and junior in right of payment to all Superior Debt (as defined herein).

    For the purpose of this Environmental Note the term "Superior Debt" shall mean all "Obligations" as defined in that certain Senior Secured Loan Agreement (the "Senior Loan Agreement") dated the date hereof by and between PPI, a wholly-owned subsidiary of U.S. Petroleum Corp., a Delaware corporation ("Guarantor"), and Sanwa Business Credit Corporation, a Delaware corporation, as a Lender and on behalf of other Lenders to whom it may assign its rights thereunder, as well as all other "Debt" permitted under the terms of the Senior Loan Agreement. The Superior Debt shall continue to be Superior Debt and be entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Superior Debt or extension or renewal of the Superior Debt.

    No direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on any Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt so long as any amounts shall remain due or payable under the Senior Loan Agreement; PROVIDED, HOWEVER, that PPI may make payments on the Subordinated Debt pursuant to the terms hereof, and PROVIDED FURTHER that making any such payment will not contravene any provision of the subordination provisions set forth in this Environmental Note or the Senior Loan Agreement.

    Notwithstanding any provisions to the contrary, upon the occurrence of any condition or event which would constitute an "Event of Default" as defined in the Senior Loan Agreement or which would constitute any default or event of default with respect to any other Superior Debt, as defined therein or in any instrument under which the same is outstanding, which permits the holder or holders of any of the Superior Debt to accelerate the maturity thereof then, unless and until such condition or event shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed or attempted to be made on account of the principal of, or premium, if any, or interest or otherwise on any Subordinated Debt, or as a sinking fund for the Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt.

          In the event of:

             (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to PPI or Guarantor or to the property of either of them,

            (ii) any proceeding, voluntary or involuntary, for the liquidation, dissolution or other winding-up of PPI or Guarantor, whether or not involving insolvency or bankruptcy proceedings,

           (iii) any general assignment, other than as security, for the benefit of creditors by PPI or Guarantor, or

             (iv)  any other marshalling of the assets of PPI or Guarantor,

then all Superior Debt (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to Quaker State. Any payment or distribution, whether in cash, securities or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of Subordinated Debt shall be paid or delivered directly to the holders of the Superior Debt and then in accordance with the priorities then existing among such holders until all Superior Debt (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall have been paid in full.

    The Subordinated Debt shall not be declared in default or due and payable as the result of the occurrence of any event in respect thereof and no payment shall be made in respect of any Subordinated Debt (except as otherwise expressly provided herein) unless and until all Superior Debt shall have been paid in full.

    If any payment or distribution, whether in cash, securities, or other property, shall be received by Quaker State in contravention of any of the terms hereof, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Superior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all such debt remaining unpaid, to the extent necessary to pay all such debt in full. In the event of the failure of Quaker State to endorse or assign any such payment or distribution, each holder of Superior Debt is hereby irrevocably authorized to endorse or assign the same.

    No present or future holder of any Superior Debt shall be prejudiced in the right to enforce subordination of Subordinated Debt by any act or failure to act
on the part of PPI.   The foregoing provisions as to subordination are solely
for the purpose of defining the relative rights of the holders of the Superior Debt, on the one hand, and Quaker State, on the other hand. Nothing contained herein shall impair, as between PPI and Quaker State, the obligation of PPI, which is unconditional and absolute, to pay to Quaker State the principal hereof and interest hereon as and when the same shall become due and payable in accordance with the terms hereof, or prevent Quaker State from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon the occurrence of any condition or event which constitutes a default or event of default hereunder, all subject to the rights of the holders of the Superior Debt to receive cash, securities or other property otherwise payable or deliverable to Quaker State.

    When the aggregate amount received by the holders of the Superior Debt equals all amounts owed to the holders of the Superior Debt, Quaker State shall be subrogated to all rights of any holders of such Superior Debt to receive any further payments or distributions applicable to the Superior Debt until the Subordinated Debt shall have been paid in full, and such payments or distributions received by Quaker State by reason of such subrogation, whether in cash, securities or other property which otherwise would be paid or distributed to the holders of Superior Debt, shall, as between PPI and its creditors other than the holders of other Superior Debt, on the one hand, and Quaker State on the other hand, be deemed to be a payment by PPI on account of Superior Debt and not on account of

Subordinated Debt. Nothing contained in the foregoing shall reduce the amounts owed by PPI to Quaker State hereunder and PPI agrees, subject to the terms of this Environmental Note, that it is obligated to make payment in full to Quaker State hereunder.

    Quaker State will take such action (including, without limitation, the delivery of this instrument to an agent for the holders of Superior Debt or the filing of a financing statement with respect thereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the obligations under the Senior Loan Agreement at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

    No failure or delay on the part of any holder hereof to exercise any of the rights hereunder shall be deemed a waiver of any of such rights or of any default hereunder.

    PPI hereby waives demand, presentment for payment, notice of dishonor, protest, notice of protest and notice of non-payment of this Environmental Note.

    This Environmental Note may be sold, assigned or transferred by Quaker
State to any other party, upon written notice to PPI, provided that such purchaser, assignee or transferee shall have assumed the indemnification obligations of Quaker State under Section 10.4(b) the Agreement. This Environmental Note may not otherwise be sold, assigned or transferred to any other party without the express written consent of PPI. This Environmental Note shall be binding not only upon PPI and Quaker State, but also upon their permitted successors and/or assigns.

    In the event any legal proceedings to enforce this Environmental Note are commenced, the prevailing party shall be entitled to recover from the other party all reasonable attorneys' fees and costs incurred in such proceedings, including appeals and postjudgment execution.

    This Environmental Note shall be governed by and construed in accordance with the laws of the State of New York.

    IN WITNESS WHEREOF, PPI has caused this Environmental Note to be executed by its duly authorized officer as of the date first above written.

                                   PETROWAX PA INC.

                                   By:
                                      ---------------------------
                                      Gene R. Blendermann,
                                      President and Chief
                                      Executive Officer

                                      EXHIBIT F

                                      Exhibit F

                                     [LETTERHEAD]

                                                      April _, 1990


Petrowax PA Inc.
230 Park Avenue
Suite 610
New York, NY   10169

Re:  Asset Purchase and Sale Agreement and
     Related Agreements

Gentlemen:

     This opinion is delivered in connection with the Asset Purchase and Sale Agreement (the "Agreement") dated ____________________ between Quaker State Corporation ("Quaker State") and Petrowax PA Inc. ("PPI"). I have acted as counsel to Quaker State in the course of negotiation of the Agreement. All terms used herein which are defined in the Agreement shall have the same meaning as set forth therein.

     In making this opinion, I have examined the Charter and By-laws of Quaker State, the minutes of meetings or actions of Quaker State's Board of Directors, and such other corporate and official records as I deemed necessary or appropriate. In addition, in rendering certain of the opinions stated below, I have relied upon certificates from the Secretaries of State of Delaware and Pennsylvania. The opinions made below are based upon the assumption that, with respect to general principles of contract law and the general enforceability of contracts, the law of New York is the same as that of Pennsylvania. My practice is limited to Pennsylvania, and no opinion is made with respect to New York law or the validity or enforceability of the Agreement under the law of New York.

     Based upon the foregoing and upon such factual inquiries and legal considerations which I deem relevant, I am of the following opinions, subject to the limitations and conditions set forth below:

    l. Quaker State is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of Delaware, and has full corporate power and authority to carry on the business of the Facilities as presently conducted and to own or lease and operate the Assets. Quaker State is qualified to do business and is in good standing in each jurisdiction in which the nature of the Facilities or the character of Quaker State's properties used in the operation of the Facilities makes such qualification necessary except where the failure to so qualify would not have a material adverse effect on the operation of the Facilities.

Petrowax PA Inc.
April ___, 1990
Page 2

     2. The execution and delivery of the Agreement, the Supply Agreements, and all other agreements and instruments to be executed by Quaker State in connection therewith and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Quaker State.

     3. The Agreement, the Supply Agreements and all other agreements and instruments to be executed by Quaker State in connection therewith have been duly and validly executed and delivered by Quaker State and constitute the valid and binding obligations of Quaker State, enforceable against Quaker State in accordance with their terms (subject as to the enforcement of remedies to Title 11 of the United State Code as from time to time in effect and to any other applicable bankruptcy, reorganization, moratorium, insolvency, or other laws generally affecting the enforcement of creditors' rights and the relief of debtors, and to the general principles of equity).

     4. The execution, delivery and performance of the Agreement, the Supply Agreements and the agreements and instruments to be executed and delivered by Quaker State in connection therewith do not result in a breach of any of the terms or provisions of, or constitute a default (or an event which with the passing of time or the giving of notice, or both, would constitute a default) under, or conflict with, (i) the Certificate of Incorporation or By-Laws of Quaker State, (ii) any statute or regulation binding upon Quaker State or, to the best of my knowledge, any judgment, order or decree affecting Quaker State, or (iii) to my knowledge, any material agreement, indenture or other instrument to which Quaker State is a party or by which it is bound, except, in the case of
(ii) and (iii) above, for such breaches, defaults and conflicts which would not, individually or in the aggregate, have a material adverse effect on either of the Facilities, any of the Assets, or the transaction contemplated by the Agreement.

     5. All governmental consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Quaker State and which are necessary for the execution, delivery and performance by Quaker State of the Agreement, the Supply Agreements and the agreements and instruments to be executed and delivered by Quaker State pursuant thereto have been obtained and satisfied, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of Quaker State. In rendering the opinion expressed in this paragraph 5, I have relied on the representations and warranties made by PPI in the Agreement that no filing is required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act.

     6. To the best of my knowledge, there is no action, suit, claim, proceeding, inquiry or investigation pending or threatened against or affecting the Facilities at law or in equity, or before or by any arbitrator or any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that, if

Petrowax PA Inc.
April    , 1990
Page 3

decided adversely to the interests of Quaker State, could have a material adverse effect on the Facilities, the Assets or the transactions contemplated by the Agreement.

     7. The bills of sale, assignments and other agreements and instruments to be issued by Quaker State to effect the transfer of those items of personal property included in the Assets are, or will be when executed and delivered, sufficient to effect the sale, transfer and assignment of Quaker State's right, title and interest in such Assets, and are, or will be when executed and delivered, valid and binding obligations of Quaker State.

     This opinion is based upon the present laws of the Commonwealth of Pennsylvania, the Delaware General Corporation Law, and the laws of the United States, to present judicial interpretations thereof and to the facts as they presently exist or have been related to me. No obligation to revise or supplement this opinion letter should the present laws be changed is assumed, and no obligation is assumed to update this opinion with respect to any changes in circumstances or facts occurring after the date hereof. This opinion is rendered to you pursuant to the Agreement and may not be used or relied upon by any other person or in any other context, or disclosed to any party other than the addressee.

                                       Very truly yours,



                                       Richard Winkler
                                       Senior Corporate Attorney

RW/bh

                                      EXHIBIT G

                                      EXHIBIT G

                                 FORM OF OPINION OF
                               GIBSON, DUNN & CRUTCHER

                                   April ___, 1990



(212) 351-4000                                                      93273-00001


Quaker State Corporation
255 Elm Street
Oil City, Pennsylvania  16301


Gentlemen:


         We have acted as counsel to Petrowax PA Inc., a Delaware corporation (the "Company"), in connection with the purchase of the manufacturing and the pipeline and terminal facilities (the "Facilities") known as the Emlenton Wax Plant, the McKean Refinery and the crude oil pipeline and terminal department running from the McKean Refinery to and including the Coleville Terminal, and certain related assets of Quaker State Corporation, a Delaware corporation ("QSC"), pursuant to the terms of that certain Asset Purchase and Sale Agreement, dated as of March 30, 1990, by and between the Company and QSC (the "Agreement"). This opinion is being delivered to you pursuant to Section 10.2(c) of the Agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

         In our capacity as counsel, and for the purposes of rendering this opinion, we have made such legal and factual inquiries and examinations as we deemed advisable. We have also been furnished with evidence or

Quaker State Corporation
April __, 1990
Page 2

advice satisfactory to us from the Secretary of State of the State of Delaware with respect to the corporate good standing of the Company. In addition, we have obtained and relied upon such other certificates and assurances from public officials and from officers and representatives of the Company as we have deemed necessary. We have also relied, generally without verification, on representations and warranties as to the facts contained in any of the documents referred to herein.

         We have also examined the Slack Wax and Petrolatum Purchase Agreement and the Crude Oil Purchase and Sale Agreement, both dated the date hereof (the "Supply Agreements").

         In all such examinations, we have assumed the genuineness of all signatures by each party, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as conformed or photostatic copies. For the purpose of the opinions hereinafter expressed, we have assumed the due execution and delivery, pursuant to due authorization, of each document referred to in this opinion by each party thereto other than the Company and that each document constitutes the valid and binding obligation of each other party enforceable against such party in accordance with its terms.

         On the basis of the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

         2. The execution and delivery of the Agreement, the Supply Agreements and all other agreements and instruments to be executed by the Company in connection therewith have been duly authorized by all necessary corporate action on the part of the Company.

         3. The Agreement and the Supply Agreements have been duly and validly executed and delivered by the

Quaker State Corporation
April __, 1990
Page 3

Company, and the Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         4. The execution, delivery and performance of the Agreement, the Supply Agreements and the agreements and instruments to be executed and delivered by the Company pursuant to the terms thereof do not result in a breach of any of the terms or provisions of, or constitute a default (or an event which with the passing of time or the giving of notice, or both, would constitute a default) under, or conflict with: (a) the Certificate of Incorporation or Bylaws of the Company, (b) any statute, rule or regulation binding upon the Company or, to our knowledge, any judgment, order, writ, injunction or decree affecting the Company, or (c) to our knowledge, any material agreement, indenture or other instrument to which the Company is a party or by which it is bound, except, in the case of (b) and (c) above, for such breaches, defaults and conflicts which would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of the Company.

         5. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Company and which are necessary for the execution, delivery and performance of the Agreement and the Supply Agreements by the Company have been obtained and satisfied, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of the Company.

         The foregoing opinions are subject to the following qualifications, exceptions, assumptions and limitations:

         A. Our opinion as to the validity, binding effect and enforceability of the Agreement is subject to limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, reorganization, insolvency,

Quaker State Corporation
April __, 1990
Page 4

moratorium and similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other law regarding fraudulent conveyances and preferential transfers. The remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         B. No opinion is expressed herein as to the enforceability of the Agreement (i) for immaterial breaches; (ii) for material breaches which are the proximate result of actions taken by you or your agents which actions you are not entitled to take pursuant to the Agreement or applicable law or which otherwise violate applicable law; or (iii) to the extent that you may take any discretionary action insofar as such action is arbitrary, unreasonable or capricious or is not performed in good faith or in a commercially reasonable manner.

         C. No opinion is expressed herein as to the enforceability of provisions waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law, to the extent such waivers are held to be against public policy or prohibited by law.

         D. No opinion is expressed herein as to the enforceability of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or together with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

         E. No opinion is expressed herein as to the enforceability of provisions indemnifying a party against liability for its own wrongful or negligent act or where such indemnification is contrary to public policy.

         F. With respect to statements in this opinion based on our knowledge, we have advised you only as to knowledge obtained by us in connection with matters to

Quaker State Corporation
April __, 1990
Page 5

which we have given substantive attention as counsel for the Company in the form of legal consultation, and which knowledge refers only to the knowledge of the lawyers in our firm participating in the preparation of the Agreement and not to the knowledge of every lawyer in our firm.

         We are admitted to practice in the State of New York. In addition, we are generally familiar with the Delaware General Corporation Law and have made such investigation thereof as we deemed necessary for the purpose of rendering this opinion. This opinion is limited to the present laws of the State of New York, the Delaware General Corporation Law and the federal law of the United States of America, to present judicial interpretations thereof and to the facts as they presently exist. We assume no obligation to revise or supplement this opinion should the present laws of such jurisdictions be changed by legislative action, judicial decision or otherwise. This opinion is rendered as of the date hereof, and we express no opinion as to, and disclaim any undertaking or obligation to update this opinion in respect of, changes of circumstances or events which occur subsequent to this date.

         This opinion is rendered to you pursuant to Section 10.2(c) of the Agreement and may not be relied upon by any other person or by you in any other context. This opinion may not be quoted nor may copies be furnished to any other person without the prior written consent of this firm, except that you may furnish a copy hereof (i) to your independent auditors and attorneys, (ii) to any state or federal authority having regulatory jurisdiction over you, (iii) pursuant to order or legal process of any court of governmental agency and (iv) in connection with any legal action to which you are a party arising out of the transactions contemplated by the Agreement.

                                                 Very truly yours,

                             Schedule 1.13 Remedial Work

    Remedial Work shall include, but not be limited to, those site conditions at the McKean Plant and Emlenton Plant identified in the reports of Duncan, Lagnese & Associates, Inc. dated November, 1989.

                    Schedule 3.1(a)(i) McKean Plant Real Property


All of the tracts listed on this Schedule are conveyed under and subject to:


    a) Any and all exceptions, reservations, rights of way and easements granted or reserved by Seller, or its predecessors in title, to the extent recorded in the county recorder's office or disclosed in writing to Buyer by Seller;
    b) taxes and assessments, both general and special, which are a lien but not yet due and payable;
    c)   zoning   and   other   ordinances,   laws,   regulations  and   other
         governmental impositions, if any, in any way affecting the property and any improvements thereon;
    d) matters which may be discoverable by an accurate survey and inspection of the property;
    e) easements, rights of way and rights of passage, whether or not appearing of public record;
    f) those matters listed as items 1 through 39 of Schedule B. II. and 1.i, and j. of Schedule B.I. of Ticor Title Insurance Commitment No. 1990-0002, dated January 12, 1990.

                                                                     SCHEDULE A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                                   Page 1 of 14
--------------------------------------------------------------------------------
Commitment No.                                   Effective Date of Commitment:
 1990-0002                                            January 12, 1990
--------------------------------------------------------------------------------
Your No.:

--------------------------------------------------------------------------------

Prepared for
  TICOR TITLE INSURANCE
  ONE PENN SQUARE WEST, SUITE 1301
  30 SOUTH 15TH STREET
  PHILADELPHIA, PA 19102
Inquiries Should be Directed to:
  BRUCE T. ROSEN, ESQ.
  ROSEN, ROSEN & BLOOM
  207 SENECA STREET
  OIL, CITY, PA  16301
1. Policy or Policies to be issued:                                  Amount

   (a) / / ALTA Owners Policy - Form        - 1970              $
                                    ------                       -----------
         Proposed Insured:

   (b) / / ALTA Loan Policy 1970                                $
                                                                 -----------
         Proposed Insured:

2. The estate or interest in the land described or referred to in this Commitment and covered herein is a Fee Simple.


3. Title to said estate or interest in said land is at the effective date hereof vested in: QUAKER STATE OIL REFINING CORPORATION



4. The land referred to in this Commitment is located in the County of McKean,
   Township of Keating, State at Pennsylvania         and described as follows:

  PARCEL NO. 1

  BEGINNING at a point in the center of the road leading from Farmers Valley to Turtle Point, said point being one hundred forty-six (146) feet westerly from the center line of the Pittsburgh, Shawmut and Northern Railroad and twenty (20) feet South of an iron post marking the Eastern boundary of the lot herein conveyed: and running thence Northerly one hundred fifty
  (150) feet to the northeasterly corner hereof: and running thence Westerly and parallel to the said Farmers Valley to Turtle point road one hundred
  (100) feet to an iron pipe corner; and running thence Southerly and parallel with the Eastern boundary hereof one hundred fifty (150) feet to the center of said road; and running thence Easterly along the center line of said road one hundred (100) feet to the place of beginning.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMMITMENT NO.
  1990-0002                                                  Page 2 of 14
--------------------------------------------------------------------------------

  PARCEL NO. 2(A):

  BEGINNING at a post standing one hundred twelve (112) rods east, and fifty one and three tenths (51.3) rods north of the northeast corner of a lot of land conveyed by John Keating and Company to George Otto; thence west two hundred and seventy one and nine-tenths (271.9) rods to a post corner in the west line of Warrant No. 2091; thence by said line, north fifty one and two-tenths (51.2) rods to a post corner thence east two hundred and ninety nine and four-tenths (299.4) rods to a post corner on the west bank of Potato Creek; thence up the said creek by its various courses and distances to the place of beginning.

  EXCEPTING AND RESERVING, however, that certain piece or parcel of land bounded and described as follows:

  BEGINNING at a point in the center of the public road leading from Smethport to Olean, in the division line between the farms formerly of Eugene Mullin and Pelton, an iron on the east side of the road one rod from the center thereof;
  thence by the center of  said  road north   fifteen (15) degrees east four
  rods, north twenty (20) degrees east six rods, to an iron on east side of road; thence east fifteen and six tenths (15.6) rods to an iron; thence south nine and three tenths (9.3) rods to iron in said division line; thence by said line west eighteen and eight tenths (18.8) rods to the place of beginning.

  ALSO EXCEPTING AND RESERVING, two and sixteen hundredths (2.16) acres of land more particularly described in deed from Eugene Mullin and wife to the Pittsburgh, Shawmut & Northern Railroad Company, dated October 31, 1899, and recorded in Deed Book 109, page 486.

  ALSO EXCEPTING AND RESERVING, that certain triangular piece or parcel of land heretofore conveyed by Jack Kessler to McKean County Refining Company by deed dated May 28, 1932, and recorded in Deed Book 222, Page 120.

  PARCEL NO. 2(B):

  But granting and conveying hereby the said triangular piece, bounded and described as follows: BEGINNING at a point of intersection of the center lines of the concrete bridge and Cole Creek, said bridge being over Cole Creek on U.S. Highway Route No. 6, and running thence southerly seventy three degrees five minutes east five hundred forty-nine (549) feet to an iron pipe situate in the westerly line of the Pittsburgh, Shawmut & Northern Railroad Company's right of way, said pipe being north seventy three (73) decrees five minutes west from the center pier of the Pittsburgh, Shawmut & Northern Railroad Company bridge over Cole Creek; thence along the said right of way north twenty six (26) degrees twenty (20) minutes east one hundred eighty nine (189) feet to an iron pipe situated in the westerly line of said right of way of the Pittsburgh, Shawmut & Northern Railroad Company; thence south eighty nine (89) degrees ten (10) minutes west six hundred eight (608) feet to the place of beginning.

  PARCEL NO. 3(A)

  All of the portions of Lot Nineteen (19) of the Keating Allotment of lands in Keating Township, being part of Warrant 2091 which are located East of the highway leading from Smethport to Coryville, Pennsylvania, Route 446, bounded on the West by said

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMMITMENT NO.
  1990-0002                                                   Page 3 of 14
--------------------------------------------------------------------------------


  highway on the North by lands now or formerly of L.D. Scowden, on the East by Potatoe Creek; on the south by lands now or formerly of Quaker State Oil Refining Corporation.

  EXCEPTING THEREFROM THE FOLLOWING:

  1) One (1) acre conveyed by Mary Decker to G. W. Smith by deed dated September 15, 1921, in Deed Book 185, Page 295:
  2) Fifteen thousand (15,000) square feet conveyed by Mary Decker to Edward F. Fox by deed dated March 29, 1927, recorded in Deed Book 208, Page 227;
  3) Lot conveyed by Mary Decker to John Dickerson by deed dated March 19, 1928, recorded in Deed Book 204, Page 375;
  4) One-fourth (1/4) acre conveyed by Mary Decker to S. and R.B. Francisco, by deed dated February 7, 1930, recorded in Deed Bock 229, Page 323;
  5) Four tenths (.4) acre conveyed by Mary Decker to Shawmut Realty Corporation by deed dated March 13, 1930, recorded in Deed Book 212,
       Page 380;
  6) Five and eight tenths (5.8) acres conveyed by Mary Decker to School District of Keating Township by deed dated May 31, 1930, recorded in Deed Book 214, Page 40.
  7) Lot conveyed by B. D. Yates to Quaker State Oil Refining Corporation by deed dated July 30, 1963, recorded in Deed Book 410,
       Page 531;
  8) Lot conveyed by B. D. Yates to Quaker State Oil Refining Corporation by deed dated July 30, 1963, recorded in Deed Book 412,
       Page 785.
  9) Lot containing 2.49 acres conveyed by Mary Decker, et vir, to Pittsburgh, Shawmutt and Northern Railroad Company, dated
       December 4,  1889,  recorded  in  Deed  Book 109, Page 271;
  10) Lot containing 1/2 acre conveyed from Mary Decker, et vir, to M.L. Weim, et ux, dated March 29, 1927, recorded in Deed Book 106, Page 24;
  11) Lot conveyed by Mary Decker, et vir, to Bradford Electric Company, deed dated July 10, 193, and recorded in Deed Book 214, Page 74;
  12) Lot containing 1/4 acre conveyed from Mary Decker, et: vir, to Sherman Francisco, et ux, dated February 7, 1930, recorded in Deed Book 224,
       Page 323:
  13) Parcel containing 21.6 acres from John W. Yates, et ux, to Donald P. Johnson, et ux, dated May 14, 1957, recorded in Deed Book 328. Page 25;

  BEGINNING at an iron stake in the westerly line of the public highway leading from Smethport to Coryville, the southeast corner of land of Joseph C. Stull at Farmers Valley Corners, thence West along the north line of a lot conveyed to B. Schoenemann by C. E. B. Hatch by deed dated April, 1884, DB 33, Page 50, 73 feet 6 inches to a post corner: thence northerly parallel with the highway 56 feet to a post corner, thence Eastwardly at right angles to said highway 18 feet to a post corner, thence northerly and parallel with said highway, 28 feat to a post corner; thence easterly at right angles to said highway 46 feet 2 inches to the westerly line of said highway, thence southerly along said highway line 48 feet to the place of beginning.

  PARCEL NO. 3(b)

  BEGINNING at the intersection of the center line of the highway leading from Farmers Valley to Colevile with the center line of the highway leading from Smethport to Coryville; thence along the center of said Smethport and Coryville Highway, South thirty-four and one-half degrees West (S. 34 1/2Degrees W.) two hundred fifty-three and five tenths (253.5) feet, more or less, to the Northeast corner of land conveyed to Balthasar Schoenemann by C. E. B. Hatch, by deed dated April 1, 1884, and recorded

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMMITMENT NO.
  1990-0002                                                     Page 4 of 14
--------------------------------------------------------------------------------

  in Deed Book Volume 33, at page 50; thence West along the North line of said Schoenemann's lot three hundred thirty-one (331) feet, more or less, to the Northwest corner thereof: thence North eighty-one (81) feet, more or less, to a post corner ninety (90) feet South of the South line of the said Farmers Valley and Coleville Highway, being the Southeast corner of a lot conveyed to said J. C. Stull by C. C. Sloan; thence West one hundred (100) feet to a post corner; thence North ninety (90) feet to a post corner in the South line of said highway; thence East along said South line one hundred (100) feet to a post corner; thence North twenty-five (25) feet, more or less, to the center of said highway; thence along the center of said highway, South eighty-seven and one-half degrees East (S. 87 1/2 Degrees E.) four hundred seventy-five (475) feet, more or less, to the place of beginning.

  EXCEPTING THEREFROM THE FOLLOWING:

  BEGINNING at a post corner at the Northwest corner of a certain lot conveyed by C. E. B. Hatch to B. Schonemann by deed dated April 1, 1889, recorded in Deed Book Volume 33, Page 50: thence North eighty-one (81) feet, more or less, to a post ninety (90) feet South from the South line of the Farmers Valley - Coleville highway, being also the Southeast corner of lot conveyed by C. C. Sloan to J. C. Stull by deed dated March 26, 1906, recorded in Deed Book Volume 141, page 108; thence West thirty-five (35) feet more or less, along the south line of said Stull lot, to a post corner therein; thence North ninety (90) feet to a post corner in the South line of the Farmers Valley - Coleville highway; thence east thirty-five (35) feet, more or less, along the South line of said Farmers - Valley Coleville highway to a post corner in the East line of the Stull lot; thence North twenty-five (25) feet to the center line of said highway; thence East ninety (90) feet along the center line of said highway to a point; thence South one hundred eighty-nine (189) feet, more or less, to a post in the North line of said Schonemann lot; thence West ninety-one (91) feet, more or less, along the North line of said Schonemann lot to the place of beginning.

  PARCEL NO. 3(c):

  BEGINNING at a point in the center of State Highway #96 leading from Farmers Valley to Bradford, the Northwest corner of the H. D. Marsh lot; thence South by the West line of said Marsh lot one hundred (100) feet to an iron stake; thence West one hundred twenty (120) feet to an iron stake; thence North and parallel with first described course one hundred (100) feet to a point in the center of said public highway; thence East by the center of said public highway one hundred twenty (120) feet to the place of beginning.

  PARCEL NO. 3(d):

  BEGINNING at a stone corner on the bank of Potato Creek; thence running South along the line of the; Shawmut Railroad until striking M. A. Decker's East and West line thence directly East to Potato Creek; thence Northward to the place of beginning.


  PARCEL NO. 3(e):

  BEGINNING at the Northwest corner of Lot 137 contracted to J. C. Nettleship; thence East thirty-seven perches (37 p) to a post; thence North one hundred one perches (101 p) to a post on the bank of Potato Creek; thence up said creek North eighty-five degrees West (N. 85Degrees W.) seven (7) perches: thence North twenty-five degrees West (N. 25Degrees W.) seventeen
  (17) perches; thence North four degrees west (N. 4Degrees W.) ten and seven tenths (10.7) perches: thence North forty-six degrees West (N. 46Degrees W.)

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Commitment No.
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  ten (10) perches; thence South sixty-four degrees West (S. 64DEG. W.)
  eleven (11) perches; thence South fifty degrees West (S. 50DEG. W.) twenty-five and six tenths (25.6) perches: thence South eighteen degrees (S. 18DEG.) fifteen (15) perches; thence South twenty-one and one-half degrees East (S. 21 1/2DEG. E.) twenty-eight (28) perches; thence South twenty-five degrees West (S. 25DEG. W.) eighteen (18) perches; thence
  South fifty-eight degrees West (S. 58DEG. W.) ten (10) perches; thence
  South two degrees west (S. 2DEG. W.) eleven and eight tenths (11.8) perches: thence North eighty-six and one-half degrees East (N. 86 1/2DEG. E. ) thirty-one and five tenths (31.5) perches; thence South forty-six degrees East (S. 46DEG. E.) thirteen and eight tenths (13.8) perches; thence South twenty degrees West (S. 20DEG. W.) seventeen (17) perches; thence
  South thirty-six degrees West (S. 36DEG. W.) nineteen (19) perches to the place of beginning.

  PARCEL NO. 4:

  BEGINNING at a post corner at the Northwest corner of premises conveyed by Charles E. B. Hatch to Balthaser Schonemann by deed dated April 1, 1884, and recorded McKean County Deed Bock Volume 33, Page 50; thence North eighty-one (81) feet more or less to a post corner situate ninety (90) feet South of the South line of the Farmers Valley-Coleville Highway, being the Southeast corner of premises heretofore conveyed by Celestia C. Sloan to Joseph C. Stull, by deed dated March 26, 1906, and recorded in Mckean County Deed Book Volume 141, Page 108; thence West along the South line of said Stull premises, one hundred (100) feet to a post corner, being the Southwest corner of said Stull premises or lot; thence North fifteen (15) feet more or less to a post corner, being the Southeast corner of a lot of land conveyed by Thomas Soule, Jr. and wife to Charles W. Rounsville and Anna Rousville, husband and wife, by deed dated October 23, 1926, recorded in McKean County Deed Book 199, page 207: thence West one hundred twenty (120) feet along the South line of said Rounsville lot to a post corner, being the Southwest corner of said Rounsville lot; thence North along the west side of said Rounsville lot, one hundred (100) feet to a point in the center line of the said Farmers Valley-Coleville Highway; thence West by the center line of said Highway to the point of intersection thereof with the North line of the Smethport-Coleville Highway, known as State Highway
  Route No. 46; thence Southeast by the North line of said Highway Route
  No. 46 to a post corner, being the southwest corner of a parcel of land heretofore conveyed by A. Chester Marsh, et al, to McKean County Refinery, by deed dated May 4, 1927, and recorded in McKean County Deed Book 201, Page 444; thence along the West line of said parcel of land ninety-five (95) feet more or less, to the point of beginning.

  PARCEL NO. 5:

  BEGINNING at a post corner at the Northwest corner of a certain lot heretofore conveyed by Charles E. B. Hatch to Balthaser Schoneman, by deed dated April 1, 1884, and recorded in McKean County Deed Book Vol. 33, Page 50; thence North eighty-one (81) feet more or less to a post corner ninety (90) feet South from the South line of the Farmers Valley-Coleville Highway, being also the Southeast corner of a lot of land conveyed by Celestia C. Sloan to Joseph C. Stull, by deed dated March 26, 1906, and recorded in McKean County Deed Bock Volume 141, Page 108, etc;
  thence West thirty-five (35) feet, more or less, along the South line of said Stull lot to a post corner therein; thence North ninety (90) feet to a post corner in the South line of said Farmers Valley-Coleville
  Highway; thence East thirty-five (35) feet more or less along the South line of said Farmers Valley-Coleville Highway to a post corner in the East line of said Stull lot; thence North twenty-five (25) feet to the center line of said highway; thence East ninety (90) feet along the center line



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COMMITMENT NO.                                                Page 6 of 14
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  of said highway to a point; thence south one hundred eighty-nine
  (189) feet more or less to a post in the North line of said Schoneman lot; thence West ninety-one (91) feet, more or less along the north line said Schoneman lot to the place of beginning.

  PARCEL NO. 6:

  BEGINNING at a point in the center of the public road leading from Smethport to Olean in the division line between the farms formerly of Eugene Mullin and Pelton, an iron on the east side of the road one rod from the center thereof; thence by the center of said road north fifteen (15) degrees east four rods north twenty (20) degrees east six rods to an iron on east side of road; thence east fifteen and six tenths (15.6) rods to an iron; thence south nine and three tenths (9.3) rods to iron in said division line;
  thence by said line west eighteen and eight tenths (18.8) rods to the place of beginning.

  PARCEL NO. 7:

  BEGINNING at a point on the improved highway, U.S. Route No. 6 and also the northwest corner of land of Keating Township School District; thence south 34 degrees 57 minutes east, 10 rods to a point: thence south 36 degrees 34 minutes west, 4 rods to a point: thence north 34 degrees 57 minutes west 10 rods to a point on U.S. Route No. 6; thence along said U.S. Route No. 6 in a northeasterly direction 4 rods to the northwest corner of land of Keating Township School District mentioned aforesaid.

  PARCEL NO. 8(A):

  BEGINNING at a point in the South line of a Public Road, distant twenty-seven feet and five-tenths of a foot southeastwardly at right angles from the center line of main track of the Western New York and Pennsylvania Railroad Company, formerly the main track of the Pittsburgh, Shawmut and Northern Railroad, said beginning point being also distant thirty-four feet and nine-tenths of a foot measured North eighty-eight degrees fifteen minutes East along said south line of Public Road from a point at Survey Station 4434 plus 31.72 in said center line of main track.

  EXTENDING from said beginning point the following six courses and distances: (1) North eighty-eight degrees fifteen minutes East along said South line of Public Road twenty-eight feet and fifty-five one-hundredths of a foot to a point in a northwesterly line of land of the Quaker State Oil Refining Corporation, the following two courses and distances being by said last mentioned land on a line parallel with and distant fifty feet Southeastwardly at right angles and radially from said center line of main tract; (2) South thirty-six degrees fifteen minutes West, nine hundred fifty-four feet and sixty four one-hundredths of a foot to a point Southeastwardly and radially from the point of curve at Survey Station 4443 plus 47.3 in said center line of main track; (3) Southwestwardly from the last course as a tangent, on a curve to the left with a radius of one thousand three hundred eighty-two feet and sixty nine one-hundredths of a foot, crossing a private road an arc length of two hundred sixty-five feet and forty-six one-hundredths of a foot to a point;
  the following three courses and distances being by land of said Railway Company; (4) North sixty-four degrees forty-five minutes West, twenty-two feet and five-tenths of a foot to a point distant twenty-seven feet and five-tenths of a foot Southeastwardly and radially from a point at Survey Station 4446 plus 22.3 in said center line of main tract, the following two courses and distances being on a line parallel with and distant

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COMMITMENT NO.                                                Page 7 of 14
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  twenty-seven feet and five-tenths of a foot Southeastwardly, radially and at right angles from said center line of main tract; (5)
  Northeastwardly on a curve to the right, with a radius of one thousand four hundred five feet and nineteen one-hundredths of a foot, crossing said private road an arc length of two hundred sixty-nine feet and seventy-eight one-hundredths of a foot to a point Southeastwardly and radially from said point of curve at Survey Station 4443 plus 47.3 in said center line of main track, and thence (6) North thirty-six degrees fifteen minutes East, tangential to said last described curve, nine hundred thirty-seven feet and six one-hundredths of a foot to the place of beginning.

  PARCEL NO. 8(b):

  BEGINNING at a point in the South line of a Public Road, distant twenty-seven feet and five-tenths of a foot Northwestwardly at right angles from the center line of main track of the Western New York and Pennsylvania Railway Company, formerly the main tract of the Pittsburgh, Shawmut and Northern Railroad, said beginning point being also distant thirty-four feet and nine-tenths of a foot measured South eighty-eight degrees fifteen minutes West along said South line of Public Road from a point at Survey Station 4434 plus 31.72 in said center line of main track;

  EXTENDING from said beginning point, the following six courses and distances: the first three thereof being by land of said Railway Company and the first two thereof being in a line parallel with and distant twenty-seven feet and five-tenths of a foot Northwestwardly, at right angles and radially from said center line of main track; (1) South thirty-six degrees fifteen minutes West, eight hundred ninety-four feet and one-tenths of a foot to a point, Northwestwardly and radially from the point of curve at Survey Station 4443 plus 47.3 in said center line of main track; (2) Southwestwardly from the last course as a tangent, on a curve to the left with a radius of one thousand four hundred sixty feet and nineteen one-hundredths of a foot, crossing a private road, an arc length of three hundred feet and seventy-three one-hundredths of a foot to a point Northwestwardly and radially from Survey Station 4446 plus 42.3 in said center line of main track; (3) North sixty-five degrees thirty-three minutes West twenty-two feet and five-tenths of a foot to a point in a Southeasterly line of land of the Quaker State Oil Refining Corporation, the following two courses and distances being by said last mentioned land on a line parallel with and distant fifty feet Northwestwardly, radially and at right angles from said center line of main track; (4) Northeastwardly on a curve to the right with a radius of one thousand four hundred eighty-two feet and sixty-nine one-hundredths of a foot, crossing said private road an arc length of three hundred five feet and thirty-six one-hundredths of a foot to a point Northwestwardly and radially from said point of curve at Survey Station 4443 plus 47.3 in said center line of main track; (5) North thirty-six degrees fifteen minutes East tangential to said last described curve eight hundred seventy-six feet and fifty-two one-hundredths of a foot to a point in said south line of Public Road, and
  (6) thence North eighty-eight degrees fifteen minutes East along said south line of Public Road twenty-eight feet and fifty-five one-hundredths of a foot to the place of beginning.

  PARCEL NO. 9(A):

  All that certain piece or parcel of land, a portion of Lots 17 and 19 in Warrant 2091, situate and lying along the Southeasterly side of Route 446 in Keating Township. County of McKean, Commonwealth of Pennsylvania, and being more particularly bounded

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COMMITMENT NO.
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  and described as follows:

  BEGINNING at a 1" pipe in the northwesterly right-of-way of the former Pittsburgh, Shawmut & Northern Railroad, 50 feet at right angles from the centerline thereof, being 1075 feet, more or less, northeasterly along said railroad from the centerline of the Farmers Valley Crossroad as shown on survey dated June 8, 1988, by Gregory C. Bell, surveyor, said point of beginning being in the line dividing Lot 17 on the north and Lot 19 on the south; thence from the place of beginning S 40 Degrees 03 Seconds W along said right-of-way line 442.2 feet to a 1" pipe set; thence S 62 Degrees 36 Minutes W, along lands of Quaker State Corporation, a distance of 217.8 feet to a 1" pipe set; thence N 54 Degrees 20 Minutes W along lands of Quaker State Corporation, passing over a 1/2" iron rod at
  549.2 Minutes, for a total distance of 578.7 feet to a point in the centerline of Route 446; thence N 38 Degrees 00 Minutes E along said centerline a distance of 239.0 feet to a point, the southwest corner of lands of Marilyn Brown; thence S 55 Degrees 50 Minutes 20 Seconds E along said line of Brown, 120.95 feet to a 3/4" pipe set in the aforementioned Lot Line; thence S 88 Degrees 26 Minutes 20 Seconds E along said lot line a distance of
  701.1 feet to the place of beginning.

  PARCEL NO. 9(B):

  BEGINNING at a point on the south line of the premises now or formerly of Smethport Area School District, containing 14.8 acres and situate at Farmers Valley, McKean County, Pennsylvania, said point being located
  North 83 Degrees West 426 feet and 4 inches from a point in the center of Pennsylvania State Highway Route 446, which point marks the southeast corner of the parsonage lot adjacent to the church at Farmers Valley; thence North
  7 Degrees East 20 feet to a corner; thence North 83 Degrees West 20 feet to a corner; thence South 7 Degrees West 20 feet to a corner on the said south line of the property now or formerly of Smethport Area School District;
  thence by the South line of said property of land now or formerly of Smethport Area School District, South 83 Degrees East, 20 feet to the place of beginning.

  EXCEPTING AND RESERVING, a parcel of land containing 3.45 acres, conveyed from Smethport Area School District to Charles L. McKiernan, et ux, dated August 23, 1984, recorded in Record Book 23, Page 1063.

  PARCEL NO. 10:

  BEGINNING at a point marking the Northwest corner of a lot of land heretofore conveyed by Bessie D. Yates, widow, to Quaker State Oil Refining Corporation by deed dated February 27, 1963, and recorded March 22, 1963, in Deed Book Volume 410, page 531 and running thence North eighty-six degrees fifty minutes West (N. 86 Degrees 50 Minutes W.) a distance of two hundred forty (240) feet, more or less, to a point in the center of the Smethport to Olean road; and running thence Southwesterly along the center line of the said Olean road a distance of eighty (80) feet, more or less, to a point marking the Northwest corner of a lot of land conveyed by L.
  E. Scowden, et ux, to Quaker State Oil Refining Corporation by deed dated April 10, 1963, and recorded April 11, 1963, in Deed Book 410, page 773 and running thence East along the North line of said Scowden property two hundred seventy eight and eighty-five hundredths (278.85) feet, more or less, to a point in the West line of the said property conveyed by Bessie D. Yates to Quaker State Oil Refining Corporation; and running thence North three degrees ten minutes East (N. 3 Degrees 10 Minutes E.) seventy (70) feet, more or less, to the place of beginning.

  PARCEL NO. 11:

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COMMITMENT NO.
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  PARCEL NO. 11:

  BEGINNING at a point in the center of the road leading from Farmers Valley to Turtle Point, said point being one hundred forty-six feet (146) feet westerly from the center line of the Pittsburgh, Shawmut and Northern Railroad and twenty (20) feet South of an iron post marking the Eastern boundary of the lot herein conveyed; and running thence Northerly one hundred fifty
  (150) feet to the northeasterly corner thereof; and running thence Westerly and parallel to the said Farmers Valley to Turtle Point road one hundred feet
  (100) feet to an iron pipe corner; and running thence Southerly and parallel with the Eastern boundary hereof one hundred fifty (150) feet to the center of said road; and running thence Easterly along the center line of said road one hundred feet (100) feet to the place of beginning.

  PARCEL NO. 12:

  BEGINNING at a point in the center line of the highway leading from the corners at Farmers Valley Easterly to Turtlepoint and at the southwest corner of a parcel of land conveyed by Mary A. Decker and husband to the Shawmut Realty Corporation by deed dated March 13, 1930, and recorded in McKean County Records in Deed Book Volume 212, Page 380, said point being one hundred (100) feet distance Northwesterly at right angles from the center line of the tract of land conveyed by the said Mary A. Decker and husband to the Pittsburgh, Shawmut and Northern Railroad by deed dated December 4, 1889, and recorded in said records in Deed Book Volume 109, Page 271; and running thence North eighty-six degrees fifty minutes West (N. 86 Degrees 50 Minutes W.) along the center line of the said Farmers Valley to Turtlepoint road four hundred fifteen and thirty-five hundredths (415.35) feet, more or less, to the southeast corner of a parcel of land conveyed by the said Mary A. Decker and husband to G. W. Smith by deed dated September 15, 1921, and recorded in said records in Deed Book Volume 185, at page 295; and running thence North three degrees ten minutes East (N. 3 Degrees 10 Minutes E.) along the east line of the former G. W. Smith (now Scowden) property, and other land now or formerly of Bessie D. Yates, a distance of two hundred (200) feet, more or less, to an iron pipe corner; and running thence South eighty-six degrees fifty minutes East (S. 86 Degrees 50 Minutes E.) on a line parallel with the center line of the said Farmers alley to Turtle point road a distance of five hundred eighty-one and eight-tenths (581.8) feet, more or less, to an iron pipe corner set in the northwesterly line of the said Shawmut Realty lands hereinabove referred to; and running thence South forty-two degrees fifty-six minutes West (S. 42 Degrees 56 Minutes W.) along said line of the Shawmut Realty Corporation two hundred sixty and two-tenths (260.2) feet, more or less, to the place of beginning.

  EXCEPTING AND RESERVING, therefrom, a certain parcel of land heretofore conveyed by Mary A. Decker and husband to Edward F. Fox, by deed dated March 29, 1927, and recorded in said McKean County Records in Deed Book 208, Page 227.

  ALSO EXCEPTING AND RESERVING, therefrom, a certain parcel of land conveyed by Mary A. Decker and husband to John Dickenson, by deed dated March 19, 1928, and recorded in said McKean County Records in Deed Book Volume 204, Page 375.

  PARCEL NO.13:

  BEGINNING in the center of the public highway leading from the corners at Farmer Valley easterly to Turtle Point at the southwest corner of a parcel of land conveyed by Marsh Brothers to Harry Craft, and being approximately twenty (20) feet south

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COMMITMENT NO.
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  of an iron post corner; thence northerly one hundred fifty (150) feet, more or less, to the north line of a parcel of land described in deed from John Dickerson to Marsh Brother, dated September 1, 1930, and recorded in Deed Book 214, at Page 283, McKean County records, being the northwest corner of the said Harry Craft lot; thence westerly along the line mentioned in said John Dickerson deed seventy (70) feet to an iron post corner; thence southerly and parallel with the west line of said Harry Craft lot one hundred forty-six and seventy one-hundredths (146.70) feet, more or less, to the center of said public highway; thence easterly along the center of said public highway, seventy (70) feet to the place of beginning.

  PARCEL NO. 14:

  BEGINNING at a post standing in the center of the four corners of the road two hundred and twenty (220) perches East from the Northwest corner of land of William S. Moore Lot No. 20 of the Allotment of Keating lands in Keating Township; thence by the center of the Olean Road North thirty seven and one-half (37 1/2) degrees East ten and one tenths (10.1) perches to a post corner; thence East sixteen and nine-tenths (16.9) perches to a post corner; thence South eight (8) perches to the center of the Turtle Point Road; thence by the said road West twenty-two and nine tenths (22.9) perches to the place of beginning.

  Parcel No. 15(A):

  BEGINNING at a post corner in the bank of Potato Creek at Northwest corner of land conveyed to Thomas Goodwin, Lot No. 141; thence South 135 rods to a post, the southwest corner of same; thence West 13.5 rods to a birch the Northwest corner of land heretofore conveyed to Byron D. Hamlin, Lot No. 142; thence South 69.8 rods to the center of the Public Highway; thence by center of said Public Highway South 47 degrees West 64.8 rods to a corner; thence West 64 rods to a corner; thence North 81 rods to a corner; thence West 16.4 rods to a corner; thence North 44 rods to the North line of the Pennsylvania Railroad right-of-way; thence by said right of way line South 50 degrees West 40 rods and South 48 degrees West 67.4 rods to West line of Keating Lot No. 230; thence North 92 rods to a post in the South bank of said Potato Creek, the Northwest corner of same; thence down the said stream by its several courses and distances to the place of beginning. Being Lot Nos. 139 and 230 and parts of Lot Nos. 140 and 225 in Warrants Nos.
  2091, 2093, 2094 and 2095.

  PARCEL NO. 15(B):

  BEGINNING at a post, the Southwest corner of Lot No. 141 of Keating lands in said Township and in the North line of Lot No. 142; thence South 8 1/2 Degrees East along the West line of land heretofore conveyed to F. Reed and subsequently occupied or owned by D. C. Rice, 50.2 rods to a post in the center of the public road; thence by the center of the public road Southwesterly 25.8 rods to a post in the East line of Keating Lot No. 140: thence Northerly by the East line of Keating Lots 140, 225 and 139,
  69.8 rods to a post, the Northwest corner of same Keating Lot No. 142; thence by the North line of said lot No. 142, Easterly 13.5 rods to the place of beginning.

  EXCEPTING AND RESERVING thereout that part of the above described premises as conveyed by Niagara Oil Corporation to Duane C. Rice and Bessie Lenora Rice, by deed dated August 29, 1935, bounded and described as follows:

  BEGINNING at a pipe in the south bank of Potato Creek said pipe being the northwest

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COMMITMENT NO.
                                                              Page 11 of 14
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  corner of the D.C. Rice Farm, thence North 60 Degrees 16 Minutes West, along the course of Potato Creek 169.5 feet to a pipe, thence south 3,363 feet to the center line of the back road running between Smethport and Coryville; thence north 51 Degrees east along the center line of the aforementioned road, 349 feet to a pipe, the southwest corner of the D.C. Rice farm, thence north 8 Degrees 25 Minutes west along the west line of the D.C. Rice farm 829.2 feet to a pipe, thence north along the west line of the D.C. Rice farm, 2,240.0 feet to the place of beginning. Being a strip of land adjoining the west line of the D.C. Rice farm in Warrants 2093 and 2094.

  PARCEL NO. 16(A):

  BEGINNING at a corner on the East bank of Potato Creek, and being the Northwest corner of Lot No. 136 contracted by Keating & Company to J.C. Mosier; thence East one hundred and sixty-one (161) perches to the Northeast corner of said Lot No. 136; thence North fifty (50) perches to a post on the West line of Lot No. 225, and the Southeast corner of Lot No. 230; thence by South line of Lot 230 and 138 West eighty five and three-tenths
  (85.3) perches to a corner on the East bank of Potato Creek; thence up said creek by the several courses and distances to the place of beginning. Being Lot No. 137 of the Keating Allotment of land in Keating Township and part of Warrant No. 2091.

  EXCEPTING AND RESERVING, a lot 60 by 325 feet conveyed to E. Cooper by deed dated July 17, 1882, and recorded in McKean County in Deed Book 16, Page 72. Also excepting and reserving a lot conveyed to E. Vanvolkenburg by Daniel W. Derby by deed dated November 5, 1888 and recorded in Deed Book 46, Page 197.

  PARCEL NO. 16(B):

  BEGINNING  at  the  Southeast  corner  of  land  conveyed to  Enos  A.
  Hatch, Keating Lot No. 137, and the Northeast corner of Keating Lot No. 136; thence North eighty (80) perches to Northwest corner of Keating Lot No. 225; thence East along the North line of said Lot No. 225, forty nine and two-tenths (49.2) rods to a post corner; thence South eighty seven (87) rods to a post corner in the North line of Keating Lot No. 224; thence West forty nine and two-tenths (49.2) rods to the place of beginning.

  PARCEL NO. 16(C):

  BEGINNING at a post in the North line of said lot No. 137, at the intersection of the East line of lands of the Mt. Jewett and Buffalo Railroad; thence along said railroad line North 48 degrees East, sixty seven and four-tenths (67.4) rods; thence North 58 degrees East, thirty six
  (36) rods to the East line of Lot No. 230; thence South thirty eight (38) rods to North line of Lot No. 225; thence West thirty six (36) rods to the Northwest corner of Lot No. 225; thence South twenty-nine and five tenths (29.5) rods to the Northeast corner of said Lot No. 137; thence West forty eight (48) rods to the place of beginning. Part of Lot No. 230.

  PARCEL NO. 16(D):

  BEGINNING at a hemlock the Northwest corner of land of Calvin Spencer Lot No. 224; thence by West line of same South thirty nine and five-tenths (39.5) perches to a post corner in the centre of the road; thence by the road North forty nine and one-half (49 1/2) degrees West thirty four (34) rods and North 89 1/2 degrees West forty (40) perches to the Southeast corner of lot containing one acre and 102/160 acres; thence North seventeen (17) perches to a post, the Northeast corner of the same; thence East sixty

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COMMITMENT NO.
                                                              Page 12 of 14
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  five  and  eight-tenths (65.8)  perches  to  the  place  of  beginning.
  Part  of  Lot no. 136 Keating Township and part of Warrant No. 2091.

  PARCEL NO. 16(E):

  BEGINNING at a post in the center of the road in the south line of lands of Adam Brockham Lot No. 137; thence East by South line of Lot No. 137, thirty and eight-tenths (30.8) rods to a post corner; thence South seventeen (17) perches to a post corner in the center of the road; thence by the center of the road North 62 degrees West thirty five (35) rods to the place of beginning.

  PARCEL NO. 16(F):

  BEGINNING at a post corner in the center of the highway leading from Farmers Valley to East Valley; thence South 30 1/2 degrees West, thirteen and five-tenths (13.5) rods to a post corner in the line between Chas. E. Hatch and H.S. Derby; thence West six (6) rods and nine (9) feet to a post corner; thence North 29 1/2 degrees East twenty (20) rods and four (4) feet to a post corner in the canter of the highway; thence East 57 degrees South along said highway to the place of beginning. Part of Lot No. 137 of Keating lands in said Township.

  PARCEL NO. 16(G):

  BEGINNING at a post on the East bank of Potato Creek the Northwest corner of lands of Elisha K. Kane, formerly of Cynthia M. Otto; running thence by bank of said Potato Creek in a general direction North 46 degrees East fifty six
  (56) rods in a general direction North 36 degrees West thirteen and eight-tenths (13.8) rods; thence by land of Richard Finn eastwardly forty five and three-tenths (45.3) rods; thence by west boundary of right of way of the Pennsylvania Railroad Company, formerly Western New York and Pennsylvania Railroad Company, South forty degrees west six and five tenths (6.5) rods South 26.2 degrees West, sixteen and five-tenths (16.5) rods; thence south 17.5 degrees west, eighteen and four-tenths (18.4) rods; South 35.5 degrees East three and five-tenths (3.5) rods and south 6 1/2 degrees West, nine and two-tenths (9.2) rods; thence by North line of lands of Elisha K. Kane, formerly Otto, West sixty one (61) rods to the place of beginning.

  PARCEL NO. 17:

  BEGINNING at a post standing one hundred and twelve (112) rods east and fifty one and three tenths (51.3) rods north of the northeast corner of a lot of land conveyed by John Keating and Company to George Otto; thence west two hundred and seventy one and nine tenths (271.9) rods to a post corner in the west line of Warrant No. 2091; thence by said line north fifty one and two tenths (51.2) rods to a post corner; thence east two hundred and ninety nine and four tenths (299.4) rods to a post corner on the west bank of Potato Creek; thence up the said creek by its various courses and distances to the place of beginning.

  EXCEPTING  AND RESERVING, however, all that certain piece  or parcel of land
  bounded and  described as  follows:   BEGINNING  at  a point  in  the  center
  of the public road leading from Smethport to Olean in the division line between the farms formerly of Eugene Mullin and Pelton, an iron on the east side of the road one rod from the center thereof; thence by the center of said road north fifteen (15) degrees east four rods,

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COMMITMENT NO.
                                                                   Page 13 of 14
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    north twenty (20) degrees east six rods, to an iron on east side of road;
    thence east fifteen and six tenths (15.6) rods to an iron; thence south nine and three tenths (9.3) rods to iron in said division line; thence by said line west eighteen and eight tenths (18.8) rods to the place of beginning.

    ALSO EXCEPTING AND RESERVING, two and sixteen hundredths (2.16) acres of land more particularly described in a deed from Eugene Mullin and wife, to the Pittsburgh, Shawmut & Northern Railroad Company, dated October 31, 1899, and recorded in said office of the Recorder of Deeds in Deed Book Volume 109, Page 486.

    ALSO EXCEPTING AND RESERVING, that certain triangular piece or parcel of land bounded and described as follows: BEGINNING at a point of intersection of the center lines of the concrete bridge and Cole Creek, said bridge being over Cole Creek on U.S. Highway Route No. 6 and running thence southerly seventy three degrees five minutes east five hundred forty nine (549) feet to an iron pipe situate in the westerly line of the Pittsburgh, Shawmut & Northern Railroad Company's right of way, said pipe being north seventy three (73) degrees five minutes west from the center pier of the Pittsburgh, Shawmut & Northern Railroad Company bridge over Cole Creek; thence along the said right of way north twenty six (26) degrees twenty (20) minutes east one hundred eighty nine (189) feet to an iron pipe, situated in the westerly line of said right of way of the Pittsburgh Shawmut & Northern Railroad company; thence south eighty nine (89) degrees ten (10) minutes west six hundred eight (608) feet to the place of beginning.

    PARCEL NO. 18(A):

    BEGINNING at a post on the west bank of Potato Creek, being the southeast corner of land conveyed by John Keating and Company to R. P. Wright, in warrant No. 2091, and being a part of said warrant; thence west one hundred nine and four tenths (109.4) perches to a post in the center of the public road; thence south 32 degrees west by said road, twenty-eight and eight tenths (28.8) perches to a post in the center of said road; thence west one hundred and ninety-nine (199) perches to a post in the west line of said warrant; thence south by said warrant line twenty-four and one-tenths (24.1) perches to the northwest corner of land conveyed to D. Voorhees by Keating & Co., lot No. 21 in said township; thence east by said Voorhees' North line, two hundred ninety-seven and four tenths (297.4) perches to the west bank of Potato Creek; thence down said creek by its various courses and distances to the place of beginning.

    EXCEPTING AND RESERVING, out of the above described lands, a certain parcel bounded and described as follows: BEGINNING at a post on the west bank of Potato Creek in the center of the road crossing said creek in Farmers Valley; thence north 60 decrees west six (6) perches to a post in the center of said road; thence south 41 degrees west, twenty-five (25) perches to a post on the north bank of a bayou; thence south 24 degrees west, twenty-eight (28) perches to a post in the line of mill lot, now or formerly owned by Daniel Crossmire and Co; thence east along the line of said Mill lot eleven and one-half (11.5) perches to the west bank of Potato Creek; thence down the bank of said creek to the place of beginning.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMMITMENT NO.
                                                                 (Page 14 of 14)
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    PARCEL NO. 18(B):

    BEGINNING in the center of the public State Road Highway leading from Smethport to Farmers Valley at the northeast corner of the Edwin Schott lot, where he resided in 1883; thence due west to the west line of said Erwin Schott's "Brewery Lot", as heretofore conveyed to said Schott by deed from C.E.B. Hatch, recorded in said McKean County in Deed Book No. 2, page 163; thence north forty-six (46) feet to the south line of land formerly of B. Schoenemann; thence by said south line east to the center of the highway aforesaid; thence southerly by center of said highway to the place of beginning.

    PARCEL NO. 18(C):

    BEGINNING in the center of the highway north of the Brewery; thence west in the north line of land articled to Mrs. Sara Cook, to back line of said Cook lot; thence north in line of said Hatch land forty-six (46) feet; thence east in line of said Hatch's to the center of the highway aforesaid; thence southerly in the center of said road to the place of beginning.

    ALSO, that other lot of land adjacent to the above described lot, bounded and described as follows: BEGINNING in the center of the highway leading from Farmers Valley to Smethport and northeast corner of said Schoenemann land; thence west by his line to northwest corner of same; thence south ninety-two (92) feet to southwest corner of lot owned by Gallup L. Sinner; thence west to northwest corner of land of Erwin Schott; thence north one hundred and eight (108) feet to a post corner; thence east to the center of the said highway to a post corner; thence southerly to the place of beginning, more or less.

    PARCEL NO. 18(D):

    BEGINNING at a post in the west line of Pennsylvania State Highway Route No. 7, north from the bridge spanning Cole Creek, and in the north line of lands hitherto conveyed to said grantor; thence west by said lands of said grantor one hundred forty-five (145) feet to the easterly edge of the paved road (State Highway Route No. 46); thence northwesterly by said paved road two hundred (200) feet to a post; thence by straight line northeasterly a distance of ninety-five (95) feet to a pipe corner, the northwest corner of a lot heretofore conveyed to said grantor; thence south by the west line of said grantor's lot one hundred eight (108) feet to a post, its southwest corner: thence east by the south line of said grantor's lot two hundred fifty-five (255) feet to a post and the paved west edge of aforesaid State Highway Route No. 7; thence south by said State Highway one hundred forty-three (143) feet to the place of beginning.

                      Schedule 3.1(a)(ii) McKean Easements,
                   Rights of Way and Rail Crossing Agreements

Rent No.                    Registry No.                  Description
--------                    ------------                  -----------

64500132                      151571                6" & 8" water pipe crossing

550124012                     267127                8" vapor pipe crossing

55079402                      251014                aerial wire crossing

55079302                      251013                3 aerial wire crossings

55074402                      262016                8" vapor pipe crossing

55072602                      251020                12" water pipe crossing

55070802                      251009                2 4" steam pipe crossings
                                                    2", 3"and 4" oil pipe
                                                    crossings

43916562                      173339                6", 12", 14", 18" water pipe
                                                    crossings

43960712                      232938                1 circuit 440 volts, 2 poles

                      Schedule 3.1(a)(ii) McKean Easements,
                   Rights of Way and Rail Crossing Agreements

ITEM         DATE         GRANTOR
----         ----         -------

l.         10-08-56       The Pennsylvania Railroad Company
2.         10-23-52       The Pennsylvania Railroad Company
3.         09-01-49       The Pennsylvania Railroad Company
4.         09-26-79       Consolidated Rail Corporation
5.         12-18-72       Penn Central Transportation Company
6.         09-01-48       The Pennsylvania Railroad Company
7.         09-01-38       Dickson, Receiver
8.         04-01-41       The Pittsburgh, Shawmut and Northern Railroad Company
9.         10-23-52       The Pennsylvania Railroad Company
10.        05-07-57       The Pennsylvania Railroad Company
11.        03-21-42       Dickson, Receiver
12.        12-20-48       The Pennsylvania Railroad Company
13.        12-15-48       The Pennsylvania Railroad Company
14.        05-04-48       The Pennsylvania Railroad Company
15.        06-22-32       Dickson, Receiver
16.        01-22-40       Dickson, Receiver
17.        07-13-48       The Pennsylvania Railroad Company
18.        06-14-48       The Pennsylvania Railroad Company
19.        07-09-81       Commonwealth of Pennsylvania
20.        02-01-37       Dickson, Receiver
21.        05-08-36       Dickson, Receiver
22.        07-17-84       Consolidated Rail Corporation
23.        07-20-84       Consolidated Rail Corporation
24.        12-20-84       The Pennsylvania Railroad Company
25.        12-10-48       The Pennsylvania Railroad Company
26.        12-10-48       The Pennsylvania Railroad Company
27.        12-10-48       The Pennsylvania Railroad Company
28.        04-01-41       Dickson, Receiver
29.        04-25-69       Penn Central Company
30.        11-02-48       The Pennsylvania Railroad Company
31.        12-31-47       The Pennsylvania Railroad Company
32.        12-29-49       The Pennsylvania Railroad Company

           Schedule 3.1(a)(iii) McKean Contracts and Lease Agreements

Process and catalyst agreements:

   1. UOP Platforming Catalyst Supply Contract dated January 1, 1985, between Quaker State and Cataleasco, Inc., as specifically related to the McKean Plant.

   2. Service Agreement dated June 1, 1978 between UOP Process Division of UOP, Inc. and Quaker State, as specifically related to the McKean Plant.

   3. UOP License and Stock Charge Release Agreement covering 400,000 barrels per year of fresh stock charge.

Purchase orders and other nonbinding informal supply and service arrangements:

   4. Coal Supply Contract dated September 17, 1982 with Valley Coal & Supply, Inc.

   5.  North Penn Gas Co. Large Volume Service Agreement dated September 30,
       1988

   6.  American Telephone & Telegraph

   7.  Culligan Water Conditioning, Inc.

   8.  United Parcel Service

   9.  Coyne Industrial Laundries

  10.  Allied Security

  11.  Kex Copysource

  12.  Xerox Corporation

  Lease:

  13.  Commercial Lease dated October 1, 1989, with Cari Gross

  Railroad Agreements:

  14. Transportation Contract Number ICC CR-C-7552 (Conrail, Norfolk and Western Railway Co. and Southern Railway Co.)

  15.  Transportation Contract Number ICC CR-C-7541 (Conrail)

  16. Transportation Contract Number ICC CR-C-7788 (Conrail and Missouri Pacific Railroad Company)

  17.  Conrail Lease 64-3156

  18.  Conrail Lease 55-07160

  19.  Union Tank Car Company (cars 57990, 57991, 57992, 57993, 57994, 58581,
       58950, and 58951)

  20. General American Transportation Company (cars 66435, 66436, 66498, 66499, 66500, 66510, 66511, 66512, 77514, and 82842)

  21. General American Transportation Company (cars 11825, 11827, 11828, 31562, 31563, 31564, 31566, 31567, 47152, 47155, 47156, 47157, 47161, 47176,
       69251, 69252, 69253, 69254, 69255, 69256, 69257, 69258, 69259, 69260,
       69261, 69262, 69263, 69264, 69265, 69266, 69267, 69268, 86452, 86453,
       86462, 86463, 86467, and 86732) - under option

  22. General American Transportation Company (cars 14699, 47153, 47154, 47159, 47165, 47166, 47167, 47168, 47173, 47175, and 47179)

  23.  Conrail Sidetrack Agreement Number 270191

                       Schedule 3.1(a)(vi) McKean Vehicles

1984 Celebrity VIN G1AW19R3E1141224

1986 Ford Taurus VIN 1G4AH69AZBG175173

1982 Ford F-250 Pick-Up Truck VIN 2FTEF26E3CCA55106

1982 Ford F-250 Pick-Up Truck VIN 2FTEF26E5CCB02202

1969 Ford Platform Truck VIN F70DUF75218

1971 Chevrolet Rigging Truck VIN CE631P111537

1973 Chevrolet Dump Truck VIN CCE613V161543

1981 Chevrolet Truck VIN 1GBHC34M6BV129170

1985 Ford Pick-Up Truck VIN 2FTEF25Y2FCA45313

1973 Dodge Truck VIN D31BE3S205321

1984 Ford Dump Truck VIN 1GDNK74N8EVA24969

1973 International Truck VIN 53H3AOCHB18670PA

1982 Chevrolet Bucket Truck VIN 1GBHG34J1CV109674

Clark forklift

                 Schedule 3.1 (a)(vii) McKean Permits, Licenses,
                   Certificates of Occupancy and Registrations

Permits:
-------

NPDES Permit No. PA 0002372
Water Quality Management Permit No. 4271201
Water Quality Management Permit No. 4277201
Air Pollution Control Permit No. 42-302-009A
Air Pollution Control Permit No. 42-312-023
Air Pollution Control Permit No. 42-312-001
Air Pollution Control Permit No. 42-312-017
Hazardous Waste Permit PAD046761763
Wetlands Encroachment Permit E42172


Registrations and Licenses:
--------------------------

Federal Registration for tax free transactions (fuel and gasoline) -Form 637 Pennsylvania Liquid Fuels Tax
Pennsylvania Oil Franchise Tax
Pennsylvania Diesel Fuel Use Tax
Yew York Sales and Use Tax prepayment on gasoline
New York Gasoline Tax
New York Report of Bulk Sales of Diesel Fuels
Pennsylvania Sales and Use Tax
Underground Storage Tank registrations:
     500 gallon underground storage tank  001 (McKean)
Various registrations, above ground storage tanks


Certificates of Occupancy:
-------------------------

None

               Schedule 3.1(b)(i) Emlenton Wax Plant Real Property

All of the tracts listed on this Schedule are conveyed under and subject to:

     a) any and all exceptions, reservations, rights of way and easements granted or reserved by Seller, or its predecessors in title, to the extent recorded in the county recorder's office or disclosed in writing to Buyer by Seller;

     b) taxes and assessments, both general and special, which are a lien but not yet due and payable;

     c) zoning and other ordinances, laws regulations and other any governmental impositions, if any, in any way affecting the property and any improvements thereon;

     d) matters which may be discoverable by an accurate survey and inspection of the property;

     e) easements, rights of way and rights of passage, whether or not appearing of public record; and

     f) those matters listed as items 1 through 43 of Schedule B.II. of Ticor Title Insurance Commitment No.1990-0001, dated January 8, 1990.

                                                                      SCHEDULE A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                                   (Page 1 of 8)

--------------------------------------------------------------------------------
Commitment No.                          Effective Date of Commitment:
1990-0001                                      January 8, 1990
--------------------------------------------------------------------------------
Your No.:

--------------------------------------------------------------------------------
Prepared For:
TICOR TITLE INSURANCE
ONE PENN SQUARE WEST, SUITE 1301
30 SOUTH 15TH STREET
PHILADELPHIA, PA 19102
Inquiries Should be Directed to:
BRUCE T. ROSEN, ESQ.
ROSEN, ROSEN & BLOOM
207 SENECA STREET
OIL CITY, PA  16301

1. Policy or Policies to be issued:                                   Amount

   (a) / / ALTA Owners Policy - Form_____- 1970                  $______________

           Proposed Insured:

   (b) / / ALTA Loan Policy 1970                                 $______________

           Proposed Insured

2. The estate or interest in the land described or referred to in this Commitment and covered herein is a Fee Simple.

   QUAKER STATE OIL REFINING CORPORATION


3. Title to said estate or interest in said land is at the effective date hereof vested in:

   QUAKER STATE OIL REFINING CORPORATION


4. The land referred to in this Commitment is located in the County of Venango, Borough of Emlenton, State of Pennsylvania and described as follows:

   PARCEL NO. 1(A): (09-05-01)

   BEGINNING at a point on the west side of Tenth Street, where the said street meets the Allegheny River as shown by plan of said Boro made by M. W. Sage, A.D. 1877, thence northward along same side of said street to the place of intersection thereof with the Right of Way of The Pennsylvania Railroad Company; thence by same side of said Street north thirty-eight (38) degrees east to Kerr, formerly known as Shippen Avenue; thence by said avenue, northwestwardly fifty (50) feet to the northeast corner of lands of George B. Morrison; thence by lands of George B. Morrison south fifty-nine (59) degrees and forty-nine (49) minutes west one hundred (100) feet to a corner; thence by same north

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMMITMENT NO.
     1990-0001                                                     (Page 2 of 8)
--------------------------------------------------------------------------------

   thirty (30) degrees and eleven (11) minutes west seventy-five (75) feet to a corner; thence by same north fifty-nine (59) degrees and forty-nine (49) minutes east one hundred (100) feet to the southwest line of Kerr Avenue; thence by the said Avenue northwestward ninety-four (94) feet; thence by the same north five (5) degrees and forty-one (41) minutes east thirty-eight (38) feet to the southernmost point of the Catholic Cemetery; thence by the same cemetery north fifty-nine (59) degrees west twenty-five and seven-tenths (25.7) rods to a stake; thence by the same north five (5) degrees east seventeen and nine-tenths (17.9) rods to a rock; thence by lands of The Emlenton Cemetery Company north thirty-nine (39) degrees east twenty-six and two-tenths (26.2) rods to the northern boundary line of the said boro, being a continuation of and in same direction as the north line of Boundary Street; thence by the said Emlenton boundary line north sixty (60) degrees west forty
   (40) rods, more or less, to the Allegheny River; and thence by the same river down stream to the place of beginning.

   PARCEL NO. 2(A): (09-04-54)

   On the North by a lane, street or alley, on the east by lands formerly of W.
   B. Jacobs, on the south by the Allegheny River, and on the west by Lot =113, hereinafter described, said premises being Lots Numbers 105 to 112, both inclusive, in M.W. Sage's survey and plan of the Borough of Emlenton made in A.D. 1877, the same lots being designated as number 113 to 120, both inclusive, in J.S. Devlin's survey of the lots in said Borough, A.D. 1868, lot designated Number 105 in the Sage Survey being described as number 120 in the Devlin Survey.

   EXCEPTING AND RESERVING from the above-described parcel that certain piece or parcel of land being marked and designated as Lots Nos. 104 and 105 on the M.W. Sage Plan of the Borough of Emlenton, 1877, conveyed by Quaker State Oil Refining Corporation to John C. Ritchey and Rose M. Ritchey, his wife, dated June 29, 1977, and recorded in the Office of the Recorder of Deeds in and for Venango County, Pennsylvania, in Deed Book 799, Page 764, which parcel is more particularly bounded and described as follows:

   BEGINNING at a point, which point is located at the northeast corner of Lot No. 104 in the M.W. Sage Plan of the Borough of Emlenton, which is also the northwest corner of Lot No. 103 and being at the point of intersection between

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMMITMENT NO.
     1990-0001                                                     (Page 3 of 8)
--------------------------------------------------------------------------------

   the division line of Lot No. 104 and No. 103 and the southern side of the Allegheny Valley right-of-way, now the Penn Central right-of-way or Conrail; thence North 71DEG. 6' West along the southern side of said Allegheny Valley right-of-way, a railroad right-of-way, 50 feet to a point; thence North 65DEG. 28' West along the southern side of said right-of-way, 50 feet to a point being the northwest corner of Lot No. 105 in said plan and being also located at the point of intersection between the division line of Lot No. 106 and No. 105 and the southern side of the Allegheny Valley Railroad right-of-way; thence in a southwesterly direction along the division line between Lot No. 106 and No. 105 in the Sage Survey 129.5 feet to the low water mark of the Allegheny River; thence in a southeasterly direction along the low water mark of the Allegheny River by its various courses and distances, 113.75 feet, more or less, to the point of intersection between the division line of Lot No. 104 and No. 103 in said Sage Plan aforesaid extended to the low water mark of the Allegheny River; thence in a northeasterly direction from said point sufficient distance along the division line between Lots 103 and 104 as extended and the said division line, sufficient distance, being 137.47 feet, more or less, to the southern side of the Allegheny Valley Railroad right-of-way.

   PARCEL NO. 2(B):

   ALL the undivided one-half interest in that certain lot of land situate in the Borough of Emlenton, County of Venango, Commonwealth of Pennsylvania, bounded and described as follows:

   On the North by a lane, street or alley, on the east by the lands next above described, on the south by the Allegheny River, and on the west by the "Lee Lot", and being Lot Number 113 in M. W. Sage's survey and plan of said Borough of Emlenton made in A. D., 1877, or number 112 in J. S. Devlin's survey or the lots in the said Borough, A.D., 1868.

   PARCEL NO. 2(C):

   On the north by a twenty (20) foot roadway; on the east by lands of Mrs. A.C. Mackin; on the south by the Allegheny River; and on the west by lands now or formerly owned by the heirs of J. C. Porterfield and the heirs of John McCombs; and comprising all of lots numbered 121, 122, 123, 124 and 125 in
   J. S. Devlin's survey of said Borough, the same being numbered 100, 101, 102, 103 and 104 according to M. W. Sage's plan of said Borough.

   EXCEPTING AND RESERVING, that part of Lots Numbers 100, 101 and 102 according to the M. W. Sage Plan of said Borough, as conveyed to George A. Breene, and that part of said lots as excepted and reserved in deed dated March 31, 1947, from George A. Breene, et al, to Willis J. Sloan and recorded on March 31, 1947, in Deed Book 524, Page 93.

   EXCEPTING AND RESERVING, that portion of Lot 102 and Lot 103 conveyed to Breene, et ux, by Deed dated July 19, 1955, and recorded in Deed Book 596, Page 72, and also that certain Lot 106 conveyed to Grafo Colloids Corporation by deed dated May 25, 1988, and recorded in Deed Book 905, Page 1012.

   The lots herein conveyed are the following lots as marked and numbered on the M.W. Sage Plan of the borough of Emlenton: 107, 108, 109, 110, 111, 112, and an undivided one-half of Lot No. 113.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMMITMENT NO.
     1990-0001                                                     (Page 4 of 8)
--------------------------------------------------------------------------------

   PARCEL NO. 3: (Part of 09-04-37)

   BEGINNING at a point on the southerly side of Hill Avenue at the northeast corner of Lot No. 132 and the northwest corner of Lot No. 133 as marked and numbered on the M. W. Sage Plan of the Borough of Emlenton; thence in a southerly direction along the line dividing Lot No. 132 and Lot No. 133, one hundred sixty-four (164) feet, more or less, to the right of way of the Pennsylvania Railroad Company, formerly the Allegheny Valley Railroad Company; thence along said right of way two hundred (200) feet, more or less, to the line dividing Lot No. 136 and 137; thence in a northerly direction along said dividing line one hundred forty-eight (148) feet, more or less, to the southerly side of Hill Avenue; thence North 52DEG. 13' East, along the southerly side of Hill Avenue two hundred (200) feet, more or less, to the place of beginning.

   Being all of Lot Nos. 133, 134, 135 and 136 as marked and numbered on the map or plan of the Borough of Emlenton laid out in 1877 by M. W. Sage, and bounded on the North by Hill Street, on the East by Lot No. 137, on the South by right of way of the Pennsylvania Railroad Company, and on the West by Lot No. 132.

   EXCEPTING AND RESERVING, that part of Lot No. 136 as marked and numbered on the map or plan of the Borough of Emlenton laid out in 1877 by M. W. Sage, conveyed by Quaker State Oil Refining Corporation to Edward D. Work and Mildred J. Work, his wife, by deed dated August 23, 1955, and recorded in the Office of the Recorder of Deeds in and for Venango County, Pennsylvania, in Deed Book 597, Page 121, which parcel is more particularly bounded and described as follows:

   BEGINNING at a point, the northeast corner of Lot Number 136 as marked and numbered on the plan of lots of the said Borough of Emlenton as surveyed by
   M. W. Sage in 1877; thence north 52DEG. 13' west along the north line of lot number 136, 25 feet to a point therein; thence south 37DEG. 47' west, 60 feet to a point: thence south 52DEG. 13' east, 25 feet to a point in the east line of lot number 136 as marked and numbered on said plan of lots as aforesaid; thence by the east line of said lot number 136, north 37DEG. 47' east, 60 feet to a point, the place of beginning. The parcel of land herein conveyed being a lot of land having a frontage of 25 feet on Hill Street and extending southerly therefrom a uniform width for a distance of 60 feet, and is part of lot number 136 as marked and numbered on the plan of lots of the said Borough of Emlenton as surveyed by M. W. Sage, 1877.

   PARCEL NO. 4 (09-04-20)

   BEGINNING at a point on the southerly side of Chestnut Street at the intersection of the line dividing Lot Nos. 307 and 304, as marked and numbered on the plan of M. W. Sage laid out in 1877, and the southerly line of said Street; thence South 47DEG. 47' West one hundred twenty (120) feet, more or less, to an alley: thence in a westerly direction along the northerly side of said Alley, two hundred fifty (250) feet to the easterly line of Lot No. 316 on said M. W. Sage Plan; thence north 37DEG. 47' East along the line dividing Lot Nos. 316 and 315, one hundred twenty (120) feet, more or less, to Chestnut Street; thence in an easterly direction along the southerly side of Chestnut Street, two hundred fifty (250) feet to the place of beginning. BEING all of Lot Nos.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMMITMENT NO.
     1990-0001                                                     (Page 5 of 8)
--------------------------------------------------------------------------------

   307-308-311-312 and 315 as marked and numbered on the M. W. Sage Plan of the Borough of Emlenton laid out in 1877.

   PARCEL NO. 5(A) (Part of 09-04-37)

   BEGINNING at a point on Hill Avenue, said point marking the northeastern corner of Lot No. 129 and the northwestern corner of Lot No. 130 as marked and numbered on the map or plan of lots of the Borough of Emlenton, laid out by M. W. Sage, C.E., in 1877; thence south along the line dividing Lot Nos. 129 and 130, one hundred sixty-two (162) feet ten (10) inches, more or less, to the right of way of the Pennsylvania Railroad Company, formerly the Allegheny Valley Railway Company; thence South 48DEG. 41' east along said right of way to the line dividing lot Nos. 130 and 131; thence north 37DEG. 47' east along line dividing Lot No. 130 and 131, one hundred sixty-five
   (165) feet eleven (11) inches, more or less, to Hill Avenue; thence North 52DEG. 13' West 50 feet along Hill Avenue to the place of beginning.

   BEING all of Lot No. 130 as marked and numbered on the M. W. Sage Plan of the Borough of Emlenton.

   PARCEL NO. 5(B)

   BEGINNING at a point, said point marking the northeast corner of Lot No. 130 and the northwest corner of Lot No. 131 on the plan or map of lots of the Borough of Emlenton, laid out by M. W. Sage, C.E., in 1877; thence south along the line dividing Lot Nos. 130 and 131, one hundred sixty-five (165) feet, eleven (11) inches, more or less, to the right of way of the Pennsylvania Railroad Company, formerly the Allegheny Valley Railroad Company; thence South 53DEG. 18' east, fifty (50) feet along said right of way to the line dividing Lot Nos. 131 and 132; thence north 37DEG. 47' east along the line dividing Lot Nos. 131 and 132 one hundred sixty-five (165) feet, more or less, to Hill Avenue; thence North 52DEG. 13' west, along Hill Avenue, fifty (50) feet to the place of beginning.

   BEING all of Lot No. 131 as marked and numbered on the M. W. Sage Map or Plan of the Borough of Emlenton.

   PARCEL NO. 6 (part of 09-04-37)

   ALL of that certain piece of land situate in the said Borough of Emlenton, including all of Lots Nos. 125, 126 and 127 according to the survey of M. W. Sage, A.D., 1877, and extending, between parallel lines one hundred fifty
   (150) feet apart, southward from Hill Avenue to the Right of Way of the Pennsylvania Railroad Company, and bounded on the east by lands formerly of Nicholas Makin; on the west by lands of Quaker State Oil Refining Corporation, formerly of Willie W. Shores

   PARCEL NO. 7: (09-04-01, 02, 03)

   BEGINNING at the intersection of the southerly side of Elm Street with the easterly side of Tenth Street; thence South 52 degrees 13 minutes east along the southerly side of Elm Street 200 feet to lands now or formerly of L. L. Levy; thence south 37 degrees 47 minutes west 127 feet along line of lands of
   L. L. Levy and being the line dividing Lot No. 359 and 362 on the northerly

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMMITMENT NO.
     1990-0001                                                     (Page 6 of 8)
--------------------------------------------------------------------------------

   side of an alley known as Locust Alley; thence along the northerly side of said alley north 52 degrees 13 minutes west 200 feet to Tenth Street; thence north 37 degrees 47 minutes east along the easterly side of Tenth Street, 120 feet, more or less, to the place of beginning.

   Being Lots Nos. 354, 355, 358 and 359 as marked and numbered on the M. W. Sage Plan of the Borough of Emlenton.

   PARCEL NO. 8: (part of 09-04-26)

   Lots Numbered 314-317 on the map or plan of the Borough of Emlenton, laid out in 1877 by M. W. Sage, and being bounded on the North by Cherry Alley, on the East by Lot Number 313, on the South by Hill Street, and on the West by Tenth Street.

   PARCEL NO. 9(A) (09-04-47, 52, 53)

   Lot designated No. 119 on the M. W. Sage Survey and plan of lots of the said Borough of Emlenton, and bounded on the North by lands of Pennsylvania Railroad Company; on the East by lands now or formerly of T. Colligan Estate; on the South by Allegheny River; and on the West by lands of Quaker State Oil Refining Corporation.

   PARCEL NO. 9(B)

   Undivided one-half (1/2) interest in lot designated No. 113 on the M. W. Sage survey and plan of lots of the said Borough of Emlenton, bounded on the North by Pennsylvania Railroad Company; on the East by lands of Quaker State Oil Refining Corporation; on the South by Allegheny River; and on the West by Lot No. 114.

   PARCEL NO. 9(C)

   Lot designated 114 on the M. W. Sage survey and plan of lots of the said Borough of Emlenton, bounded on the North by Pennsylvania Railroad Company; on the East by Lot No. 113; on the South by Allegheny River; and on the West by Lot No. 115, now or formerly of Steve Sanders.

   PARCEL NO. 10 (09-04-48, 49, 50)

   Bounded on the North by a road, street or alley and the Pennsylvania Railroad; on the East by Lot #115, now or formerly of George A. Breene; on the South by the Allegheny River; on the West by lands now or formerly of
   I. H. Webb, F. L. and N. P. Sloan, and now of Quaker State Oil Refining Corporation and being Lot #119, and comprising all of Lots Nos. 116, 117 and 118 as marked and numbered on the M. W. Sage Plan of the Borough of Emlenton, Venango County, Pennsylvania.

   PARCEL NO. 11 (09-04-46)

   BOUNDED on the North by a street, lane or alley; on the east by C. A. Kreis,

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

COMMITMENT NO.
     1990-0001                                                     (Page 7 of 8)
--------------------------------------------------------------------------------

   lot number 119; on the South by the Allegheny River and on the West by Tenth:
   Street or by lands now or formerly of the Emlenton Refining Company, the said premises comprising all of Lots Numbers 120, 121, 122 and 123, as surveyed and numbered by M. W. Sage, A.D. 1877.

   PARCEL NO. 12 (09-04-51)

   BEGINNING at a point located on the northeastern corner of Lot No. 116, which is also the northwestern corner of Lot No. 115, as said Lots are marked and numbered on the plan of lots of the M. W. Sage Plan of the Borough of Emlenton laid out in 1877; thence along the line dividing said Lots Nos. 115 and 116, in a southerly direction, a distance of 99 feet and 11 inches, more or less, to a point on the bank of the Allegheny River; thence along said bank of the Allegheny River, South 55DEG. 57' East, a distance of 61 feet and 4 inches, to a point located at the southeast corner of said Lot No. 115, which is also the southwest corner of Lot No. 114 in said Plan; thence along the line dividing said Lots Nos. 115 and 114, in a northerly direction, a distance of 94 feet and 6 inches, more or less, to the south line of the right-of-way of the Penn-Central Railroad Company, formerly the Pennsylvania Railroad Company; thence along said south line of said Railroad Company's right-of-way North 55DEG. 57' West, a distance of 50 feet to the place of beginning.

   BEING all of Lot No. 115 as marked and numbered on the plan of lots of the Borough of Emlenton as surveyed and laid out by M. W. Sage in 1877.

   PARCEL NO. 13 (part. of 09-04-37)

   ALL that certain piece or parcel of land situate in the Borough of Emlenton, County of Venango, Commonwealth of Pennsylvania, known and designated as Lot Number 88 in the J. S. Devlin Survey or plan of lots of the Borough of Emlenton and also designated as Lot number 132 on the M. W. Sage plan and survey of the Borough of Emlenton as laid out in 1877. Being bounded on the North by Hill Avenue; on the South by the right of way of the Pennsylvania Railroad Company; and on the East and West by lands now or formerly of Quaker State Oil Refining Corporation, formerly of Porterfield and McCombs.

   PARCEL NO. 14 (part of 09-04-37)

   Bounded an the north by Hill Avenue, on the east by Lot No. 130, now or formerly of Elizabetha S. McCombs, on the south by Pennsylvania Railroad Right-of-way, and on the west by other lands of the Quaker State Oil Refining Corporation. The said premises are those designated as Lots Nos. 128 and 129 on the M. W. Sage Survey of the said Borough of Emlenton, made in 1877, A.D.

   PARCEL NO. 15 (09-04-37A)

   Bounded on the north by Hill Avenue; on the east by lands of Elizabetha S. McCombs; on the south by the Right of Way of the Pennsylvania Railroad Company and on the West by Tenth Street, being all of lot designated No. 124 in a plan and map of lots in the said Borough of Emlenton, made by M. W. Sage, A.D. 1877.

   PARCEL NO. 16 (part of 09-04-26)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
COMMITMENT NO.
     1990-0001                                                     (Page 8 of 8)
--------------------------------------------------------------------------------

   PARCEL NO. 16 (part of 09-04-26)

   Bounded on the south by Hill Avenue; on the east by lands of the estate of James J. Sheehan; on the west by lands of the Quaker State Oil Refining Corporation and on the north by an alley, the said premises having an extent of one hundred (100) feet on both the said Hill Avenue and the said alley, and one hundred and twenty (120) feet on the east and west lines, comprising all of Lots Nos. 306 and 309, as surveyed and numbered by M. W. Sage.

   PARCEL NO. 17 (part of 09-04-26)

   ALL of those two certain adjoining pieces of land situated in the Borough of Emlenton, designated Lot No. 310 and Lot No. 313, in M. W. Sage's survey and plan of the said Borough made A. D. 1877, having a frontage of one hundred
   (100) feet on Hill Avenue and extending therefrom northward, between parallel lines, one hundred and twenty (120) feet to an alley, being bounded on the east by lands now or formerly of Peter J. O'Brien, et ux, and on the west by lands now or formerly of Elisabetha S. McCombs and heirs of John C. Porterfield, deceased.

   PARCEL NO. 18 (09-04-06)

   Bounded on the north by an alley; on the east by lands nw or formerly of
   M. J. Glynn; on the south by Chestnut Street; and on the west by Tenth Street, the said premises having a frontage of 150 feet on Chestnut Street and an extent of one hundred and twenty (120) feet on Tenth Street, being designated Lot No. 353, 356 and 357 in the general plan of the Borough of Emlenton.

                      Schedule 3.1(b)(vi) Emlenton Vehicles



1985    Dodge Caravan                                  VIN:  1G1AW35K4CR198251

1969    GMC          Dump Truck                        VIN:  3550VHC094262

1973    Chevrolet    Dump Truck                        VIN:  CCM613V165153

1976    Chevrolet    Dump Truck                        VIN:  CCE616V114244

1977    Chevrolet    Welding Truck                     VIN:  CCT337B153964

1980    Chevrolet    Pickup                            VIN:  CCT34AB134702

1984    Dodge        Ram                               VIN:  1B7KD34W7ES323938

1987    Case         Tractor                           VIN:  12203148

1984    Chevrolet    S-10                              VIN:  1GCCT14BXE2203074

                Schedule 3.1(b)(vii) Emlenton Permits, Licenses,
                   Certificates of Occupancy and Registrations


PERMITS:

Water Quality Management (N.P.D.E.S.) Permit  PA 0002381

Water Quality Management Permit 6177202

Hazardous Waste Permit by Rule No. PAD004337127

Air Quality Operating Permit 61-302-014

Air Quality Operating Permit 61-312-001


REGISTRATIONS:

Underground Storage Tank Registrations for ten permanently out of service tanks.

Various registrations, aboveground storage tanks


CERTIFICATES OF OCCUPANCY:

None

                    Schedule 3.2(a) Coleville Station Assets

Real property and interests in real property:

     The tract listed below is conveyed under and subject to:

     a) any and all exceptions, reservations, rights of way and easements granted or reserved by Quaker State, or its predecessors in title;

     b) taxes and assessments, both general and special, which are a lien but not yet due and payable;

     c) zoning and other ordinances, laws, regulations and other governmental impositions, if any, in any way affecting the property and any improvements thereon;

     d) matters which may be discoverable by an accurate survey and inspection of the property;

     e) easements, rights of way and rights of passage, whether or not appearing of public record; and

     f)   those other matters listed below.

     COLEVILLE STATION/FEE PARCEL:
     United Refining Company to Quaker State Oil Refining Corporation, by Deed dated October 28, 1948 and recorded in McKean County, PA in Deed Book Volume 301, page 6.
SUBJECT TO Right-of-way to Pennsylvania Electric Company dated June 4, 1956. SUBJECT TO Right-of-way to North Penn Gas Company, dated August 8, 1974 and recorded in McKean County, PA in Deed Book Volume 487, page 117.

     COLEVILLE STATION LEASE:

     Barry et al. to McKean County Refining Company dated July 10, 1930 and of record in McKean County, PA in Deed Book Volume 215, page 471.

     RIGHT OF WAY AGREEMENTS:

     Raymond Estate to Quaker State Oil Refining Corporation, dated July 27, 1987 and recorded in McKean County, PA in Record Book 69, page 134.

Carpenter et al. to Quaker State Corporation, dated February 21, 1990.

Cosper et ux. to Quaker State Corporation, dated February 23, 1990.
     S. Johnson to Quaker State Corporation
     R. Johnson to Quaker State Corporation
     K. Vincia to Quaker State Corporation
     A. Brooder to Quaker State Corporation

-Others to be added-

Personal property:

3    Smith meters with 4 inch Roper unloading pump

2    4 inch Roper unloading pumps

1    Oil Well triplex discharge pump with two sets of spare plungers

1    Gardner-Denver duplex discharge pump (spare)

100 feet of Slick bar with accessories

1    55-gallon drum of Mobil oil (Alma 527)

Tank 8803--10,000 barrel capacity with floating roof

Tank 8806--11,000 barrel capacity with floating roof

Tank 8810--59,000 barrel capacity

Tank 8811--59,000 barrel capacity with floating roof

Tank 8819--67,000 barrel capacity with floating roof

Tank 8872--600 barrel capacity

Tank 8895--600 barrel capacity

                               Schedule 3.3(a)(i)

                     Product Equivalencies and Brand Names
                             to be Used for One Year


      Quaker State                                                  Petrowax
Product  No.   Product Name                                 Product No.    Product Name*
------------   ------------                                 -----------    ------------
*Waxes
600039         Q.S. 117/122 Special                         211700         Petrowax 1940 F.R. Paraffin
               Paraffin
600044         Q.S. 125/129 Semi-                           212500         Petrowax 2730 Scale
               Refined Paraffin Wax                                        Paraffin Wax
600051         Q.S. 127/129 Fully                           212700         Petrowax 2818 F.R. Paraffin
               Refined Paraffin
600073         145/150 Fully Refined                        214500         Petrowax 4718 F.R. Paraffin
               Paraffin Wax
               Q.S. 145/150 Unfiltered                      114500         Petrowax 4717 Unfltrd. Paraffin
               Paraffin
600031         Q.S. L-500 Superflex                         415000         Petrowax 5530 F.R. Micro Wax
               Micro Wax
600069         Q.S. L-700 Superflex                         417000         Petrowax 7530 F.R. Micro Wax
               Micro Wax
600058         Q.S. 130 PA Petrolatum                       069800         Petrowax 130 Petrolatum
600045         Q.S. 95/105 PA Petrol                        067800         Petrowax 95/105 Petrolatum
600091         Q.S. Poly-Flex Wax S-1                       701000         Petrowax 2727 Poly 1
600092         Q.S. Poly-Flex Wax S-2                       702000         Petrowax 2725 Poly 2
600047         Q.S. Poly-Flex Wax                           711000         Petrowax 2815 Poly 1
               1% Poly
600048         Q.S. Poly-Flex Wax                           702000         Petrowax 2812 Poly 2
               2% Poly
600038         Q.S. Superflex B                             783900         Petrowax 5535 B.R





*or any variant thereof.

                               Schedule 3.3(a)(ii)

                      Product Equivalencies and Brand Names
                         to be Used for the Term of the
                      Crude Oil Purchase and Sale Agreement


      Quaker State                                       Petrowax
Product No.  Product Name                       Product No.     Product Name*
-----------  ------------                       -----------     -------------
*Fuels
600001       Q.S. Sterling Gasoline             018900          Leaded Reg. Gasoline
600002       Q.S. Unleaded Gasoline             018700          Unleaded Reg. Gasoline
             Q.S. Premium Unl. Gas.             019100          Unleaded Prem. Gasoline
             Q.S. Kerosene Distillate           021000          Kerosene Distillate
600003       Q.S. No.1 Fuel Oil                 020100          No.1 Fuel Oil
600004       Q.S. No.2 Burner and Diesel Fuel   020200          No.2 Fuel Oil
600006       Q.S. No.6 Fuel Oil                 020600          No.6 Fuel Oil O.5S
600005       Q.S. 36/40 Fuel Oil                023600          36/40 Fuel Oil

*Lubes
600067       Q.S. 125 Neutral                   081200          Petrowax lube 125 Neutral
600086       Q.S. McK 450 Neutral               084500          Petrowax lube 450 Neutral
600011       Q.S. 150 Bright Stock              086000          Petrowax lube 15O Bright Stock
600018       Q.S. 600SR Cylinder Stock          046000          Petrowax lube 600SR Vac. Bottoms
600017       Q.S. 630/635 Flash Cylinder Stock  046300          Petrowax lube 630 Flash Vac. Bottoms
600016       Q.S. 650 Special Cylinder Stock    046500          Petrowax lube 650 Fire Vac. Bottoms
600010       Q.S. 2000/3000 Propane Resin       052600          Petrowax lube 2600 Vis. Resins





*or any variant thereof.

                Schedule 3.3(c) Customer Assets at the Facilities

None

            Schedule 3.3 (f) Computers and Data Processing Equipment

At Emlenton:


1    AT & T  2048T Modem


1    IBM 3174--51R Controller, Serial No. T0560


1    IBM 3192--CDO CRT, Serial No. N8862


1    IBM 3192--CDO CRT, Serial No. R0308


1    IBM 3192--CDO CRT, Serial No. 40302


1    IBM 3287--002 Printer, Serial No. C9755


1    IBM 3287--002 Printer, Serial No. D1120


1    IBM 3287--002 Printer, Serial No. D1121


At McKean:


1    AT & T 2048T Modem


1    AT & T 63A2 Modem mounting


1    IBM 3274--C61 Controller, Serial So. Y9709


1    IBM 3178--C30 CRT, Serial No. XT097


1    IBM 3178--C30 CRT, Serial No. XT100


1    IBM 3179--100 CRT, Serial No. GR240


1    IBM 3179--100 CRT, Serial No. DC454


1    IBM 3192--CDO CRT, Serial No. L9243


1    IBM 3192--CDO CRT, Serial No. 14888


1    IBM 3192--CDO CRT, Serial No. R0309


1    IBM 3192--CDO CRT, Serial No. 20447


1    IBM 3268--002 Printer, Serial No. 35766


1    IBM 3287--002 Printer, Serial No. 56963


1    IBM 3287--002 Printer, Serial No. 56964


1    IBM 3287--002 Printer, Serial No. 57139

                  Schedule 3.3(g) Type of Products in Inventory

Quaker State Finished Neutral

Quaker State Heavy Vis Neutral (450)

Quaker State Finished Bright Stock

Platformate (Finished Gasoline)

Mineral Seal Oil

Finished Micro Wax

Finished Paraffin Wax

Unleaded Gasoline

Distillate Fuel Oil

                        Schedule 3.4 Assumed Liabilities

MCKEAN:
------
RAILROAD AGREEMENTS:
-------------------

 1.     10-08-56     The Pennsylvania Railroad Company
 2.     10-23-52     The Pennsylvania Railroad Company
 3.     09-01-49     The Pennsylvania Railroad Company
 4.     09-26-79     Consolidated Rail Corporation
 5.     12-18-72     Penn Central Transportation Company
 6.     09-01-48     The Pennsylvania Railroad Company
 7.     09-01-38     Dickson, Receiver
 8.     04-01-41     The Pittsburgh, Shawmut and Northern Railroad Company
 9.     10-23-52     The Pennsylvania Railroad Company
10.     05-07-57     The Pennsylvania Railroad Company
11.     03-21-42     Dickson, Receiver
12.     12-20-48     The Pennsylvania Railroad Company
13.     12-15-48     The Pennsylvania Railroad Company
14.     05-04-48     The Pennsylvania Railroad Company
15.     06-22-32     Dickson, Receiver
16.     01-22-40     Dickson, Receiver
17.     07-13-48     The Pennsylvania Railroad Company
18.     06-14-48     The Pennsylvania Railroad Company
19.     07-09-81     Commonwealth of Pennsylvania
20.     02-01-37     Dickson, Receiver
21.     05-08-36     Dickson, Receiver
22.     07-17-84     Consolidated Rail Corporation
23.     07-20-84     Consolidated Rail Corporation
24.     12-20-84     The Pennsylvania Railroad Company
25.     12-10-48     The Pennsylvania Railroad Company
26.     12-10-48     The Pennsylvania Railroad Company
27.     12-10-48     The Pennsylvania Railroad Company
28.     04-01-41     Dickson, Receiver
29.     04-25-69     Penn Central Company
30.     11-02-48     The Pennsylvania Railroad Company
31.     12-31-47     The Pennsylvania Railroad Company
32.     12-29-49     The Pennsylvania Railroad Company

SUPPLY AGREEMENTS, PURCHASE ORDERS AND OTHER NONBINDING INFORMAL ARRANGEMENTS;

1. UOP Platforming Catalyst Supply Contract dated January 1, 1985, between Quaker State and Cataleasco, Inc., as specifically related to McKean Refinery.

2. Service Agreement dated June 1, 1978 between UOP Process Division of UOP, Inc. and Quaker State, as specifically related to McKean Refinery.

3.   Coal Supply Contract dated September 17, 1982 with Valley Coal & Supply,
     Inc.

 4.  North Penn Gas Co. Large Volume Service Agreement dated September 30, 1988

 5.  American Telephone & Telegraph

 6.  Culligan Water Conditioning, Inc.

 7.  United Parcel Service

 8.  Coyne Industrial Laundries

 9.  Allied Security

10.  Kex Copysource

11.  Xerox Corporation

LEASE:

12.  Commercial Lease dated October 1, 1989, with Cari Gross

RAILROAD AGREEMENTS:


13. Transportation Contract Number ICC CR-C-7552 (Conrail, Norfolk and Western Railway Co. and Southern Railway Co.)

14.  Transportation Contract Number ICC CR-C-7541 (Conrail)

15. Transportation Contract Number ICC CR-C-7788 (Conrail and Missouri Pacific Railroad Company)

16.  Conrail Lease 64-3156

17.  Conrail Lease 55-07160

18.  Union Tank Car Company (cars 57990, 57991, 57992, 57993, 57994, 58581,
     58950, and 58951)

19. General American Transportation Company (cars 66435, 66436, 66498, 66499, 66500, 66510, 66511, 66512, 77514, and 82842)

20. General American Transportation Company (cars 11825, 11827, 11828, 31562, 31563, 31564, 31566, 31567, 47152, 47155, 47156, 47157, 47161, 47176,
     69251, 69252, 69253, 69254, 69255, 69256, 69257, 69258, 69259, 69260,
     69261, 69262, 69263, 69264, 69265, 69266, 69267, 69268, 86452, 86453,
     86462, 86463, 86467, and 86732) - under option

21. General American Transportation Company (cars 14699, 47153, 47154, 47159, 47165, 47166, 47167, 47168, 47173, 47175, and 47179)

22.  Conrail Sidetrack Agreement Number 270191


EMLENTON:

UTILITIES:


1. Agreement dated February 13, 1989 with Pennsylvania Electric Company, for electric service.

 2. Service Agreement with Columbia Gas Transmission Corporation.

 3. Agreement for Gas Transportation Service dated August 12, 1988, with Columbia Gas of Pennsylvania, Inc.

 4.  United Telephone Co.

 5.  Emlenton Water Co.

 6.  Emlenton Area Municipal Authority

SUPPLY AGREEMENTS, PURCHASE ORDERS AND OTHER NONBINDING INFORMAL ARRANGEMENTS FOR SUPPLIES AND SERVICES:

 7.  Blanket purchase order dated January 9, 1989, R & J Resources, Inc.

 8.  Blanket purchase order dated January 9, 1989, DWL Coal Company.

 9.  Allied Security

10.  Service Master

11.  L.M.I. Development

12.  Servi-Clean Industries

13.  J.C. Ehrlich

14.  Rochester Midland Corp.

15.  United Parcel Service

16.  R & S Oil

17.  Exxon Company U.S.A.

18.  Arco Chemical Co.

19.  Interstate Chemical

20.  Textile Chemical Co.

21.  Englehard Minerals

22.  Hamler

23.  Custom Valve Repairs

24.  Fisher Scientific

25.  Gage Company

26.  R.N. Goss Gas Co.

27.  Leak Repairs

28.  Stewart Laboratories

29.  The Warren Co.

30.  Chemply Ind. Chem.

31.  NUS

32.  I.B.M.

33.  Venango Clarion Business Machines

34.  Monroe Systems

35.  Simplex

36.  McClearys Business Machines

37.  CTS Associates

38.  Diskwriter Inc.

                               Schedule 4.3(d)(i)

                 Fully Allocated February 1990 Processing Costs

VALUATION OF "AFTER MEK"                     (Valued at 90% of Market minus Cost)

QS Neutral Unfiltered
Neutral @ 100%                               100% x (90% of Market) - $2.836/B
  $2.836/B = Clay Finishing Cost

Unproc Neutral - Unext.
450 Neutral @ 96%                            96% x (90% of Market) - $6.180/B x 96%
FCC @ 4%                                     4% x (90% of Market)
  $2.836/B = Clay Finishing Cost
  $3.344/B = Furfural Extr. Cost

QS B.S. unfiltered
B.S. @ 100%                                  100% x (90% of Market) - $2.836/B
  $2.836/B = Clay Finishing Cost

600 Deresined - DROD
B.S. @ 94%                                   94%. x (90% of Market) - $6.392/B x 94%
Resid @ 6%                                   6% x (90% of Market)
  $2.836/B = Clay Finishing Cost
  $3.556/B = Furfural Extr. Cost


Paraffin Unfiltered
Para @ 100%                                   100% x (90% of Market) - $2.836/B
  $2.836/B = Clay Finishing Cost


VALUATION OF OTHER PRODUCTS                  (Valued at 90% of crude plus upgrade
                                             cost)


Unfinished Gasoline                          90% x (Crude cost + $1.006/B)
  $1.006/B = Atmos. Dist. Cost

Light Charging Stock                         90% x (Crude cost + $2.286/B)
  $1.006/B = Atmos. Dist. Cost
  $1.280/B = vac. Dist. Cost

Heavy Charging Stock                         90% x (Crude cost + $2.286/B)
  $1.006/B = Atmos. Dist. Cost
  $1.280/B = vac. Dist. Cost

Wax Dist./Heavy Dist.                        90%. x (Crude cost + 2.286/B)
  $1.006/B = Atmos. Dist. Cost
  $1.280/B = vac. Dist. Cost


                               Schedule 4.3(d)(i)

                 Fully Allocated February 1990 Processing Costs

VALUATION OF OTHER PRODUCTS      (Valued at 90% of crude plus upgrade
                                 cost)

Steam Ref. St. - Raw 600         90% x (Crude cost + $2.286/B)
  $1.006/B = Atoms. Dist. Cost
  $1.280/B = vac. Dist. Cost

600 Deresined - DRO              90% x (Crude cost + $11.546/B)
  $1.006/B = Atmos. Dist. Cost
  $1.280/B = vac. Dist. Cost
  $9.260/B = Propane Deres. Cost

Propane Resins                   90% x (Market price of resins)
Slop                             (Crude cost)

                            Schedule 6.3 Encumbrances

NONE

                     Schedule 3.1(b)(ii) Emlenton Easements,
                   Rights of Way and Rail Crossing Agreements

Right of Way Agreements:

Item           Date           Grantor                    Deed Book Reference
----           ----           -------                    -------------------

1.             07/06/87       Borough of Emlenton              898/953

2.             08/24/87       Milford et ux., et al.           899/232

3.             08/27/87       Grafo Colloids Corp.             898/956

4.             08/28/87       Whitmer et ux.                   898/961

5.             09/01/87       Shuart et ux.                    901/1

6.             09/21/87       Ritchey et ux.                   898/964

7.             02/11/88       Foust et ux.                     901/4

8.             02/29/88       Ritchey et ux.                   902/93

9              06/29/88       Grafo Colloids Corporation       905/1018

10.            03/01/89       Foust et ux.                     913/255




Rail Crossing Agreements:

None

                  Schedule 3.1(b)(iii) Emlenton Contracts and
                                Lease Agreements

Utilities:

 1. Agreement dated February 13, 1989 with Pennsylvania Electric Company, for electric service.

 2. Service Agreement with Columbia Gas Transmission Corporation and Columbia Gas of Pennsylvania, Inc. dated September 14, 1988.

 3. Agreement for Gas Transportation Service dated August 12, 1988, with Columbia Gas of Pennsylvania, Inc.

 4.  United Telephone Co.

 5.  Emlenton Water Co.

 6.  Emlenton Area Municipal Authority

Purchase orders and other nonbinding informal arrangements for supplies and services:

 7.  Blanket purchase order dated January 9, 1989, R & J Resources, Inc.

 8.  Blanket purchase order dated January 9, 1989, DWL Coal Company.

 9.  Allied Security

10.  Service Master

11.  L.M.I. Development

12.  Servi-Clean Industries

13.  J.C. Ehrlich

14.  Rochester Midland Corp.

15.  United Parcel Service

16.  B & S Oil

17.  Exxon Company U.S.A.

18.  Arco Chemical Co.

19.  Interstate Chemical

20.  Textile Chemical Co.

21.  Englehard Minerals

22.  Hamler

23.  Custom Valve Repairs

24.  Fisher Scientific

25.  Gage Company

26.  R.N. Goss Gas Co.

27.  Leak Repairs

28.  Stewart Laboratories

29.  The Warren Co.

30.  Chemply Ind. Chem.

31.  NUS

32.  I.B.M.

33.  Venango Clarion Business Machines

34.  Monroe Systems

35.  Simplex

36.  McClearys Business Machines

37.  CTS Associates

38.  Diskwriter Inc.

                        Schedule 6.4 Compliance With Laws

McKean Plant:

     1.  Requirements of 25 Pa. Code Section 129.55 relating to air emissions
from refineries:   (a) steam reciprocating pumps containing volatile organic
compounds without mechanical seals; (b) discharge to open sump from furfural extractor vacuum unit condenser.

     2. Failure to maintain annual reports pursuant to 40 C.F.R.761, and the Toxic Substance Control Act, for certain years.

     3. Use of an independent contractor, E.T.S.S., Inc. for dewatering of API separator sludge and DAF float on-site. This contractor did not have a permit for treatment of hazardous waste.

     4. Drying of flyash/bauxite fines from waste water separator on-site. No permit for such activity has been located.

Emlenton:

     1. Potential flooding of wax-water separator and API separator, resulting in untreated discharge.

     2. There is a possibility that several PCB--contaminated transformers are on-site; a number of transformers which could contain PCB's have not been fully tested and cannot be until a partial plant down time occurs.

     3. There is a possibility that on occasion small quantities of lab wastes and solvents may have been disposed; Pennsylvania has no counterpart to the federal DE MINIMUS rule for hazardous waste mixtures.

                                 SCHEDULE 6.5(a)

                              PERMITTED EXCEPTIONS

A. MCKEAN PLANT - the following items shown in Part II of Schedule B of Ticor Title Insurance Company Title Commitment No. 1990-0002 dated January 12, 1990: ("McKean Commitment"):

    2(a) - limited to rights of tenants under leases set forth in schedule to be attached to policy.

    2(b) and 2(c), modified by endorsements insuring absence of encroachments or boundary line disputes, as shown by the boundary and right of way surveys prepared by E&M Engineers and Surveyors.

    3(a) and (b), to the extent a lien but not yet due and payable.

     11-13, inclusive.

     15-16 - if surveyor confirms this applies to McKean.

     16-17

     19-23, inclusive

     26-30, inclusive

     31

     35-37, inclusive

     39

    Survey readings reflecting encroachment upon Conrail property by brick building and asphalt road, provided title company affirmatively insures Buyer will not be obligated to remove such improvements.

B. EMLENTON WAX PLANT - the following items in Part II of Schedule B of Ticor Title Insurance Company Commitment No. 1990-0001 dated January 12, 1990 ("Emlenton Commitment"):

     2(a), limited as for McKean Plant.

     2(b) and 2(c), modified as for McKean Plant.

     3(a) and (b), to the extent a lien but not yet due and payable.

    27, with affirmative insurance that right of way may be used only for railroad purposes.

    28-33, inclusive

    35

    37

    38

    A standard exception for riparian rights of third parties in Allegheny
River.

    Survey reading reflecting streets shown on Sage Plan dated 1877, but policy to insure ownership by Buyer to center line of such streets.

    Exception for rights of owner of Lot 316 to ingress and egress.

                                 Schedule 6.5(b)

                       EXCEPTIONS TO BE REMOVED BY SELLER

A.  MCKEAN PLANT - the following items from McKean Commitment:

    Schedule B, I - requirements (a) through (i).

    Schedule B, II - Exceptions 1, 2(d), 4 through 10 and 24.

B.  EMLENTON WAX PLANT - the following items from Emlenton Commitment:

     Schedule B, I - requirements (a) through (g).

     Schedule B, II - Exceptions 1, 2(d), 4 through 26.

     Frame shed near Kerr Avenue to be removed.

            Schedule 6.6(a) Encumbrances and Third Party Rights and
                         Interests in Personal Property


None

                 Schedule 6.6(b) Personal Property Constituting
                         Process Units at the Facilities

Emlenton:

     MEK deoiling unit
     Bauxite filtering unit
     Waste water treatment plant
     Boiler house
     Rerun units
     Miscellaneous tanks, pumps, piping, conveyors, tools, laboratory equipment, and office furniture and equipment
     Electrical and natural gas systems

     Inactive units:

          Crude distillation unit
          Unifiner/platforming unit
          Furfural extraction unit
          Lube blending equipment
          Loading rack

McKean:

     Crude distillation unit
     Unifiner/platforming/isom unit
     Propane deresining unit
     MEK dewaxing unit
     Furfural extraction unit
     Boiler house
     Filter house
     Rerun units
     Waste water treatment plant
     Lube blending plant
     Loading racks
     Miscellaneous tanks, pumps, piping, conveyors, tools, laboratory equipment and office furniture and equipment
     Electrical and natural gas systems
     Five personal computers and associated peripheral equipment
     The special purpose packaging plant building
     Such rhenium and platinum as may be contained at the time of Closing in the catalyst in use in process units

Both Plants:

     Such personal property, machinery and equipment listed in the appraisals of both plants done by Valuation Engineers, Inc. as has not been removed, destroyed, discarded, replaced or sold by Seller prior to July 5, 1989, and has not been removed or replaced in the ordinary course of business since July 5,
1989.   In particular, the packaging plant equipment at the McKean Plant has been removed by Seller prior to the date hereof.

              Schedule 6.8 Permits, Licenses, Approvals, Consents, Franchises and Authorizations Associated with the Facilities

McKean:

NPDES Permit No. PA 0002372
Water Quality Management Permit No. 4277201
Water Quality Management Permit No. 4271201
Air Pollution Control Permit No. 42-302-009A
Air Pollution Control Permit No. 42-312-023
Air Pollution Control Permit No. 42-312-001
Air Pollution Control Permit No. 42-312-017
Hazardous Waste Permit PAD046761763
Federal Registration for tax free transactions (fuel and gasoline) -Form 637 Pennsylvania Liquid Fuels Tax
Pennsylvania Oil Franchise Tax
Pennsylvania Diesel Fuel Use Tax
New York Sales and Use Tax prepayment on gasoline
New York Gasoline Tax
New York Report of Bulk Sales of Diesel Fuels
Pennsylvania Sales and Use Tax
Underground Storage Tank registrations:
     500 gallon underground storage tank, Number 001
Various registrations, above ground storage tanks
Pending Application for Wetlands Encroachment Permit

Emlenton:

Solid Waste Disposal Permit 300619 (not to be transferred to Buyer)
Water Quality Management (N.P.D.E.S.) Permit PA 0002381
Water Quality Management Permit 6177202
Hazardous Waste Permit by Rule No. PA D004337127
Air Quality Operating Permit 61-302-014
Air Quality Operating Permit 61-312-001
Underground Storage Tank Registration for Tank number 114 (withdrawn and not to be transferred to Buyer) and ten permanently out of service tanks Various registrations, above ground storage tanks

Coleville:

Underground Storage Tank registration for 10,000 gallon tank, Facility ID# 42-14516
Pennsylvania Fire Marshall Permits
Air Quality Control Permits 42-312-011 and 42-312-007
Pennsylvania Department of Transportation
     Hazardous Materials Terminal registration

                             Schedule 6.9 Litigation

Quaker State Corporation v. Commonwealth of Pennsylvania, Department of Environmental Resources, Case No. 284 MD 1989 in the Commonwealth Court of Pennsylvania

Weber v. Quaker State Corporation, No. 3562 1987 Term, in the Court of Common Pleas of Philadelphia County, Pennsylvania

Worker's Compensation claims (all at McKean Plant):

     Jim Arthurs
     Thomas Brown
     Ray Keech

Unemployment Compensation claim:

    M. Norgrove

Labor Grievance:

    Keith Owen, dated February 26, 1990 (Emlenton Plant)

                        Schedule 6.10 Insurance Policies

Home Indemnity Company Policy No. GLR989018 (General Liability Insurance)

Home Indemnity Company Policy No. BAK980260 (Business Auto Policy)

Umbrella/Excess Liability Insurance:

     National Union Fire Insurance Company Policy No. 307-77-22
     California Union Insurance Company Policy No. 2CXD09846
     Pacific Employers Insurance Company Policy No. XCC028363
     American Zurich Insurance Company Policy No. CE0132827402
     I.N.A. Policy No. XCPG10237543
     Lexington Insurance Company Policy No. 5567113
     Agricultural Excess and Surplus Policy No. X50007147
     American International Underwriters (A.I.U.) Policy No. 75104898

Pennsylvania Manufacturers' Association Policy No. 20890070-40-03-3 (Pennsylvania Workers' Compensation)

Lloyd's Policy Number L89253--Sudden and Accidental Pollution Liability

Industrial Risk Insurers (Blanket Property Coverage)

Kemper Insurance Group Policy No. 3XCL11149601 (Boiler and Machinery Insurance)

                   Schedule 6.11 Labor and Employment Matters

(i) Agreement between Quaker State Corporation, Emlenton Plant and Oil, Chemical and Atomic Workers International Union, Local 8-481

     Agreement between Quaker State Corporation, McKean Plant and Oil, Chemical and Atomic Workers International Union, Local 8-607

(ii) Quaker State Corporation Salaried Welfare Benefits Plan

     Quaker State Corporation Pension Plan for Salaried Employees

     Quaker State Corporation Thrift and Stock Purchase Plan

     Quaker State Corporation Employee Stock Ownership Plan

     Quaker State Corporation Severance Plan

     Quaker State Corporation Stock Option Plan

     Quaker State Corporation Pension Plan for Hourly Employees

     Quaker State Corporation Hourly Welfare Benefits Plan

                       Schedule 7.3 Conflicts and Consents

None


5111P

                    Schedule 8.8 Third Party Handling Charges
             (Gordon Terminal Service Co. 1989 at McKees Rocks, PA)

1.  Receipt by barge and tank storage of oils
    (no charge for additive)                                $0.0287/gal.*

2.  Receipt of oils by tank car or tank truck               $0.015/gal.*

3.  Blending of base oils (no additives)                    $0.02/gal.

4.  Compounding                                             $0.03/gal.

5.  Minimum Blends - Charges to blend and compound
                      less 3,300 gallons                    $0.0300/gal.

6.  Bulk loading fee (5,000 gal. min. load)
    1 Product                                               $0.01/gal
    2 Products (minimum per product 1,000 gal.)              0.0125/gal.
    3 Products (minimum per product 1,000 gal.)              0.015/gal.
    4 Products (minimum per product 1,000 gal.)              0.0175/gal.

7.  Fill/Ship
    55 gallon drums                                         $0.0765/gal.
    16 gallon drums                                          0.1060/gal.
     5 gallon pails                                          0.1765/gal.

8.  Storage (filled containers on inventory at end of month)
    55 gallon drums                                         $0.82/dr./mo.
    16 gallon drums                                          0.38/dr./mo.
     5 gallon pails                                          0.236/dr./mo.

9.  Additive Tank Rental                                    $550/month

10.  Pallets                                                Cost + 10%

11.  Weighing Charges:
       Charges cover empty and full weighing
       on Gordon's Certified truck scale                    $1.50/weighing





Note:  Quaker State Corp. ("QSC"); Petrowax Pa Inc. ("PPI")

QSC charges to PPI: The fees for receiving, storing and bulk loading slack wax at Congo will be based on the prices quoted under #1 and the "1 Product" heading under #6 above.

PPI charges to QSC: Tank storage of products at PPI and truck loading fees will be based on #1 and on the applicable charges under #6 above.

If QSC requests PPI to blend any products, blending charges will be based on the blending rates and other applicable fees quoted above.

With respect to deliveries of slack wax at Congo, PPI will be charged for any applicable bankermen and third party inspection charges.


* Products requiring heat in the storage tanks and heat to unload tank cars or barges will carry a surcharge for heating costs.